Exhibit 10.44
COLLABORATION AND LICENSE AGREEMENT
by and between
ONCOGENEX TECHNOLOGIES INC.
and
TEVA PHARMACEUTICAL INDUSTRIES LTD.

*	Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

i

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is made as of December 20, 2009 (“Effective Date”), by and between ONCOGENEX TECHNOLOGIES INC., a corporation incorporated under the laws of Canada and having its principal office at 400 — 1001 West Broadway, Vancouver, British Columbia, Canada V6H 4B1 (“OGX”), and TEVA PHARMACEUTICAL INDUSTRIES LTD., a limited liability company organized and existing under the laws of Israel and having its principal office at Petah Tiqva 49131, Israel (“Teva”).
B A C K G R O U N D:
OGX is engaged in the development and commercialization of new cancer therapies that address treatment resistance in patients with cancer, and Controls the OGX Intellectual Property and is currently developing a Licensed Compound (as such terms are hereinafter defined) for the treatment of patients with cancer;
Teva and its Affiliates have experience in the development and commercialization of pharmaceutical products; the Parties wish to collaborate to develop and commercialize Licensed Compounds and Licensed Products; Teva desires to obtain the exclusive worldwide right and license to further develop and thereafter commercialize Licensed Compounds and Licensed Products in the Field (as such terms are hereinafter defined) and to grant OGX an option to co-promote Licensed Products in the United States and Canada; and OGX desires to grant to Teva such exclusive worldwide right and license and to obtain such option, all on the terms and conditions set forth below;

Concurrently with the execution of this Agreement, OGX’s parent, OncoGenex Pharmaceuticals Inc. (“Parent”), and Teva are executing (a) a stock purchase agreement, and (b) a guaranty by Parent of OGX’s obligations hereunder; and
OGX and Teva intend to execute after the Effective Date a pharmacovigilance agreement in connection with development activities under this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:
1.1 “Act” means the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.
1.2 “Advanced Reimbursement” means the payment by Teva to OGX for actual Development Expenses, as provided in Section 4.1(a) and Schedules 4.1 and 4.3.

1.3 “Affiliate” means with respect to a Party: (a) any corporation or business entity of which more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest entitled to elect management of the entity (a “Controlling Interest”) are owned, controlled or held, directly or indirectly, by the Party; (b) any corporation or business entity which, directly or indirectly, owns, controls or holds a Controlling Interest of the Party; or (c) any corporation or business entity of which, directly or indirectly, an entity described in the immediately preceding subsection (b) controls or holds a Controlling Interest.
1.4 “Agreement Term” has the meaning set forth in Section 8.1(b).
1.5 “Anniversary Date” means an anniversary of the Effective Date.
1.6 “ASO” means an antisense oligonucleotide compound (reverse of/complementary to the sense strand messenger RNA), or analog, mimic or mimetic thereof, having a sequence that is at least 6 bases long and that modulates expression of a gene target via the binding, partially or wholly, of such compound to a mRNA or pre-mRNA of such gene target.
1.7 “Authorized Generic Product” has the meaning set forth in Section 2.6.
1.8 “Authorized Generic Royalty Term” means, with respect to a particular Licensed Product on a country by country basis, the period commencing on the date of the first commercial sale of an Authorized Generic Product of such Licensed Product in the applicable country and expiring on the date of the first commercial sale of the [***] of such Licensed Product commercialized by Third Parties (for clarity, not including the Authorized Generic Product) in such country.
1.9 “Bankruptcy Code” has the meaning set forth in Section 8.3.

1.10 “Breaching Party” has the meaning set forth in Section 8.2(b)(i).
1.11 “Business Day” means any calendar day, except that if an activity to be performed or an event to occur falls on a Friday, Saturday, Sunday or a day which is recognized as a national holiday in the place of performance of an applicable activity or occurrence of an applicable event, then the activity may be performed or the event may occur on the next day that is not a Friday, Saturday, Sunday or such nationally recognized holiday.
1.12 “Calendar Quarter” means for each Calendar Year, each of the three (3) consecutive month periods ending March 31, June 30, September 30 and December 31; provided, however, that the (a) first Calendar Quarter of any period specified under this Agreement shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) last Calendar Quarter shall end upon the expiration or termination of this Agreement.
1.13 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that the (i) first Calendar Year shall commence on the Effective Date and end on December 31, 2009, and (ii) last Calendar Year shall end upon expiration or termination of this Agreement.
1.14 “C.F.R.” means the United States Code of Federal Regulations.

1.15 “Change of Control” means with respect to a Party, the occurrence of any related transactions that results in any of the following:
(a) any Third Party that was not, as of just prior to the transaction, the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting equity of the Party becomes (after such transaction) the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting equity of the Party whether as a result of issuances, redemptions, repurchases or transfers of voting equity or otherwise; or
(b) the Party consolidates with, or merges with or into, a Third Party or sells, assigns, conveys, transfers, leases or otherwise disposes of all, or substantially all, of its assets to a Third Party, or a Third Party consolidates with, or merges with or into, the Party, in any such event pursuant to a transaction in which the outstanding voting equity of the Party is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the persons who were the beneficial owners of the outstanding voting equity of the Party immediately prior to the transaction are not the beneficial owners, directly or indirectly, of at least fifty percent (50%) of the total voting equity of the surviving or transferee entity.
1.16 “Clinical Development Plan” or “CDP” has the meaning set forth in Section 3.5(a).
1.17 “Clinical Study” or “Clinical Studies” means any studies of a Licensed Compound or a Licensed Product conducted on humans.
1.18 “Clusterin” means (a) the protein commonly known as clusterin, having the official symbol CLU, and which is also referred to as Testosterone Repressed Prostatic Message-2 (TRPM-2) and Sulphated Glycoprotein-2 (SGP-2), (b) the gene target, including its [***], that codes for such protein known as clusterin, or (c) any form of RNA that codes for the protein known as clusterin or is transcribed from the clusterin gene.

1.19 “CMC” means chemistry, manufacturing and controls as specified by the FDA, EMEA or other Regulatory Authorities.
1.20 “Combination Product” means a Product in final form containing at least one Licensed Compound as a pharmacologically active ingredient and one or more other active pharmaceutical ingredients in all dosage forms, formulations, presentations, line extensions and package configurations. For clarity, a Combination Product is considered a Licensed Product. As used herein, the term “active pharmaceutical ingredient” means a pharmacologically active ingredient and does not include excipients, controlled-release compositions, materials to increase bioavailability, formulation compositions, and delivery means.
1.21 “Commercialize” or “Commercialization” means to undertake activities, or those activities undertaken, with respect to the promotion, marketing, sale, supply, commercial manufacture, import, export, distribution and other commercialization of a Licensed Compound or Licensed Product, and including any necessary educational, post-approval Clinical Studies and pre-launch activities related to such commercial activities for the Licensed Compound or Licensed Product.
1.22 “Commercially Reasonable Efforts” means:
(a) with respect to a task or obligation of Teva under this Agreement, exerting such efforts and employing such resources as would normally be exerted or employed by Teva in conducting such tasks or obligations for its other drug candidates and pharmaceutical products of a comparable stage of development and commercial potential, taking into account the cost effectiveness of efforts or resources, the competitiveness of alternative compounds or products that are or are expected to be in the marketplace, the patent and other proprietary position of the compound or product, the likelihood of regulatory approval, the profitability of the compound or product and alternative compounds or products and any other factors reasonably relevant to assessing the commercial reasonableness of expending efforts and resources;

(b) with respect to a task or obligation of OGX under this Agreement, exerting such efforts and employing such resources as would normally be exerted or employed by biotechnology companies of reasonably similar size and resources in conducting such tasks or obligations for other drug candidates and pharmaceutical products owned by such companies that are of a comparable stage of development and commercial potential, taking into account the cost effectiveness of efforts or resources, the competitiveness of alternative compounds or products that are or are expected to be in the marketplace, the patent and other proprietary position of the compound or product, the likelihood of regulatory approval, the profitability of the compound or product and alternative compounds or products and any other factors reasonably relevant to assessing the commercial reasonableness of expending efforts and resources.
1.23 “Control” means, with respect to particular Know-How or Intellectual Property rights, that the applicable Party (or its Affiliate) owns or has a license (or sublicense) to such Know-How or Intellectual Property and has the ability to grant to the other Party the rights and licenses under such Know-How or Intellectual Property as provided for in this Agreement without violating the terms of any agreement or other binding arrangement the granting Party has with any Third Party.

1.24 “Co-Promotion Activities” means those activities undertaken by OGX pursuant to the Co-Promotion Agreement in conducting or in support of the promotion of Licensed Products in the United States and Canada, as contemplated and set forth in Section 3.7 and Schedule 3.7.
1.25 “Co-Promotion Agreement” shall have the meaning set forth in Section 3.7(e).
1.26 “Co-Promotion Option” shall have the meaning set forth in Section 3.7(b).
1.27 “Co-Promotion Option Term” shall have the meaning set forth in Section 3.7(b).
1.28 “CRPC” means castrate resistant prostate cancer.
1.29 “Data” means any and all research data, pharmacology data, preclinical data, clinical data, and CMC data generated with respect to the Licensed Compound or Licensed Product.
1.30 “Data and Safety Monitoring Board” or “DSMB” means an independent board set up specifically to review and monitor data throughout the duration of a Clinical Study and for making recommendations concerning the continuation, modification and termination of the study as it is being conducted.

1.31 “Develop” or “Development” means to undertake activities, or those activities undertaken, which are devoted to Clinical Studies of a Licensed Compound or Licensed Product or are directed toward the research, quality issues, pre-clinical issues, toxicology issues, publication, Regulatory Approval, formulation, production of clinical trial materials or CMC of such Licensed Compound or Licensed Product, all with the goal of seeking and obtaining Regulatory Approval of the Licensed Compound or Licensed Product.
1.32 “Development Expenses” means (a) those out-of-pocket Development costs and expenses paid by OGX to Third Parties pursuant to the Clinical Development Plan (including any budgets promulgated thereunder and approved by the JSC), to the extent such costs and expenses are approved by the JSC, (b) the direct costs incurred by OGX, measured at the FTE Rate based on the FTEs actually applied by OGX for the OGX employees who perform those activities related to the conduct of the Clinical Studies specified in the Clinical Development Plan, in all cases in accordance with the budget approved by the JSC therefor, or related to terminating a Clinical Study for safety or futility in accordance with Section 3.5(c)(iii), to the extent such costs are approved by the JSC, and (c) the actual costs incurred by OGX prior to the Effective Date as set forth on Schedule 4.3, with all of the foregoing (under subsections (a), (b) & (c) above) subject to receipt of appropriate supporting documentation in form and substance reasonably acceptable to Teva.
1.33 “Disputed Claim” has the meaning set forth in Section 9.4(b).
1.34 “Dollar” or “$” means the lawful currency of the United States.
1.35 “Drug Approval Application” means an application for Regulatory Approval in a regulatory jurisdiction, together with all subsequent submissions, supplements and amendments thereto (which, for clarity, includes NDAs and MAAs).

1.36 “Effective Date” has the meaning set forth in the Preamble of this Agreement.
1.37 “EMEA” means the European Medicines Agency and any successor agency having substantially the same functions or, if the mutual recognition procedure is used for the Licensed Product in the EU, any governmental authority having the authority to regulate the sale of medicinal or pharmaceutical products in any country in the EU.
1.38 “EMEA Approval” means all authorizations by the EMEA which are required for the marketing of a Licensed Product in the EU.
1.39 “Estimated Launch Date” means the date, as estimated by Teva acting reasonably and in good faith, that the First Commercial Sale in the U.S. of a Licensed Product is predicted to occur.
1.40 “EU” means the European Union and all countries that are member states of the European Union at any time during the Agreement Term.
1.41 “EU Market Payment Event” means on an indication-by-indication basis, the earlier of (a) the date that is [***] after a First Commercial Sale of a Licensed Product for the given indication in a Primary EU Market, provided Teva is still selling the Licensed Product in the Primary EU Market at the end of such [***] period; or (b) the date on which aggregate Net Sales of a Licensed Product for the given indication in the Primary EU Markets exceeds [***] dollars [***].

1.42 “EU [***]Approval” means, for a particular Licensed Product in a given Primary EU Market, [***] and [***] approval for such Licensed Product by the appropriate Regulatory Authority in such Primary EU Market.
1.43 “Existing IND” shall have the meaning set forth in Section 3.6(b).
1.44 “Expense Report” shall have the meaning set forth in Section 4.3.
1.45 “FDA” means the Food and Drug Administration of the United States Department of Health and Human Services and any successor agency thereto having substantially the same functions and authority.
1.46 “FDA Approval” means all authorizations by the FDA which are required for the marketing of a Licensed Product in the United States as defined in 21 C.F.R. Section 314.105.
1.47 “Field” means the prevention, diagnosis or treatment of any disease or medical condition in humans.
1.48 “First Commercial Sale” means, on a country by country and Licensed Product by Licensed Product basis, the first sale to a Third Party, for end use or consumption by a patient, of the applicable Licensed Product in the subject country for which payment is received by Teva, its Affiliates or sublicensees after receipt of all Regulatory Approvals in such country, excluding for purposes of clarity, registration samples, transfers (without compensation) for compassionate use, use in Clinical Studies and so called “treatment IND sales” and “named patient sales.”

1.49 “FTE” means the actual work time of the particular individual applied to the particular task.
1.50 “FTE Rate” means the FTE personnel cost on an hourly basis, by functional area, incurred by OGX in connection with the Development activities as set forth on Schedule 1.50 and the Co-Promotion Activities as set forth in Schedule 3.7. Commencing January 1, 2011, the FTE Rate shall be changed annually by the JSC to reflect any year-to-year percentage increase or decrease (as the case may be) in the Consumer Price Index for the US City Average (all times) (the “CPI”), based on the change in the CPI from the most recent index available as of the most recent such adjustment (or the Effective Date with respect to the first such adjustment) to the most recent index available as of the date of the calculation of such revised FTE Rate.
1.51 “GAAP” means generally accepted accounting principles in the United States, consistently applied.
1.52 “Generic Competition” shall be deemed to exist, with respect to a particular Licensed Product being sold in a particular country, if after the Generic Launch Date in such country with respect to such Licensed Product the aggregate total Net Sales of such Licensed Product in such country in any [***] after such Generic Launch Date are at least [***] less than the aggregate total Net Sales of such Licensed Product in the [***] completed just prior to the Generic Launch Date.
1.53 “Generic Competition Event” means the occurrence of Generic Competition.

1.54 “Generic Competition [***]” means, with respect to a Generic Competition Event, any one of [***] beginning on the first day of the [***] after the [***] in which the Generic Competition Event occurred.
1.55 “Generic Launch Date” means, with respect to any Generic Product of a particular Licensed Product, on a country-by-country basis, the date of the first sale by a Third Party, for end use or consumption by a patient, of the applicable Generic Product in the subject country.
1.56 “Generic Product” means, with respect to a Licensed Product in a country, a Product sold by a Third Party (excluding, for clarity, sublicensees of Teva or its Affiliate) in such country containing as an active pharmaceutical ingredient the same chemical compound as the Licensed Compound that is an active pharmaceutical ingredient in such Licensed Product, and that has been approved for sale or introduction into interstate commerce by reference to such Licensed Compound or Licensed Product pursuant to (a) [***] or [***] of the Act; (b) [***] or [***] of [***]; or (c) any similar approval in any other country, which approval is based on reference to the Regulatory Approval for such Licensed Product in such country (or, if applicable and permitted by Applicable Law in the country, such Regulatory Approval(s) in another country), but excluding all Authorized Generic Products.
1.57 “[***]” means [***], a biotechnology company with a head office in [***].
1.58 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.59 “HSR Rules” means the Premerger Notification Rules to the HSR Act.
1.60 “[***]” means [***], a biotechnology company with a head office in [***].
1.61 “Improvement” means any idea, invention, discovery, improvement and other Know-How, patentable or otherwise, made, created, developed, conceived or reduced to practice by a Party’s or its Affiliates’ employees, agents, contractors or other persons acting under or pursuant to its or their authority, pursuant to activities relating to or contemplated by this Agreement during the Agreement Term (including under or pursuant to the Clinical Development Plan), that are based on, relate to, or result from access to OGX Intellectual Property, Licensed Compounds and Licensed Products, including all Intellectual Property therein. “Improvements” may include developments in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, indication, methods of use or packaging or sale relating to the Licensed Compounds or Licensed Products, but shall exclude any such Know-How to the extent related solely to any other proprietary compounds of OGX that are not Licensed Compounds or Licensed Products.
1.62 “IND” means an Investigational New Drug application, as described in 21 C.F.R. Section 312.23, filed for purposes of conducting Clinical Studies on a Licensed Compound or Licensed Product in the Field in accordance with the requirements of the Act and the regulations promulgated thereunder, including all supplements and amendments thereto, and any analogous application and process required by a Regulatory Authority in a country or regulatory jurisdiction elsewhere in the Territory in order to conduct Clinical Studies on a Licensed Compound or Licensed Product in the Field in such country or regulatory jurisdiction.

1.63 “Insurance” has the meaning set forth in Section 9.6(a).
1.64 “Intellectual Property” means Patent Rights, Know-How and Trademarks collectively, or any part thereof.
1.65 “Isis” means Isis Pharmaceuticals, Inc., a biotechnology company with a head office in Carlsbad, California.
1.66 “Joint Improvement” has the meaning set forth in Section 6.1(a)(ii).
1.67 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.5(d)(i).
1.68 “Know-How” means all know-how, proprietary information and technology, including trade secrets, inventions, developments, discoveries, methods, techniques, formulations, data, results, reports, improvements and other information, whether or not patentable.
1.69 “Knowledge” means, as attributed to a particular Party, the actual knowledge of the senior executives of such Party or its Affiliates or of the management employees of a Party or its Affiliates having principal direct responsibility for the activities of the Party or its Affiliates to which the knowledge relates.

1.70 “Label(ing)” shall have the same meaning as defined in the Act and as interpreted by the FDA, and any analogous Laws as interpreted by the applicable Regulatory Authorities elsewhere in the Territory.
1.71 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any governmental authority and applicable to the specific circumstance or situation.
1.72 “Licensed Compound” means (a) OGX-011, or (b) any other ASO that targets Clusterin, in a manner that modulates the expression of Clusterin, and is claimed or covered by (i) OGX Patent Rights listed on Schedule 1.88, or (ii) any additional Patent Rights that are Controlled by OGX during the Agreement Term, and [***], but excluding, for clarity, the OGX molecules referred to as OGX-427 and OGX-225.
1.73 “Licensed Product” means a Product containing a Licensed Compound as an active pharmaceutical ingredient.
1.74 “Losses” means any and all damages, awards, settlement amounts, assessments, fines, dues, penalties (including penalties imposed by any governmental authority), costs, fees, liabilities, obligations, taxes, liens, losses, and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) awarded or otherwise paid or payable to Third Parties.
1.75 “MAA” means a marketing authorization application submitted to the EMEA to obtain European commission approval for the marketing of the Licensed Product in the EU, together with all subsequent submissions, supplements and amendments thereto.

1.76 “NDA” means a new drug application, as described in 21 C.F.R. Section 314.50, submitted to the FDA to obtain approval for the marketing of a Licensed Product in the U.S., together with all subsequent submissions, supplements and amendments thereto.
1.77 “Net Sales” means the gross sales amount (as invoiced or otherwise charged) for the sale of Licensed Products, in any form or packaging, to Third Parties by Teva, its Affiliates and sublicensees, less the following deductions (to the extent actually allowed or incurred based on such sale and included in such gross sales amount):
(a) quantity and/or cash discounts off of the invoiced price;
(b) customs, duties, sales and similar taxes;
(c) amounts allowed or credited by reason of rejections, return of goods (including as a result of recalls, market withdrawals and other corrective actions), and retroactive price reductions or allowances specifically identifiable as relating to a Licensed Product including allowances and credits related to inventory management or similar agreements with wholesalers;
(d) amounts incurred resulting from government (or any agency thereof) mandated rebate programs in the Territory;
(e) Third Party rebates, patient discount programs, administrative fees and chargebacks or similar price concessions related to the sale of a Licensed Product;

(f) bad debt allowed and recognized by Teva for accounting purposes as not collectible, provided however that if a bad debt allowance is reduced in any subsequent Calendar Quarter, such reduced amount will be added back to the gross sales amount for purposes of calculating Net Sales);
(g) expenses for insurance, freight, packing, shipping and transportation; and
(h) to the extent agreed by the Parties in writing, such agreement not to be unreasonably withheld, any other specifically identifiable appropriate allowances or deductions to the extent such amounts are included in a Licensed Product’s gross sales amount and are credited and are similar to those deductions listed above, all in accordance with GAAP.
All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to the Licensed Product in accordance with GAAP. To the extent that the applicable Licensed Product is sold in a bundle or other combination with other products or services of Teva or its Affiliates or sublicensee such that the Licensed Products and such other products have discounts, allowances, credits, rebates or other deduction applied as a group, then all such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to the Licensed Product in a manner such that the Licensed Products do not bear a disproportionate portion of all such deductions. For the avoidance of doubt, Net Sales shall not include sales by Teva to its Affiliates or sublicensees for resale; provided that, if Teva sells a Licensed Product to an Affiliate or sublicensee for resale, then the Net Sales calculation shall include the amounts invoiced by such Affiliate or sublicensee to Third Parties on the resale of such Licensed Product. For purposes of this Agreement, the term “sale” shall include other commercial dispositions for value, but shall not include transfers or other distributions or dispositions of a Licensed Product, at no charge, for regulatory purposes, clinical trials, samples, free products or in connection with patient assistance programs administered by or on behalf of Teva or its Affiliates or other charitable purposes or to physicians or hospitals for promotional purposes or other similar uses. A Licensed Product shall be considered “sold” only when billed or invoiced.

1.78 “New Indication” means any indication in the Field that is not first-line CRPC, second-line CRPC, or first-line non-small cell lung cancer.
1.79 “[***]” means [***], a global pharmaceutical company with a head office in [***].
1.80 “OGX-011” means the antisense inhibitor of Clusterin having the sequence 5’-MeCAGMeC AGC AGA GTC TTC A MeU MeCAMeU, where underlined residues are 2’-methoxyethylnucleosides (MOE) and phosphorothioate linkages throughout, also referred to as OGX-011 or [***].
1.81 “OGX-225” means (a) the bi-specific antisense inhibitor of insulin-like growth factor binding protein-2 and insulin-like growth factor binding protein-5 having the sequence 5’-CAGCAGCCGCAGCCCGGCTC-3’ where underlined residues are 2’-methoxyethylnucleosides (MOE) and phosphorothioate linkages throughout; and (b) any other ASO that is covered by or based on any OGX intellectual property as at the Effective Date or during the Agreement Term and primarily directly modulates the expression of insulin-like growth factor binding protein-2 and insulin-like growth factor binding protein-5, solely or as bi-specific inhibitors, but excluding compounds within the scope of OGX- 011, Licensed Compounds, Licensed Products, and OGX Product Specific Intellectual Property.

1.82 “OGX-427” means (a) the antisense inhibitor of heat shock protein 27 having the sequence 5’-GGGAMeCGMeCGGMeCGMeCTMeCGGMeUMeCAMeU-3’ where underlined residues are 2’-methoxyethylnucleosides (MOE) and phosphorothioate linkages throughout; and (b) any other ASO that is covered by or based on any OGX intellectual property as at the Effective Date or during the Agreement Term and primarily directly modulates the expression of heat shock protein 27, but excluding compounds within the scope of OGX-011, Licensed Compounds, Licensed Products, and OGX Product Specific Intellectual Property.
[***]
1.84 “OGX Improvement” means any Improvement made, created, developed, conceived or reduced to practice solely by OGX’s or its Affiliates’ employees, agents, contractors or other persons acting under or pursuant to its or their authority.
1.85 “OGX Indemnified Parties” has the meaning set forth in Section 9.1.
1.86 “OGX Intellectual Property” means the OGX Patent Rights, OGX Know How, and OGX Trademarks, including any OGX Improvements.
1.87 “OGX Know-How” means all Product Know-How that is Controlled by OGX or any of its Affiliates as of the Effective Date and during the Agreement Term.

1.88 “OGX Patent Rights” means all Product Patents that are Controlled by OGX or any of its Affiliates as of the Effective Date and during the Agreement Term, including the Patent Rights listed in Schedule 1.88.
1.89 “OGX Pharma Common Shares” has the meaning set forth in the stock purchase agreement between Teva and Parent described in Section 4.5.
1.90 “OGX Product Specific Intellectual Property” means all OGX Intellectual Property, OGX Improvements and OGX’s interest in Joint Improvements, the application of which has utility only (or for all commercially practical purposes only) with respect to Licensed Compound or Licensed Products, including the OGX Intellectual Property that is set forth on Schedule 1.90. To the extent that any patent or patent application within the OGX Patent Rights includes both (i) claims directed specifically to the Licensed Compound, or Licensed Product as a composition of matter, or methods of using any of the foregoing, as well as (ii) other claims (that do not meet the requirements of clause (i) above), then the Parties shall (as part of the Prosecution efforts under Section 6.2(a)), but only if practicable, use commercially reasonable efforts to divide such patents or patent applications (by all means available under applicable Laws) such that the result is (x) one or more patents (or patent applications, as applicable) in the OGX Patent Rights that have only claims directed specifically to the Licensed Compound, or Licensed Product as a composition of matter, or methods of using any of the foregoing, which patents and applications shall be deemed part of the OGX Product Specific Intellectual Property, and (y) one or more other patents (or patent applications, as applicable) in the OGX Patent Rights that do not have any claims directed specifically to the Licensed Compound, or Licensed Product as a composition of matter, or methods of using any of the foregoing, which patents and applications shall not be OGX Product Specific Intellectual Property but shall remain OGX Patent Rights to the extent such patents or applications meet the definition thereof.

1.91 “OGX Trademarks” means all Trademarks that are Controlled by OGX or any of its Affiliates as of the Effective Date and during the Agreement Term that are specific to the Licensed Compound or Licensed Product, including the Trademarks set forth on Schedule 1.91.
1.92 “Other Compound” has the meaning set forth in Section 2.5.
1.93 “Parent” has the meaning set forth in the Preamble.
1.94 “Parties’ Patent Rights” has the meaning set forth in Section 6.3(a).
1.95 “Party” means OGX or Teva.
1.96 “Patent Rights” means any and all patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates, together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals thereof, whenever submitted, filed, issued, received, or granted.
1.97 “Phase I Clinical Study” means a Clinical Study conducted in any country that is intended to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, that would satisfy the requirements of 21 C.F.R. Section 312.21(b), or an equivalent Clinical Study required by a Regulatory Authority in a jurisdiction outside of the United States.

1.98 “Phase II Clinical Study” means a Clinical Study conducted in any country that is intended to explore a dose or variety of doses, rates of administration, dose response, duration of effect or survival parameters in order to generate initial evidence of clinical efficacy and additional evidence of safety in a target patient population, that would satisfy the requirements of 21 C.F.R. Section 312.21(b), or an equivalent Clinical Study required by a Regulatory Authority in a jurisdiction outside of the United States.
1.99 “Phase III Clinical Study” means an expanded Clinical Study conducted in any country on a large patient population intended to confirm effectiveness of the drug in humans, and to further evaluate its safety, including by gathering additional information to evaluate the overall benefit-risk relationship of the drug and provide an adequate basis for physician labeling, that would satisfy the requirements of 21 C.F.R. Section 312.21(c), or an equivalent Clinical Study required by a Regulatory Authority in a jurisdiction outside of the United States, or that is consistent with any scientific advice provided by a Regulatory Authority from time to time during such study as a basis for Regulatory Approval.
1.100 “Primary EU Markets” means the [***], [***], [***], [***] and [***].
1.101 “Prime Rate” has the meaning set forth in Section 4.7(a).
1.102 “Product” means any pharmaceutical or medicinal preparation in the form in which it is sold (or, where the context so indicates, the form under development).

1.103 “Product Know-How” means all Know-How that relates directly to a Licensed Compound or Licensed Product and is necessary or reasonably useful for the research, Development, use, or Commercialization of Licensed Compounds or Licensed Products in the Field.
1.104 “Product Patent” means any Patent Right that claims the composition of matter, manufacture or use of one or more Licensed Compounds or Licensed Products or that otherwise would be infringed, absent a license, by the manufacture, use, importation or sale of any Licensed Compound or Licensed Product.
1.105 “Proprietary Information” means, with respect to a Party, any and all scientific, CMC, clinical, regulatory, marketing, financial and commercial Know-How, whether communicated in writing, orally or by any other means, that is owned or otherwise Controlled by such Party (or its Affiliate) and is provided by that Party to the other Party (or its Affiliate) in connection with this Agreement, which includes (with respect to the applicable disclosing Party) all applicable OGX Know-How and Teva Know-How disclosed under this Agreement. The provisions and existence of this Agreement and its terms and conditions shall be deemed to be confidential information of each Party that is subject to the protective provisions of Article 7.
1.106 “Regulatory Approval” means approval by the relevant Regulatory Authority of an NDA, MAA or other Drug Approval Application, and including any related health registration, common technical document, regulatory submission, notice of compliance and any other license or permit required (but excluding any pricing or reimbursement approval) for the supply, manufacture, use, storage, distribution, import, export, transport, promotion, marketing, and sale of a Licensed Product as a pharmaceutical or medicinal Product in the applicable formulation or dosage form in a country or other regulatory jurisdiction.

1.107 “Regulatory Authority” means any governmental authority in a country or other regulatory jurisdiction, including the FDA and the EMEA, that regulates the Development, supply, manufacture, use, storage, distribution, import, export, transport, promotion, marketing, sale and/or other Commercialization of a Licensed Product as a pharmaceutical or medicinal Product in any formulation or dosage form.
1.108 “Regulatory Document Transfer Date” has the meaning set forth in Section 3.6(c).
1.109 “Regulatory Documents” has the meaning set forth in Section 3.6(c).
1.110 “Royalty Term” means, with respect to a specific Licensed Product in a particular country in the Territory, the period commencing on the date of First Commercial Sale of such Licensed Product in such country and expiring on the later of (a) expiration (as the applicable Licensed Patent may be extended under applicable Laws) or invalidation of the last Valid Claim covering such Licensed Product in such country, (b) expiration of all periods of market exclusivity or data exclusivity granted by a Regulatory Authority in that country for such Licensed Product, and (c) the date that is twelve (12) years after the date of First Commercial Sale of such Licensed Product in such country; provided, however, that in any event the Royalty Term for a particular Licensed Product in a given country shall expire no later than fifteen (15) years after the date of First Commercial Sale of such Licensed Product in such country.

1.111 “SEC” means the United States Securities and Exchange Commission and any successor agency having substantially the same functions.
1.112 “Substantial Generic Competition” shall be deemed to exist, with respect to a particular Licensed Product being sold in a particular country, if after the Generic Launch Date in such country with respect to such Licensed Product the aggregate total Net Sales of such Licensed Product in such country in any [***] after such Generic Launch Date are at least [***] less than the aggregate total Net Sales of such Licensed Product in the [***] completed just prior to the Generic Launch Date.
1.113 “Substantial Generic Competition Event” means the occurrence of Substantial Generic Competition.
1.114 “Substantial Generic Competition [***]” means, with respect to a Substantial Generic Competition Event, any one of the [***] during the [***] period beginning on the first day of the [***] after the [***] in which the Substantial Generic Competition Event occurred.
1.115 “Successor Entity” of a Party means such Party’s successor in interest.
1.116 “Territory” means the entire world.
1.117 “Teva Indemnified Parties” has the meaning set forth in Section 9.1.
1.118 “Teva Know-How” means all Product Know-How (including any Teva Improvements necessary or reasonably useful for the research, Development, use or Commercialization of Licensed Compounds and/or Licensed Products in the Field) that is Controlled by Teva or any of its Affiliates as of the Effective Date and during the Agreement Term.

1.119 “Teva Improvements” means any Improvement made, created, developed, conceived or reduced to practice solely by Teva’s or its Affiliates’ employees, agents, contractors or other persons acting under or pursuant to its or their authority.
1.120 “Teva Patent Rights” means all Product Patents (including Patent Rights that claim or cover Teva Improvements) that are Controlled by Teva or any of its Affiliate(s) as of the Effective Date and during the Agreement Term.
1.121 “Third Party” means a person or entity who or which is neither a Party nor an Affiliate of a Party.
1.122 “Third Party Agreements” has the meaning set forth in Section 3.3(a).
1.123 “Third Party Claims” has the meaning set forth in Section 9.2.
1.124 “Third Party License Agreements” has the meaning set forth in Section 3.3(a).
1.125 “Trademarks” means registered or common law trademarks, service marks, and trade names.
1.126 “UBC” means the University of British Columbia.
1.127 “United States” or “U.S.” means the United States of America, its territories and possessions.

1.128 “Upfront Payment” means that upfront payment set forth at Schedule 4.1(a).
1.129 “Valid Claim” means a claim of an issued and unexpired patent or pending patent application within the OGX Patent Rights or the Teva Patent Rights that (a) in the case of an issued patent, has not been disclaimed, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken, or has not been admitted to be invalid or unenforceable (in a binding, enforceable manner by the party owning such claim), or (b) in the case of a pending patent application, has not been canceled, expired, withdrawn from consideration, finally determined to be unallowable (from which no appeal is or can be taken), or abandoned or disclaimed; provided, however, that a Valid Claim will exclude any such pending claim that (i) has not been granted within [***] following the filing of the application containing such claim, or (ii) does not have a reasonable bona fide basis for patentability (such reasonable bona fide basis to be determined by outside counsel selected by the Parties in the event the Parties disagree as to whether there is such a reasonable bona fide basis).
1.130 Additional Defined Terms. The following additional terms listed below shall have the meanings ascribed thereto in the Section (or other provision hereof) indicated:

Defined Term	Section or Provision
AAA	10.8(c)
Burdened Product	4.6(d)(i)
CSR	3.5(b)
Field Infringement	6.3(b)
Indemnified Party	9.4(a)

Defined Term	Section or Provision
Indemnifying Party	9.4(a)
Infringement Claim	6.4(a)
Infringement Notice	6.4(a)
Invalidity Claim	6.3(g)
Inventions	6.1(a)(ii)
IP Transfer Date	6.1(a)(i)
Isis Agreement	Schedule 3.3(a)
Limits of Liability	9.6(h)
Manufacturing Resources	8.4(g)
OGX Disclosure Schedule	5.2
Other Product	2.7
Patent Challenge	8.2(c)
Prosecute or Prosecution	6.2(a)
Regulatory Correspondence	3.6(a)(i)
Required Third Party Rights	4.6(d)(i)
Sublicense Agreement	2.1(b)(i)
UBC Agreement	Schedule 3.3(a)
U.S./Canadian Commercialization	Plan 3.7(a)
ARTICLE 2

GRANT OF RIGHTS
2.1 Grants by OGX. (a) Subject to the terms and conditions of this Agreement, OGX hereby grants to Teva an exclusive (even as to OGX, except as otherwise expressly provided in this Agreement) right and license throughout the Territory, with the right to grant sublicenses (subject to Sections 2.1(b) and (c)), under the OGX Intellectual Property: (i) to Develop, have Developed, make, have made, and use the Licensed Compound and Licensed Product in the Field, and (ii) to sell, offer for sale, register, Commercialize and otherwise exploit the Licensed Product in the Field; provided that notwithstanding the exclusive rights granted to Teva in the foregoing grant, OGX shall retain the limited right to use the OGX Intellectual Property (i) to the extent necessary to perform its express obligations under this Agreement (including the Clinical Development Plan), (ii) to conduct the [***] subject to the approval of the JSC, and (iii) as otherwise agreed to in writing by the Parties.

(b) (i) The licenses and rights granted to Teva hereunder are sublicensable in connection with the continued Development or Commercialization of any Licensed Compound or Licensed Product upon notice provided by Teva to OGX. Teva shall provide OGX a copy of each agreement granting a sublicense under the rights granted in Section 2.1(a) (each, a “Sublicense Agreement”) promptly after execution thereof, provided that Teva may redact from such copy of any Sublicense Agreement any financial or other information that is outside of the scope of and does not relate to the license or other rights granted to Teva under this Agreement.
(ii) The grant of any sublicenses under this Section 2.1(b) shall not relieve either Party of or reduce its obligations to the other Party under this Agreement. Notwithstanding Teva’s grant of any such sublicense, Teva shall remain responsible to OGX for performing its obligations under this Agreement and for the actions of its sublicensees, with the further understanding that any action or omission by any such sublicensee that, if committed by Teva would be a breach of this Agreement, will be deemed a breach by Teva of this Agreement (with respect to those country(ies) in which such sublicensee is sublicensed) for which Teva is responsible. The term of any sublicense shall be limited to the term of this Agreement and will terminate upon the expiration or the termination of this Agreement for any reason whatsoever, provided, however, that for each sublicensee, upon termination of this Agreement, if the sublicensee is not then in breach of its Sublicense Agreement, and provided that such sublicensee has financial and marketing capabilities sufficient to perform the Development (if applicable) and Commercialization at a commercially reasonable level in those countries in which such sublicensee is sublicensed, then OGX shall, at the joint request of the sublicensee and Teva, enter into a new license agreement with such sublicensee on substantially the same terms as this Agreement (with Teva having no obligations or liabilities thereunder, although not relieving Teva of any obligations or liabilities accrued prior to the expiration or termination of this Agreement).

(iii) Teva shall, in each Sublicense Agreement, require the sublicensee to comply with all applicable terms of the Third Party License Agreements and to provide to OGX (if this Agreement and the Sublicense Agreement terminates) or to Teva (if only the Sublicense Agreement terminates) the assignment and transfer of ownership and possession of all Regulatory Documents and Regulatory Approvals held or possessed by such sublicensee (which assignment could also be directly to Teva prior to any such termination). Each Sublicense Agreement shall be subject to the applicable terms and conditions of this Agreement and any Third Party License Agreements.
(c) Teva acknowledges and agrees that its sublicense rights with respect to intellectual property licensed by OGX pursuant to the Isis Agreement and the UBC Agreement (as defined in Schedule 3.3(a)) are at all times subject to the applicable terms and conditions of such agreements, including the scope of rights licensed to OGX under such agreements. Teva acknowledges that, pursuant to the Isis Agreement, OGX’s license under certain of the OGX Intellectual Property is non-exclusive and, accordingly, the exclusivity of the sublicense granted to Teva in Section 2.1(a) hereof under such OGX Intellectual Property is subject to the applicable non-exclusivity terms in the Isis Agreement. Teva covenants to comply with the terms of the Isis Agreement and the UBC Agreement as applicable to sublicensees and consistent with the provisions of this Agreement. This Agreement does not provide Teva with any rights to use any Isis Manufacturing Technology (as defined in the Isis Agreement) to manufacture any ASO (other than a Licensed Compound) for Third Parties.

2.2 Grants by Teva. Subject to the terms and conditions of this Agreement, Teva hereby grants OGX a non-exclusive, non-sublicensable (except to subcontractors as permitted under this Agreement, solely to permit such subcontractors to perform OGX’s assigned responsibilities under the Clinical Development Plan), royalty-free, fully-paid right and license, under the Teva Know-How and Teva Patent Rights, solely to the extent necessary to conduct the activities assigned to OGX by the JSC under the Clinical Development Plan.
2.3 Negative Covenant. Each Party covenants that it will not knowingly use or practice any of the other Party’s Intellectual Property licensed to it under this Article 2 except for the purposes expressly permitted in the applicable license grant.
2.4 No Implied Licenses; Limitations. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights. For clarity, OGX retains exclusively all rights under the OGX Intellectual Property for all purposes except as expressly licensed to Teva under this Agreement.

2.5 Exclusivity. In addition to the exclusive rights granted by OGX under Section 2.1, OGX, together with its Affiliates, will not during the period commencing on the Effective Date through the earlier of (a) the expiration of the first Royalty Term in (i) the U.S., and (ii) any Primary EU Market, or (b) the expiration of the [***] Substantial Generic Competition [***] following the [***] Substantial Generic Competition Event in (i) the U.S., and (ii) any Primary EU Market: provided that at the time of such expiration Substantial Generic Competition still exists in the U.S. or Primary EU Market, as applicable, directly or indirectly (including through licenses, assignments, joint ventures and other arrangements or transfer of rights), clinically develop after phase 2a (it being understood that any pre-phase 2a and phase 2a Clinical Study or GLP toxicology IND-enabling studies on Other Compounds shall require the prior consent of Teva, which consent shall not be unreasonably withheld), register, market, sell, offer for sale, commercially distribute or otherwise commercially exploit any molecule (or any Product containing such molecule) in the Field (other than the Licensed Product or Licensed Compound) that directly acts to modulate the expression of Clusterin (such molecule, an “Other Compound”), but excluding OGX-427 and OGX-225. For clarity, the foregoing shall not apply to Products in the Field that do not directly act on Clusterin, even if such action has the indirect effect of modulating the expression of Clusterin. Further, if OGX undergoes a Change of Control with respect to a Third Party, the foregoing negative covenant shall not apply to any active independent program of such Third Party (or any of its affiliates) in existence prior to the date that such Third Party initiated discussion with OGX of such Change of Control transaction.
2.6 Authorized Generic Products. Notwithstanding anything in this Agreement to the contrary, if during the Agreement Term either Party believes in good faith that at any time a launch of a Generic Product by a Third Party is imminent or likely in any country, the Parties shall discuss the issue and whether it would be appropriate for Teva to launch an Authorized Generic Product in such country. If the Parties so agree, or in any event if a Generic Product actually is commercially launched in the country (but excluding a “launch at risk”), then Teva shall have the right (but not the obligation) to launch its own generic version of the applicable Licensed Product (an “Authorized Generic Product”) in such country, subject to the provisions of Section 4.2(c).

2.7 Other Products. If Teva or its Affiliate sells, distributes or otherwise commercializes, in a country during the Royalty Term applicable to such country, a Product that contains an Other Compound (an “Other Product”), then for the period ending on the earlier of the date that is (i) [***] ([***]) years from the First Commercial Sale of the Other Product in such country or (ii) the earlier to occur of: (a) the [***] the Royalty Term applicable to the [***] Licensed Product that is sold in such country under this Agreement, and (b) the occurrence of Substantial Generic Competition in such country, Teva shall pay OGX royalties on the net sales of such Other Products in such country (calculated as if net sales of such Other Products are Net Sales of Licensed Products with such term applied mutatis mutandis to the sales of such Other Products) at a rate equal to [***] of the applicable ongoing royalty rate under Schedule 4.2. Notwithstanding the foregoing, in the event that a Third Party is commercializing a Generic Product, nothing in this Agreement shall prohibit Teva from manufacturing, distributing, promoting, marketing or selling such product or the active pharmaceutical ingredient therein for or to a Third Party, and neither Other Compounds nor Other Products will be deemed to include such product or ingredient provided that such product or ingredient does not incorporate, and is not claimed or covered by, any OGX Intellectual Property.

ARTICLE 3
TRANSITION; DEVELOPMENT AND COMMERCIALIZATION;
REGULATORY MATTERS
3.1 Overview. The Parties agree to collaborate under the terms of this Agreement with respect to the Development of Licensed Compounds and Licensed Products in the Field in the Territory. Such collaboration shall be under the direction of the JSC and pursuant to the Clinical Development Plan. Subject to the remainder of this Article 3, each Party shall be responsible for the activities allocated to it in the Clinical Development Plan. As further described in this Agreement and in the Clinical Development Plan, (a) OGX shall be primarily responsible for conducting a Phase III Clinical Study of Licensed Product for second-line CRPC, and shall initially hold (under the direction and control of the JSC) the Existing IND, and (b) Teva shall be primarily responsible for conducting a Phase III Clinical Study of Licensed Product for first-line CRPC and a Phase III Clinical Study of Licensed Product for first-line non-small cell lung cancer, and any other Clinical Studies and Development reasonably necessary to obtain Regulatory Approvals in the Territory for applicable indications.
3.2 Transfer of Technology.
(a) Information. OGX and its Affiliates shall, within [***] of the Effective Date or as otherwise set forth in Schedule 3.2(a), provide access to Teva to all OGX Know-How set forth in such Schedule 3.2(a). Upon Teva’s request, OGX shall use commercially reasonable efforts to deliver to Teva promptly (but in any event within [***] of a request by Teva), at Teva’s cost and expense, electronic or (if reasonably available) hard copies of OGX Know-How that is requested by Teva from time to time hereafter and is necessary or reasonably useful for Teva to continue the research, Development and Commercialization (including the manufacture) of Licensed Compound and Licensed Product.

(b) Transfer of Materials. Within [***] of a request from Teva or as otherwise set forth in Schedule 3.2(b), OGX and its Affiliates shall deliver to Teva, at Teva’s cost and expense, reasonable quantities of the materials set forth in such Schedule 3.2(b).
(c) Technical Assistance. In addition to the foregoing, OGX shall use commercially reasonable efforts to provide Teva with a reasonable amount of assistance, such assistance to be without charge, as Teva may reasonably request from time to time during the [***] period after the Effective Date in connection with or related to any or all of the foregoing disclosures and the activities being undertaken by Teva in connection therewith. In addition, as soon as reasonably practicable, OGX shall provide Teva the reports listed on Schedule 3.2(c), at no charge to Teva. After the initial [***] period, OGX shall use commercially reasonable efforts to provide Teva with a reasonable amount of assistance in connection with Teva’s establishment of manufacturing facilities for Licensed Compounds or Licensed Products or the transfer of the Existing IND to Teva. The assistance under this Section 3.2(c) may include making available at Teva’s place of employment (or such other location as the Parties may mutually agree upon) the assistance of those OGX employees involved with CMC activities, manufacturing and analytical development, Clinical Studies, development or discovery of Licensed Compounds and Licensed Products, and the OGX Intellectual Property. Other than such initial [***] of technical assistance and the completion of the reports in Schedule 3.2(c) and the assistance in connection with the establishment of manufacturing facilities and the transfer of the Existing IND, all such activities under this Section 3.2(c) shall be at Teva’s cost and expense, including as applicable for FTEs in accordance with the applicable FTE Rates, travel expenses in accordance with Teva’s standard travel policies, and other out of pocket expenses approved in advance by Teva and incurred by OGX in providing such assistance. OGX shall have a continuing obligation to disclose and provide promptly and effectively to Teva from time to time any additional OGX Intellectual Property developed or Controlled by OGX or its Affiliates during the Agreement Term to the extent necessary or reasonably useful for Teva to Develop or Commercialize the Licensed Compounds and Licensed Products in the Field.

(d) Alliance Managers. Each Party shall appoint an alliance manager, who shall serve as the primary point of contact for that Party in connection with all matters under this Agreement that are not expressly delegated to another individual or to the JSC hereunder. A Party may replace its alliance manager at any time upon written notice to the other Party. As of the Effective Date, the Parties’ alliance managers and contact details are:
For OGX:
[***]
For Teva:
[***]
3.3 Third Party Agreements.
(a) Attached hereto as Schedule 3.3(a) is a list of all contracts, licenses, and agreements between OGX and any and all Third Parties that relate directly to the research, Development or Commercialization of Licensed Compounds and Licensed Products (the “Third Party Agreements”), including, as specifically identified on such schedule, all Third Party Agreements under which OGX has in-licensed specific OGX Intellectual Property (the “Third Party License Agreements”). Simultaneously with the execution of this Agreement, OGX is delivering to Teva amendments to the UBC Agreement and the Isis Agreement, in form and substance acceptable to Teva.

(b) Without Teva’s prior written consent, which shall not be withheld unreasonably, OGX shall not terminate the Third Party Agreements or modify or amend the Third Party Agreements in a manner that would adversely affect the rights granted to Teva hereunder, except as expressly provided in this Agreement. Except as provided in the Clinical Development Plan or otherwise agreed by the JSC, OGX shall not enter into any other contracts, agreements or other arrangements with Third Parties regarding the Licensed Compound or the Licensed Products.
(c) Throughout the Agreement Term, OGX will use commercially reasonable efforts to maintain and not to breach in any material manner any of the Third Party License Agreements.
3.4 Further Acts. The Parties shall use reasonable efforts to take such other actions and execute such other instruments, assignments and documents as may be necessary or reasonably useful to effect the transfer of rights hereunder to Teva, or to otherwise effectuate the purposes of this Agreement.

3.5 Development and Commercialization.
(a) General. In connection with the Development of Licensed Compounds and Licensed Products under this Agreement, each of the Parties shall use its Commercially Reasonable Efforts to conduct the Development work assigned to it and to seek Regulatory Approval for Licensed Products, as set forth in the clinical development plan to be agreed by the JSC within [***] of the Effective Date (the “Clinical Development Plan”), a summary of which is attached hereto as Exhibit A. Such Clinical Development Plan, under the direction of the JSC, may be modified and reviewed from time to time pursuant to and in accordance with the terms of this Agreement. Except for those activities allocated to OGX in the Co-Promotion Agreement or under this Agreement (including activities designated in the Clinical Development Plan), Teva shall have sole responsibility for the Development and Commercialization of Licensed Compounds and Licensed Products in the Field in the Territory. The Parties shall conduct all such activities in accordance with the terms and conditions of this Agreement and all applicable Laws.
(b) Clinical Development Plan. The Clinical Development Plan (as the same may be modified from time to time pursuant to the terms of this Agreement) shall specify (i) to the extent applicable, all technical, nonclinical, drug supply and clinical development activities, consistent with requirements for Regulatory Approval, that will be conducted by the Parties in Developing the Licensed Compounds and Licensed Products, and the Party responsible for each such activity; (ii) protocols for all Clinical Studies to be conducted under the Clinical Development Plan; (iii) clinical study reports (“CSRs”), summary activity reports, and budgetary reports to be provided by the Parties, as well as timelines of dates for such reports to be provided; (iv) scheduled budgets for the activities to be undertaken by OGX (including for activities to be conducted by Third Parties on behalf of OGX); and (v) Development activities to be conducted by Third Parties on behalf of either Party or the Parties jointly. The JSC shall review, amend and supplement the Clinical Development Plan on a [***] basis or more often as the Parties mutually deem appropriate, subject to the decision-making provisions under Section 3.5(d). As of the Effective Date, the Parties have agreed to protocols for the Phase III Clinical Studies for first-line CRPC and second-line CRPC as set forth on Exhibit A. On a [***] for the first-line non-small cell lung cancer Phase III Clinical Study to be conducted under the Clinical Development Plan, which protocol shall be consistent with the patient population, number of patients, and primary endpoint as summarized in Exhibit A.

(c) Specific Obligations
(i) Obligations of OGX. OGX shall, in accordance with and in furtherance of the Clinical Development Plan:
(A) conduct the activities assigned to it under and pursuant to the Clinical Development Plan, including the second-line CRPC Phase III Clinical Study, subject to Section 3.5(c)(iii); and
(B) spend $30 million in Development Expenses, subject however to early termination of Clinical Trials under the provisions of Sections 3.5(c)(iii) or of the Agreement under Article 8 (which termination shall not relieve OGX from paying amounts due under any and all non-cancelable arrangements entered into by OGX prior to the date of termination).
(ii) Obligations of Teva.
(A) Teva shall, in accordance with and in furtherance of the Clinical Development Plan, conduct the activities assigned to it under and pursuant to the Clinical Development Plan with respect to the three (3) Clinical Studies set forth therein, subject to Section 3.5(c)(iii).

(B) Teva shall be responsible for all expenses incurred by or on behalf of Teva under the Clinical Development Plan or otherwise for Development of Licensed Compounds and Licensed Products and, subject to Section 4.3, all Development Expenses exceeding the $30,000,000 in Development Expenses incurred by OGX in accordance with the Clinical Development Plan.
(C) Teva shall use Commercially Reasonable Efforts to Develop and to Commercialize Licensed Products in the Territory in accordance with the terms and conditions of this Agreement.
(iii) Deviations from Clinical Development Plan. A Party’s failure to complete the Clinical Studies for which such Party is responsible, as set forth in Exhibit A, once such Clinical Study is [***] shall not be deemed a breach of this Agreement solely to the extent such failure results directly from (A) a determination on the part of [***] or [***] as to the safety of the Licensed Product(s) and/or Licensed Compound in its then current formulation, dosage form or dose level, (B) results of any futility analyses performed by [***] as specified in the Clinical Study protocol or (C) the acts or omissions of the other Party that materially prevent or impede such Party’s ability to conduct the Clinical Studies that it is responsible for. A Party shall not be liable for any delay with respect to the timelines set forth in the Clinical Development Plan to the extent such delay is caused by (1) the acts or omissions of the other Party, or (2) an unexpected or unforeseen event not in such Party’s control, including (x) any action, instruction or guidance by a Regulatory Authority, or (y) lack of adequate or continuing supply of Product(s) necessary for the manufacture of the Licensed Product, provided that such

Party uses Commercially Reasonable Efforts to avoid the causes of the delay and to perform such aspects of Development as it is able to perform notwithstanding such events. Furthermore, Teva shall have the right not to [***] any of the three (3) Phase III Clinical Studies, and therefore shall not be in breach of this Agreement, if an unexpected or unforeseen event occurs or circumstance arises, that is not within the control of Teva, and has a material adverse impact on (I) the OGX Patent Rights listed on Schedule 1.88, or (II) safety issues attributable to OGX-011, provided that such determination not to [***] the applicable Clinical Study, due to such event or circumstance, is consistent with the decisions that would be made by global pharmaceutical companies in the exercise of reasonable business judgment under similar facts and circumstances for drug candidates and pharmaceutical products at a comparable stage of development and commercial potential.
(d) Joint Steering Committee. (i) The Parties hereby establish a Joint Steering Committee (“JSC”) to manage and oversee Development of all Licensed Products through all Regulatory Approvals for each indication approved for Development by the JSC. The JSC shall have an equal number of members from each Party, with a total of four (4) members initially (and the Parties may change such total membership as needed and agreed upon in writing from time to time). Each of OGX and Teva will appoint its member individuals to the JSC, each of whom will have sufficient technical experience and seniority to make decisions within the scope of the JSC’s responsibility. The initial members of the JSC shall be designated by the Parties prior to the first JSC meeting described in subsection (d)(iv) hereof. Teva and OGX may each replace any or all of its representatives on the JSC at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designee at any meeting of the JSC. The JSC shall be chaired by one of the representatives appointed by Teva (“chairperson”). On advance written notice to the other Party, additional participants may be invited by any representative to attend JSC meetings when appropriate, and the Parties intend that their respective alliance managers will attend JSC meetings unless not practicable.

(ii) The JSC shall be responsible for (A) planning, administering and monitoring all significant and material aspects of Development, including reviewing, amending and approving the Clinical Development Plan and all protocols for Clinical Studies of Licensed Products, and the budgets thereunder; (B) proposing and adopting New Indications in the Field for development of Licensed Compounds and Licensed Products; (C) all significant and material aspects of seeking and obtaining Regulatory Approvals; and (D) performing such other functions or establishing joint subcommittees as appropriate to further the purposes of this Agreement as determined by the Parties.
(iii) The JSC may make decisions with respect to any subject matter that is subject to the JSC’s decision-making authority and responsibilities as set forth in Section 3.5(d)(ii). Regardless of the number of individuals attending any JSC meeting, Teva and OGX shall have a single vote each. The JSC shall attempt in good faith to reach unanimity with respect to matters that come before it for decision and shall give consideration to the views, positions and recommendations of each Party on such matters. If the JSC is unable to reach unanimity upon any issue or matter that is brought before it for decision, then the JSC chairperson shall be entitled to make the final decision, which decision shall be binding upon the Parties; provided, however:
(A) the JSC shall not have the right to decide not to commence or to discontinue any of the three (3) Clinical Studies set forth in Exhibit A absent a decision by Teva not to commence, or to discontinue (as applicable), the particular Clinical Study which decision is consistent with the provisions of Section 3.5(c)(iii);

(B) under no circumstances shall the JSC and its chairperson have the right or authority to allocate materially additional Development activities to OGX or to require OGX to incur any expenses or costs or allocate any resources in excess of the amounts set forth in the Clinical Development Plan or in Section 3.2(c) without the prior written consent of OGX;
(C) the JSC chairperson shall not have the right to amend the Clinical Development Plan or any protocols for the first-line CRPC Clinical Study or the second-line CRPC Clinical Study described in Exhibit A and the CDP, in a manner that would [***] without the prior written consent of OGX; and
(D) with respect to the initial or any amended protocol for the first-line non-small cell lung cancer Phase III Clinical Study to be conducted under the Clinical Development Plan, the JSC chairperson shall not have the right to determine or modify the [***] without the written consent of OGX.

(iv) The chairperson of the JSC shall call meetings as reasonably requested by one of the Parties; provided, however, that the JSC shall meet at least on a [***] basis during the period prior to the first filing for Regulatory Approval of a Licensed Product hereunder and at least [***] thereafter, unless otherwise required by this Agreement or agreed to between the Parties, and further provided that the first meeting of the JSC shall be held as soon as practicable, but no later than [***] after the Effective Date, at a location mutually agreeable to the Parties, at which the Clinical Development Plan contemplated by Section 3.5(b) and in accordance with Exhibit A shall be approved. The chairperson shall establish the timing and agenda of all JSC meetings and shall transmit notice of such meetings, including the agenda therefor, to all JSC members; provided, however, either Party may request that specific items be included on the applicable agenda and such topics shall be included on the agenda, and either Party may request that additional meetings be scheduled as needed. Meetings may be held in person, by telephone, or by video conference call and, except as set forth above, the location of each meeting shall alternate between the Parties’ selected locations in [***] or such other location as may be mutually agreed upon by the Parties. On advance written notice to the other Party, additional participants may be invited by any representative to attend meetings where appropriate. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to participate in or attend committee meetings. Any Proprietary Information disclosed in any meeting of the JSC or its subcommittees shall remain Proprietary Information of such Party.
(v) Minutes of each JSC meeting shall be transcribed and issued by a representative of OGX within [***] after each meeting (or in any event at least [***] Business Days prior to the date of the next scheduled meeting of such committee) and shall be deemed approved unless any JSC member objects to the accuracy of such minutes within [***] after receipt of such minutes from each such meeting. Such minutes shall include only key discussion points and decisions made and provide a list of any identified issues yet to be resolved, either within such committee or through the relevant resolution process, if any.

(vi) The Parties shall have the right to disband the JSC upon mutual agreement, and OGX shall have the right to disband the JSC upon written notice to Teva at any time. Additionally, if the JSC is not disbanded pursuant to the immediately preceding sentence, and absent a mutual written agreement by the Parties to continue the JSC, the JSC shall be automatically disbanded effective upon either [***] or mutual agreement of the Parties [***] in each case in [***] and each [***] Drug Approval Applications for a Licensed Product for each of [***] and [***]. Upon any such disbandment of the JSC (excluding, for clarity, due to termination of the Agreement under Article 8), all powers that otherwise would have been exercised by the JSC pursuant to this Section 3.5(d) shall be exercised by Teva.
(vii) The JSC shall have only the powers assigned to it in this Section 3.5(d). All activities conducted by and decisions made by the JSC shall be consistent with and subject to the provisions of this Agreement, and the JSC and the chairperson of the JSC shall not have any power to take any action that conflicts with the terms of this Agreement or to amend, modify or waive compliance with any of the terms of this Agreement.
(e) Reports. Each Party shall use commercially reasonable efforts to prepare and timely provide to the JSC the reports, summaries and other work product allocated to such Party in accordance with, and in a manner set forth in, the Clinical Development Plan, including CSRs, summary activity reports, toxicology reports, pharmacokinetic reports, pre-clinical studies reports, and budgetary reports. In addition, on a [***] basis, each Party shall provide the JSC with a report detailing its Development activities since the last such report and the results of such activities. Within [***] after the end of each Calendar Year during the Agreement Term, Teva shall provide OGX with a written summary of Commercialization activities undertaken since the previous such report, consistent with written reports issued by Teva in the ordinary course of its business.

(f) Records. Each Party, in connection with its conducting Development under this Agreement, shall maintain records of all such Development work and all results and Data generated thereby, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with good industry practice, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved in the performance of the Development, and in the form required by applicable Laws.
(g) Promotional Materials and Activities. Teva shall create and develop all appropriate promotional materials and Labeling for the Licensed Products. Teva shall be responsible for all submissions and interactions with Regulatory Authorities regarding Licensed Product-related promotional materials and Labels that are required to be submitted to Regulatory Authorities.
(h) Ownership of Copyrights and Trademarks. Teva shall have the sole right to brand the Licensed Product and, except for the OGX Trademarks (which shall remain owned by OGX), Teva shall own all right, title and interest in and to the copyrights, Trademarks and trade dress in all marketing, sales, advertising or promotional materials used by Teva (or its Affiliates) in the Commercialization of the Licensed Product. Teva shall be responsible for searching, clearing and filing applications for registration of all such copyrights, Trademarks and trade dress.

(i) Sales of Licensed Product. All sales of Licensed Products shall be made, recorded, invoiced and collected by Teva. All terms regarding Licensed Product sales, including terms respecting credit, pricing, cash discounts, rebates, chargebacks, bad debt write-offs, and other fees and charges, and returns and allowances shall be set solely by Teva.
(j) Supply of Licensed Product. Except as contemplated by and pursuant to the Clinical Development Plan (including OGX using commercially reasonable efforts to achieve the timely supply by OGX of all necessary drug supplies for the Clinical Studies to the extent specified in the Clinical Development Plan), Teva shall use Commercially Reasonable Efforts to supply, or cause to be supplied, during the Agreement Term, all requirements for the Licensed Product in the Territory. To the extent OGX incurs any direct costs and expenses in carrying out any transitional manufacturing activities authorized and approved in writing in advance by Teva, Teva shall reimburse OGX for any pre-approved costs and expenses incurred in carrying out such activities.

3.6 Regulatory Matters.
(a) Rights and Responsibilities.
(i) Teva (or, solely with respect to the Existing IND described in Section 3.6(b), OGX under the direction of the JSC) shall have the responsibility for the timely preparation, filing and prosecution of all filings, submissions, authorizations or approvals related to Drug Approval Applications for the applicable Licensed Product and indication (“Regulatory Correspondence”) with Regulatory Authorities in the applicable countries, and shall own and control all such filings, submissions, authorizations and approvals, including any IND, NDA or other Drug Approval Application. Teva (or, solely with respect to the Existing IND described in Section 3.6(b), OGX) shall provide advance copies of all material Regulatory Correspondence to the other Party for review and comment at least [***] in advance of submission to a Regulatory Authority, and shall take into account, in good faith, any reasonable comments offered by such other Party within [***] of provision to such other Party of such advance copies; provided, however, that OGX shall not file any document with a Regulatory Authority until reviewed and approved by the JSC or Teva. Teva shall keep OGX reasonably informed of the status, progress and results of all regulatory activities under this Section 3.6.
(ii) Teva (or, solely with respect to the Existing IND described in Section 3.6(b), OGX) shall be the primary contact with each applicable Regulatory Authority and shall be solely responsible for all communications with each applicable Regulatory Authority that relate to any IND, NDA, or other Drug Approval Application for the applicable Licensed Product and indication, provided, however, that upon the reasonable request of such Party and at least [***] notice, the other Party shall reasonably provide appropriate personnel to participate in discussions with a Regulatory Authority regarding the regulatory review process and shall reasonably assist and consult with Teva (or, solely with respect to the Existing IND described in Section 3.6(b), OGX) in applying for Regulatory Approval. In providing such assistance, such other Party shall not contact the Regulatory Authorities without the prior written approval of Teva (or, solely with respect to the Existing IND described in Section 3.6(b), OGX) and, if contacted by a Regulatory Authority with respect to a Licensed Product, shall refer such contact to Teva (or, solely with respect to the Existing IND described in Section 3.6(b), OGX).

(iii) From and after receipt of each Regulatory Approval or, with respect to the CRPC indication in the United States, from and after the Regulatory Document Transfer Date, Teva shall have exclusive authority and responsibility to submit all reports or amendments necessary to maintain Regulatory Approvals and to seek revisions of the conditions of each such Regulatory Approval and shall keep OGX promptly informed of any such actions. Without limiting the generality of the foregoing, Teva shall have sole authority and responsibility to seek and/or obtain any necessary Regulatory Authority approvals of any Product Label, or Regulatory Authority-approved prescribing information, package inserts, monographs and packaging used in connection with a Licensed Product, as well as promotional material and Labels used in connection with a Licensed Product, and for determining whether the same requires Regulatory Approval.
(b) Existing IND. OGX shall hold, under the direction and control of the JSC, the U.S. IND for Licensed Products that exists as of the Effective Date (“Existing IND”), until such time as either Teva or OGX requests such Existing IND to be transferred to Teva, at which time OGX shall promptly transfer the Existing IND to Teva.

(c) Regulatory Filings, Approvals and Applications. Within [***] after (i) with respect to the CRPC indication in the United States, the transfer of the Existing IND described in Section 3.6(b), and (ii) with respect to all other countries and indications, the Effective Date, OGX shall submit to the applicable Regulatory Authorities a letter authorizing the transfer of ownership from OGX to Teva, and shall otherwise take action within its control to transfer to Teva, all regulatory filings, approvals and applications, as well as protocol sign-offs and approvals, relating to the Licensed Compound or Licensed Product for the applicable indication, including all INDs (subject to Section 3.6(b)) and all Regulatory Approvals, Drug Approval Applications and all related documentation and information, if any (the “Regulatory Documents”), provided, however, that it is understood and agreed that OGX has no obligation to transfer to Teva any physical copies of any Regulatory Documents that are made available to Teva in electronic format (compatible with Teva’s systems), unless Teva pays for the actual costs of effecting such transfer. Promptly after each such submission to a Regulatory Authority, Teva shall execute and submit to the applicable Regulatory Authorities a letter, accompanied by the transfer letter referred to in the preceding sentence, acknowledging Teva’s assumption of ownership of and responsibility for the Regulatory Documents. The effective date of the transfer of ownership of Regulatory Documents to Teva with respect to a Licensed Product, indication and regulatory jurisdiction is referred to as the “Regulatory Document Transfer Date” for such Licensed Product, indication and regulatory jurisdiction.
(d) Pharmacovigilance. The Parties’ responsibilities concerning adverse drug reactions, safety information and compliance with regulatory requirements with respect thereto will be detailed in a separate pharmacovigilance agreement to be mutually agreed upon by the Parties as soon as practicable after the Effective Date. Such pharmacovigilance agreement shall have terms that are commercially reasonable and typical for similar safety agreements in the industry, and will provide that Teva shall be responsible for maintaining the global safety database and for global safety monitoring for Clinical Studies commencing from and after the Effective Date, except as prohibited by Law.

(e) Recalls and Other Corrective Action. If any Regulatory Authority (i) threatens, initiates or advises any action to remove any Licensed Product from the market in the Territory or (ii) requires or advises Teva, OGX, their Affiliates, or their sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Licensed Product in the Territory, then Teva or OGX, as applicable, shall notify the other Party of such event within [***] Business Days (or sooner if required by Law) after such Party becomes aware of the action, threat, advice or requirement (as applicable), and the appropriate members of each Party shall promptly discuss such action, threat, advice or requirement. Teva shall have the sole responsibility for, and shall make all final decisions with respect to, any recall, market withdrawal or any other corrective action related to a Licensed Product, and nothing herein shall prohibit Teva from initiating or conducting any recall or other corrective action mandated by a Regulatory Authority or applicable Law; provided, however, that Teva shall consider in good faith all reasonable comments of OGX with respect thereto. Teva shall conduct any recall, market withdrawals, or other corrective action related to a Licensed Product at its expense. At Teva’s request and expense, OGX shall provide all pertinent records of OGX that Teva may reasonably request to assist in effecting such action. Except as set forth in this Section 3.6(e) or pursuant to the Parties’ indemnification obligations under this Agreement, neither Party shall have any obligation to reimburse or otherwise compensate the other Party or its Affiliates for any consequential damages, lost profits or income that may arise in connection with any recall, market withdrawal or corrective action with respect to a Licensed Product.

3.7 OGX Option to Co-Promote.
(a) US and Canadian Commercialization. The strategy for the commercial launch and subsequent Commercialization of each Licensed Product in the United States and Canada shall be described in a plan that describes the pre-launch, launch and subsequent Commercialization activities for such Licensed Product in the United States and Canada (including pricing, advertising, education, planning, marketing, sales force training and allocation) (each such plan, a “US/Canadian Commercialization Plan”). The US/Canadian Commercialization Plan will contain such information as Teva reasonably believes necessary for the successful commercial launch of such Licensed Product in the United States and Canada. OGX shall have the right to evaluate the US/Canadian Commercialization Plan as part of its determination whether to exercise the Co-Promotion Option with respect to Licensed Products in the U.S. and Canada.
(b) The Co-Promotion Option. Pursuant to the terms set forth in this Section 3.7, OGX shall have the option to co-promote Licensed Products with Teva in the United States and Canada (the “Co-Promotion Option”). No later than [***] prior to the Estimated Launch Date for the Licensed Product anticipated by Teva to be the first one launched in the U.S. or Canada, Teva shall provide OGX with a then-current draft of the corresponding US/Canadian Commercialization Plan for the particular Licensed Product. The Co-Promotion Option shall then be exercisable by OGX until the later of (i) [***] after such draft US/Canadian Commercialization Plan is provided to OGX and (ii) [***] prior to such Estimated Launch Date (“Co-Promotion Option Term”). If OGX exercises the Co-Promotion Option under this Section 3.7(b), then the Parties shall cooperate in the promotion and Commercialization of Licensed Product in the U.S. and Canada in accordance with a Co-Promotion Agreement and Schedule 3.7. If OGX does not timely exercise its Co-Promotion Option, or if the Co-Promotion Agreement terminates, Teva shall be solely responsible for all promotion and Commercialization activities with respect to the Licensed Product in the U.S. and Canada.

(c) Exercising the Co-Promotion Option. OGX may exercise the Co-Promotion Option by providing written notice to Teva prior to the end of the Co-Promotion Option Term of OGX’s desire to exercise the Co-Promotion Option. If OGX fails to exercise the Co-Promotion Option within the Co-Promotion Option Term, then the Co-Promotion Option shall terminate and no longer be of any force or effect; provided, however, that if Teva materially changes the US/Canadian Commercialization Plan within [***] after the expiration of the Co-Promotion Option Term without exercise of the Co-Promotion Option by OGX, then Teva shall provide such updated plan to OGX, the Co-Promotion Option shall be reinstated, and OGX shall have [***] after receipt thereof to exercise the Co-Promotion Option.
(d) Delegation of Co-Promotion Rights or Obligations. OGX [***] transfer, assign, outsource or sublicense its co-promotion rights and obligations hereunder or under the Co-Promotion Agreement without the prior written consent of Teva. Accordingly, OGX shall not use any persons other than its (or its Affiliates’) employees to perform its obligations under the Co-Promotion Agreement.

(e) Co-Promotion Agreement. Within [***] after OGX exercises its Co-Promotion Option, the Parties shall use their good faith efforts to enter into a written co-promotion agreement specifying the terms of the co-promotion arrangement, including the performance of all Co-Promotion Activities, which terms shall be consistent with the provisions outlined in Schedule 3.7 (the “Co-Promotion Agreement”). The Parties shall negotiate the terms of the Co-Promotion Agreement reasonably and in good faith. If the Parties cannot reach agreement on the terms of the Co-Promotion Agreement by the end of such [***] period, then any remaining issues in such negotiations shall be resolved using an accelerated arbitration process as provided in Section 10.8(c), and, at OGX’s election, the Parties then shall complete such negotiations based on such resolution and enter into the Co-Promotion Agreement as soon as practicable thereafter or, alternatively, OGX shall have the right not to enter into the Co-Promotion Agreement, which right must be exercised within [***] of the arbitration decision.
(f) Co-Promotion Term. Once executed by the Parties, the Co-Promotion Agreement shall remain in effect for as long as Teva is selling Licensed Product in the United States or Canada, unless earlier terminated pursuant to the terms of this Agreement or the Co-Promotion Agreement, provided that Teva shall have the right to terminate the Co-Promotion Agreement after [***] ([***]) years from the First Commercial Sale of a Licensed Product in the United States or Canada. OGX shall have the right to terminate the Co-Promotion Agreement at any time on not less than [***] written notice to Teva. OGX and Teva will cooperate in good faith throughout the term of the Co-Promotion Agreement to ensure that the exercise and performance of the Co-Promotion Activities and other co-promotion rights and obligations as described herein and in any Co-Promotion Agreement shall be exercised by OGX in accordance with the terms of the Co-Promotion Agreement.

ARTICLE 4
PAYMENTS AND STATEMENTS
4.1 Upfront Payment, Advanced Reimbursement and Development Milestones.
(a) General. In partial consideration of the rights granted by OGX hereunder, Teva shall pay OGX the Upfront Payment, the Advanced Reimbursement and development milestones set forth in Schedule 4.1, contingent upon occurrence of the specified event, with each amount to be paid no more than once (except for those milestones applicable to two (2) different indications) with respect to the achievement of the respective event first giving rise to payment (but payable the first time such event is achieved). Subject to Section 4.1(b), each development milestone fee shall be deemed earned as of the achievement of the related milestone event and shall be paid by Teva within [***] ([***]) Business Days after the achievement of each milestone event.
(b) Adjusted Milestone Payment Schedule. Notwithstanding Section 4.1(a) and Schedule 4.1, once Teva has paid the development milestones under ([***]), ([***]) and ([***]) of Schedule 4.1, Teva shall have no obligation to pay any development milestone under ([***]) of Schedule 4.1 unless and until either (1) [***] been granted for Licensed Products for [***], (2) [***] of a Licensed Product for [***] indication has been granted, or (3) [***] have been achieved in the [***], at which point the development milestone under ([***]) shall be due for each achievement of the applicable event. Further, notwithstanding Section 4.1(a) and Schedule 4.1, once Teva has paid the development milestones under ([***]), ([***]) and ([***]) of Schedule 4.1, Teva shall have no obligation to pay any development milestones under ([***]) of Schedule 4.1 unless and until either (1) [***] been granted for Licensed Products for [***], (2) [***] of a Licensed Product for [***] indication has been granted, or (3) [***] have been achieved in the [***], at which point the development milestone under ([***]) shall be due for each achievement of the applicable event.

4.2 Royalties.
(a) Ongoing Royalties. Subject to any applicable adjustments under Sections 4.2(b) and (e), for each Licensed Product being sold, during each Calendar Quarter throughout the applicable Royalty Term, Teva shall, pursuant to Section 4.4(a), pay to OGX royalties as a percentage of the Net Sales in the Territory using the royalty rates set forth in Schedule 4.2, calculated according to the annual (Calendar Year) aggregate Net Sales throughout the Territory.
(b) Generic Competition.
(i) Reduction in Royalties. If prior to the expiration of the Royalty Term for a particular Licensed Product in a country, Generic Competition occurs in such country with respect to such Licensed Product, the royalty rates payable by Teva to OGX under Section 4.2(a) shall thereafter (except as otherwise provided in subclause (ii) below) be reduced by [***] in such country for the sales of such Licensed Product (but not for other Licensed Products). In addition, if prior to the expiration of the Royalty Term for a particular Licensed Product in a country, Substantial Generic Competition occurs in the country with respect to such Licensed Product, royalties shall thereafter no longer be owed by Teva to OGX in the subject country for sales of such Licensed Product, except as otherwise provided in subclause (iii) below.
(ii) Resumption of Royalties with Respect to Generic Competition. Notwithstanding any reduction of royalties under Section 4.2(b)(i) for a given Licensed Product in a given country due to Generic Competition, if, in any Generic Competition [***], Net Sales of such Licensed Product in such country exceed [***] of the Net Sales of such Licensed Product in the [***] completed just prior to the Generic Launch Date, Teva shall resume payment of royalties consistent with Teva’s payment of royalties prior to the Generic Competition Event. In the event that there is a subsequent Generic Competition Event in such country, then Section 4.2(b)(i) shall again apply.

(iii) Resumption of Royalties with Respect to Substantial Generic Competition. Notwithstanding any reduction of royalties under Section 4.2(b)(i) for a given Licensed Product in a given country due to Substantial Generic Competition, if, in any Substantial Generic Competition [***], Net Sales of such Licensed Product in such country exceed [***] of the Net Sales of such Licensed Product in the [***] completed just prior to the Generic Launch Date, Teva shall resume payment of royalties consistent with Teva’s payment of royalties prior to the Substantial Generic Competition Event; provided that if, for any [***] when Net Sales of such Licensed Product in such country do not exceed [***] of the Net Sales of such Licensed Product in the [***] completed just prior to the Generic Launch Date, then such royalty payments shall be at royalty rates that are reduced by [***] in such country for the given sales of such Licensed Product (but not for other Licensed Products). In the event that there is a subsequent Substantial Generic Competition Event in such country, Section 4.2(b)(i) shall again apply.
(c) Royalties for Authorized Generic Products. In the event of a launch by or on behalf of Teva or its Affiliate or its sublicensee of an Authorized Generic Product in any country in accordance with Section 2.6, Teva shall pay OGX [***] of the net sales of such Authorized Generic Products in such country during the applicable Authorized Generic Royalty Term (calculated in the same manner as Net Sales with such term applied mutatis mutandis to the sales of such Authorized Generic Products).

(d) One Time Sales Threshold Royalties. In addition to the ongoing royalties pursuant to Section 4.2(a), Teva shall pay OGX the additional one time sales threshold royalties as set forth in Schedule 4.2, contingent upon occurrence of the specified event, with each such royalty to be paid no more than once with respect to the achievement of the respective aggregate Net Sales amount (but payable the first time such amount is achieved).
(e) Combination Products. If a Licensed Product is sold in the form of a Combination Product, Net Sales of such Combination Product shall be determined by multiplying the actual Net Sales of the Combination Product during the applicable royalty payment period (as determined under Section 1.77) by the fraction [***] where [***] is the average [***] of the Licensed Product when sold separately in the same dosage and [***] is the average [***] of the other pharmacologically active ingredients when sold separately in the same dosage, in each case during the applicable royalty payment period in the country in which the sale of the Combination Product was made, or if sales of both the Licensed Product and the other active ingredients and components did not occur in such period, then in the most recent royalty payment period in which sales of both occurred in such country. In the event that the average [***] cannot be determined for either the Licensed Product component of the Combination Product (when sold alone) or for all other pharmacologically active ingredients included in the Combination Product, then the Parties shall discuss in good faith and agree on the value of [***] that reasonably reflects the relative contribution of the Licensed Compound to the total market value of the Combination Product.

(f) Changes in Commercialization. The Parties agree that if changes in Teva’s (or its Affiliate’s or sublicensee’s) Commercialization of Licensed Product in a particular country or region, makes it impossible or impracticable to calculate Net Sales for such Commercialization, then the Parties shall (at either Party’s request) meet and discuss reasonably and in good faith and agree on a revised method of calculating the compensation to be paid by Teva for such Commercialization of Licensed Products in such circumstances (in lieu of paying royalties under this Section 4.2 for such Commercialized Licensed Products in the applicable country or region while such circumstances remain), which method shall be commercially reasonable and shall approximate the share of total value generated by such Commercialization, consistent with OGX’s share of royalties under the royalty structure set forth in this Section 4.2. Such method shall be implemented in a written amendment to this Agreement executed by the Parties as soon as practicable.
4.3 Development Expenses. OGX shall charge all Development Expenses that it incurs to a separate account created by it on its books and records solely for the purpose of tracking Development Expenses. Within [***] days after the end of each Calendar Quarter during the Agreement Term, OGX shall submit to Teva an itemized report of the Development Expenses incurred by OGX during such Calendar Quarter (each, an “Expense Report”). Each Expense Report shall detail the type, reason for, and amount of Development Expenses incurred for such Calendar Quarter (including the calculation thereof consistent with the FTE Rate) and shall include supporting documentation for such expenses in form and substance reasonably acceptable to Teva. From and after the date on which OGX’s cumulative Development Expenses exceed thirty million dollars ($30,000,000), Teva shall reimburse all Development Expenses incurred in accordance with the Clinical Development Plan that exceed such amount, provided that such expenses either are consistent with the then-current budget in the Clinical Development Plan or otherwise have received the prior approval of the JSC before being incurred. Teva shall make such payment to OGX within [***] days after the receipt of the foregoing Expense Reports (including appropriate supporting documentation). OGX’s cumulative Development Expenses shall include those specific expenses incurred by OGX prior to the Effective Date that are set forth on Schedule 4.3, which expenses shall be detailed in the first Expense Report (including appropriate supporting documentation) provided by OGX to Teva hereunder.

4.4 Royalty Payments and Reports.
(a) Royalty Payments. Within [***] days following the end of each Calendar Quarter during the Royalty Term, Teva shall submit to OGX a written report containing, with respect to such Calendar Quarter and for the then-current Calendar Year through the end of such Calendar Quarter, an accounting on a country-by-country and Licensed Product-by-Licensed Product basis of gross sales, the calculation of Net Sales and the royalties payable in accordance with Section 4.2 for such Calendar Quarter, with a breakdown of all deductions taken in any such calculations, in accordance with this Section 4.4(a). Any conversion to United States Dollars shall be calculated in accordance with Section 4.6(c). In the event of any royalty reduction during any Calendar Quarter due to Generic Competition or Substantial Generic Competition in any country in the Territory, the report for such Calendar Quarter shall also show the basis for the determination of such Generic Competition or Substantial Generic Competition, as the case may be. Royalties that have accrued for each such Calendar Quarter shall be due and payable within [***] days following the end of such Calendar Quarter.

(b) Teva shall also furnish OGX a written report on a country-by-country and Licensed Product-by-Licensed Product basis for the first Calendar Quarter after the expiration of the Royalty Term in any country, and shall state the basis for the applicable Net Sales then being free of royalty obligations hereunder. Teva shall thereafter have no further obligation to include in any report submitted to OGX hereunder the Net Sales of such Licensed Product in such country.
(c) Each Party shall keep and shall require its Affiliates to keep complete and accurate records in sufficient detail to permit accurate determination of all amounts necessary for calculation and verification of all payment obligations set forth in this Article 4.
4.5 Equity Investment. Simultaneously with the execution of this Agreement, Teva is purchasing OGX Pharma Common Shares in accordance with the terms of that certain stock purchase agreement by and between Teva and Parent, entered into simultaneously with this Agreement, a copy of which is annexed hereto as Schedule 4.5.
4.6 General Payment Provisions.
(a) Payment Method. All payments under this Agreement shall be made in United States Dollars by bank wire transfer in immediately available funds to an account designated by OGX in the case of payments by Teva to OGX, or Teva in the case of payments by OGX to Teva, as applicable.

(b) Withholding Taxes. Each Party may deduct from the amount of payments it owes the other Party under this Agreement the amount of any taxes imposed on the other Party which are required by applicable Laws to be withheld or collected by the withholding Party from amounts owing from the withholding Party to the other Party hereunder. Any such taxes required to be withheld or collected shall be an expense of the other Party. The withholding Party shall pay such withholding taxes to the appropriate governmental authority on behalf of the other Party, and the withholding Party shall promptly deliver to the other Party proof of payment of such taxes and a certificate demonstrating the requirement for such withholding. The Parties shall cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced to the fullest extent permitted by applicable Laws. The other Party will give the withholding Party any information necessary to determine such taxes, levies or other duties. No deduction shall be made, or a reduced amount shall be deducted, if the other Party furnishes a document from the appropriate governmental authorities to the withholding Party certifying that the payments are exempt from such taxes, levies or other duties or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.
(c) Currency Exchange. For purposes of computing royalties on Net Sales in any country outside the United States, the Net Sales shall be converted to United States Dollars using the exchange rate published in The Wall Street Journal for the last Business Day of the Calendar Quarter for which royalties are due; provided, however, that if for any reason conversion into United States Dollars cannot be made in a country in the Territory, then notwithstanding the provisions of Section 4.6(a), payment may be in the currency of such country by deposit in the name of OGX in a bank account designated by it in such country.

(d) Obligations to Third Parties.
(i) Reduction for Third Party Royalties. If Teva must acquire rights to intellectual property owned or Controlled by a Third Party in a country in order not to infringe or violate such intellectual property when making, using, selling, offering for sale, importing or otherwise exploiting in the country (A) the [***]; or (B) an [***] that [***] or [***] that is [***] (but excluding, with respect to this subclause (B), any such [***] required for any [***] or other [***] that is different from the [***] in [***] (such [***], a [***] Teva shall have the right to acquire such rights in the applicable country (the “[***]”) through a license with such Third Party or other similar transaction as necessary to acquire such rights. If Teva acquires such [***] with respect to a particular [***] in a country, then Teva shall be entitled to deduct from the royalties payable to OGX under this Agreement with respect to the sales of such [***] in such country [***] of the amounts paid by Teva to the Third Party based on the license or acquisition of such Required Third Party Rights (including royalties on sales of the Licensed Product in the country, milestone payments based upon development or commercialization of the Licensed Product, license fees and similar consideration) and provided that if such license or acquisition of rights from the Third Party applies to rights that are intended to be used by Teva for any product or purpose other than for the [***], then Teva must exclude, from the amounts deducted as above, the reasonable value of such rights licensed to or acquired by Teva that are applicable to such other products and/or purposes, such value to be agreed by the Parties reasonably and in good faith; and provided further, however, that the royalties paid by Teva to OGX for such [***] in the particular country in any Calendar Quarter shall not be reduced by more than [***] as a result of such deductions. Any amount that Teva is entitled to deduct that is reduced by this limitation on the deduction shall be carried forward and Teva may deduct such carried forward amounts from subsequent royalty payments due to OGX with respect to sales of such [***] in such country until the full amount that Teva was entitled to deduct (without any limitation) is paid in full.

(ii) OGX Obligations to Third Parties. OGX shall remain responsible for the payment of royalty, milestone and other financial obligations, if any, due by OGX to Third Parties with respect to any OGX Intellectual Property which has been licensed or assigned to OGX and is licensed or sublicensed to Teva under this Agreement. All such payments shall be made by OGX in accordance with the terms of its applicable agreement between OGX and such Third Parties. If Teva actually pays to UBC or Isis any amounts that should have been paid by OGX to UBC or Isis (or claimed by UBC or Isis to be payable) to cure a default under the UBC Agreement or Isis Agreement, respectively, then without limiting any of its other rights and remedies, Teva shall have the right to setoff such payments against any of its royalty, milestone or other financial obligations to OGX under this Agreement.
(e) Except as otherwise defined herein, all financial calculations by either Party under this Agreement shall be conducted in accordance with GAAP. In addition, all calculations shall give pro rata effect to and shall proportionally adjust (by giving effect to the number of applicable days in such Calendar Quarter) (i) for any Calendar Quarter that is shorter than a standard Calendar Quarter or any Calendar Year that is shorter than four consecutive full Calendar Quarters, or (ii) as a result of a determination, in accordance with the terms of this Agreement, that the first or last day of such Calendar Quarter (including as a result of termination of this Agreement) shall be deemed other than the actual first or last day of such Calendar Quarter, or that the first or last day of such Calendar Year shall be deemed other than the actual first or last day of such Calendar Year.

4.7 Audits. Upon the written request of OGX, Teva shall permit an independent certified public accounting firm of recognized standing, selected by OGX and reasonably acceptable to Teva (provided that such accounting firm shall not be retained or compensated on a contingency basis and shall have entered into a confidentiality agreement with Teva), to have access not more than [***] in any Calendar Year, during normal business hours, to such of the records of Teva as may be reasonably necessary to verify the accuracy of the reports under Section 4.4 hereof for any year ending not more than [***] months prior to the date of such request, provided that the reports for any previous year may not be audited more than once. The accounting firm shall disclose to OGX whether the reports are correct or incorrect, the specific details concerning any discrepancies (including the accuracy of the calculation of Net Sales and the resulting effect of such calculations on the amounts payable by Teva under this Agreement) and such other information that should properly be contained in a report required under this Agreement. Teva shall have reciprocal audit rights with respect to all Expense Reports (including supporting documentation) regarding Development Expenses to be provided by OGX pursuant to this Agreement (including those Development Expenses set forth in Schedule 4.3).
(a) If such accounting firm concludes that additional amounts were owed during such year, and the audited Party agrees with such conclusion, then the audited Party shall pay the additional payments, together with interest calculated from the time that such payments were initially due at the Prime Rate plus [***] (or, if lower, the maximum rate allowed under applicable Laws) on the amount of such additional payments, within [***] of the date the auditing Party delivers to the audited Party such accounting firm’s written report so concluding. In the event such accounting firm concludes that amounts were overpaid by the audited Party during such period, the auditing Party shall repay the audited Party the amount of such overpayment, together with interest at the Prime Rate plus [***] (or, if lower, the maximum rate allowed under applicable Laws) on the amount of such overpayment, within [***] days of the date the auditing Party delivers to the audited Party such accounting firm’s written report so concluding; provided, however, that the audited Party can alternatively deduct such overpayment from future payments due hereunder at the auditing Party’s option. The fees and expenses of such accounting firm shall be paid by the auditing Party; provided, however, that if an error in favor of the auditing Party of more [***] of the payments due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be paid by the audited Party. As used herein, “Prime Rate” means, on the date that the payment at issue first became due, the prime rate of Citibank, N.A. in New York, New York (or any successor to the foregoing) as published in The Wall Street Journal computed on a daily basis and shall change when and as the Prime Rate changes. If a Party disagrees with the conclusion of any audit (whether based on an overpayment, an underpayment or otherwise), and the Parties cannot resolve such disagreement after [***] days through good faith discussions between them, then the Party disagreeing with such conclusion may avail itself of the dispute resolution provisions of Section 10.8.
(b) Upon the expiration of [***] months following the end of any year for which Teva or OGX has made payment in full of amounts payable with respect to such year, and in the absence of fraud, negligence or willful misconduct of Teva or OGX or a contrary finding, or an ongoing, as yet unconcluded audit, by an accounting firm pursuant to Section 4.7(a), or an ongoing dispute regarding such amounts payable, such calculation shall be binding and conclusive upon Teva or OGX, as applicable, and the applicable Party shall be released from any liability or accountability with respect to royalties or other payments for such year.

4.8 Late Payments. In the event that any milestone, royalty or other payment is not received by a Party when due, the other Party shall pay interest charges on such late amount at a rate equal to the Prime Rate plus [***] (or, if lower, the maximum rate allowed under applicable Laws). Such interest shall be calculated from the date the payment was due until the date such late amount is actually received by the other Party. The foregoing is in addition to any other remedies available under this Agreement or by Law on account of such late payment.
ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1 General Representations, Warranties and Covenants. Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows:
(a) Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such qualification would prevent it from performing its obligations under this Agreement;
(b) The execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary corporate or limited liability company action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter, operating agreement or bylaws; or (ii) conflict with or constitute a default under any other agreement to which such Party is a party;

(c) This Agreement has been duly executed by such Party and is (assuming valid execution and delivery of the Agreement by the other Party) a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms and conditions hereof, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;
(d) Such Party is not under any obligation to any person or entity, contractual or otherwise, that would prevent such Party from performing its obligations under or complying with the terms of this Agreement, nor shall such Party undertake any such obligation during the Agreement Term;
(e) Except as set forth on Schedule 5.1(e) by OGX, such Party has obtained all authorizations, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement by such Party, and to otherwise perform such Party’s obligations under this Agreement (except for Regulatory Approvals to be sought pursuant to this Agreement);
(f) Except as set forth on Schedule 5.1(f)(i) by OGX or Schedule 5.1(f)(ii) by Teva, neither Party, nor any of its Affiliates, are a party to, or are otherwise bound by, any written contract that will result in any person or entity obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of such Party’s or the other Party’s rights under this Agreement;

(g) In the course of the Development of Licensed Products, such Party has not (to its Knowledge) used prior to the Effective Date and shall not knowingly use, during the Agreement Term, any employee, agent or independent contractor who has been debarred by any Regulatory Authority or, to such Party’s Knowledge, is the subject of debarment proceedings by a Regulatory Authority; and
(h) Such Party shall perform its obligations hereunder in accordance with all applicable Laws.
5.2 Additional OGX Representations, Warranties and Covenants. Subject to and except as set forth on the disclosure schedule attached hereto as Schedule 5.2 (the “OGX Disclosure Schedule”), OGX represents and warrants and covenants to Teva as of the Effective Date as follows:
(a) to OGX’s Knowledge, (i) the [***] is not being infringed by any Third Party, (ii) no [***] have been found by a court or administrative body of competent jurisdiction to be invalid or unenforceable; (iii) the [***] are not subject to any pending or overtly threatened re-examination, re-issue, opposition, interference, challenge or litigation proceeding, and OGX has received no written threat or notice of the initiation of any of the foregoing proceedings; and (iv) each of [***], and any other Third Party having responsibility for prosecuting any of the [***], as applicable, has filed and prosecuted the patent applications within the [***] in good faith;
(b) to OGX’s Knowledge, neither [***] nor any other party to the agreements listed on Schedule 3.3(a) has committed any act, or failed to commit any required act, that likely will cause the [***] or such agreements to expire prematurely or be declared invalid or unenforceable, or that estops the respective owner of such rights from enforcing the [***] against any Third Party;

(c) all application, registration, maintenance and renewal fees in respect of the [***] finally due prior to the Effective Date, and all necessary documents and certificates relating to the prosecution of the [***] required to have been filed before the Effective Date to prevent abandonment of any [***] (i) have been paid or filed, respectively, by OGX, in the case of [***] owned and prosecuted by OGX, and (ii) have not, to OGX’s Knowledge, failed to have been timely paid or filed, respectively, by the prosecuting Party, in the case of [***] owned and prosecuted by a Third Party, in each case with the relevant agencies for the purpose of maintaining the [***];
(d) except as otherwise provided in the Third Party License Agreements or in Schedule 5.2(d), (i) OGX is the sole and exclusive owner of, or Controls and has the sole right to enforce and collect damages and/or royalties from, or obtain equitable relief with respect to, the [***]; (ii) OGX has the right to use and disclose and to enable Teva to use and disclose (in each case under appropriate conditions of confidentiality) the [***]; and (iii) the [***] solely owned by OGX is not subject to any encumbrance, lien, license or claim of ownership by any Third Party that would materially burden or interfere with Teva’s exercise of its license rights granted in Section 2.1(a);
(e) OGX has provided Teva with true, correct and complete copies of all Third Party Agreements;
(f) to OGX’s Knowledge, the agreements listed on Schedule 3.3(a) are in full force and effect in accordance with their terms (except as otherwise listed on Schedule 3.3(a)), and OGX is not in default or breach in any material respect of the agreements listed on Schedule 3.3(a), nor has it received any notice of any defaults, breaches or violation thereunder;

(g) to OGX’s Knowledge, none of the [***] and or other information provided to Teva or its Affiliates prior to the Effective Date by or on behalf of OGX related to the [***], [***], and [***] is inaccurate in any material respect;
(h) to OGX’s Knowledge, there is no material [***] or other information that (i) is in OGX’s possession or Control, (ii) relates to [***], [***] or [***], (iii) has not been disclosed by OGX to Teva as of the Effective Date, and (iv) causes, due to such lack of disclosure, specific Data or other information disclosed by OGX to Teva relating to [***], [***] or [***] to be misleading in any material respect;
(i) to OGX’s Knowledge, OGX has provided Teva or its Affiliates with access to summaries of all [***] known to OGX arising from Clinical Studies of the Licensed Compound as of [***], the last [***] having been [***] the Licensed Compound in any Clinical Study as of [***];
(j) to OGX’s Knowledge, the [***] and [***] of a Licensed Compound or Licensed Product in the Territory as contemplated under this Agreement will not infringe or misappropriate any patents or other Intellectual Property right of any Third Party;

(k) to OGX’s Knowledge, all of OGX’s employees and consultants and all contract research organizations with whom OGX has contracted directly to perform any activities on OGX’s behalf in connection with OGX’s research and development (including the clinical trials) of each Licensed Compound or Licensed Product have assigned to OGX all of their rights in any Intellectual Property conceived or reduced to practice by them that is relevant to research, develop, test, import, export, make, have made, use, market, manufacture, sell, offer for sale, register, record, have sold, sublicense, commercialize, distribute and otherwise exploit any such Licensed Compounds or Licensed Products, except for any intellectual property related to a contract research organization’s pre-existing intellectual property;
(l) OGX has received fully executed [***] and [***] from [***] for all right, title and interest in and to the [***] and the [***] Patents, as those terms are defined in the [***] Agreement;
(m) OGX is the owner of all existing (as of the Effective Date) Regulatory Documents in OGX’s possession, other than those Regulatory Documents identified in Schedule 5.2(m);
(n) OGX has made available to Teva prior to the Effective Date, or will make available to Teva within the timeframe set forth in Section 3.2, copies of all of its written records relating to applications for or registrations of any OGX Patent Rights and OGX Trademarks, existing as of the Effective Date that are related solely to Licensed Products and Licensed Compounds;
(o) to OGX’s Knowledge, OGX owns and possesses all right, title and interest in and to, or possesses the valid right to use, the [***] necessary to carry out its obligations under this Agreement;

(p) to OGX’s Knowledge, the [***] and the [***] (as each is defined in Schedule 3.3(c)), copies of which have been provided to Teva, are each in full force and effect. To OGX’s Knowledge, the performance by OGX and Teva under this Agreement as contemplated as of the Effective Date will not cause OGX to be in breach of any provisions of either such agreement;
(q) OGX’s assets located outside of the United States that are being exclusively licensed to Teva pursuant to this Agreement have, on an aggregate basis, generated sales in or into the United Sates of not more than [***] in Parent’s most recent fiscal year, as determined in accordance with the HSR Rules. As of the Effective Date, Parent (i) is the “ultimate parent entity,” as such term is defined under the HSR Rules, of OGX; (ii) had less than [***] in annual net sales in its most recent fiscal year, as determined in accordance with Section 801.11 of the HSR Rules; and (iii) holds less than [***] in total assets, as determined in accordance with Section 801.11 of the HSR Rules; and
(r) to OGX’s Knowledge, there is no [***] in [***] or [***] that has [***] and that, [***], would make the statements contained [***] of this Agreement [***].
5.3 Additional OGX Covenants.
(a) During the Agreement Term, OGX shall not grant to any Third Party any rights in or with respect to the OGX Intellectual Property that conflict with the rights granted to Teva under this Agreement (subject to the retained rights of OGX set forth in this Agreement), and shall not encumber the OGX Intellectual Property in any manner that would materially negatively impact Teva’s rights to use and exploit the rights granted to Teva under this Agreement; and

(b) During the Agreement Term, OGX shall not assign or transfer the OGX Intellectual Property except in a manner whereby such OGX Intellectual Property remains subject to the license rights granted to Teva under Section 2.1(a).
5.4 Additional Teva Representations and Warranties. Teva represents and warrants to OGX as of the Effective Date that:
(a) to Teva’s Knowledge, the [***] and [***] of a [***] in the Territory as contemplated under this Agreement will not infringe or misappropriate any patents or other [***] right of [***];
(b) to Teva’s Knowledge, there is [***], [***] or [***] by [***] or [***] or [***] that is an [***] ; and
(c) to Teva’s Knowledge, there is [***] that has [***] to [***] and that, [***], makes the [***] and (b)[***].
5.5 Disclaimer of Additional Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 5.1, 5.2, AND 5.4 ABOVE, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF SUCH PURPOSE.

ARTICLE 6
PATENT MATTERS
6.1 Ownership.
(a) Except as otherwise provided in and subject to the terms of this Agreement, as between the Parties:
(i) Existing IP. OGX shall have and retain all right, title and interest in or Control over, as applicable, all existing Intellectual Property owned or otherwise Controlled by it on the Effective Date, subject only to the licenses and other rights granted to Teva under this Agreement as to the applicable OGX Intellectual Property; provided, however, that upon [***] and [***], if any, required under this Agreement (“IP Transfer Date”), [***] the right to require [***] to [***], and [***] shall thereupon [***], its [***]; and
(ii) Program IP. Each Party shall have and retain all right, title and interest in [***] and [***] (including [***] claiming any inventions therein) that are discovered, made, first conceived, reduced to practice, or generated [***] solely by such Party’s or its Affiliates’ employees, agents, contractors or other persons acting under or pursuant to its or their authority, as a result of the Development or otherwise during the Agreement Term (collectively, “Inventions”) subject only to the licenses and other rights granted to the other Party under the terms of this Agreement. The Parties shall jointly own all right, title and interest in all Inventions made jointly by employees, agents or contractors of each Party (collectively, “Joint Improvements”) in accordance with joint ownership interests of co-inventors under U.S. patent laws (that is, each

Party shall have full rights to license, assign and exploit such Joint Improvements (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject in each case only to the licenses and other rights granted to the other Party under this Agreement, and subject to any other Intellectual Property held by such other Party (that is, no license in such other Intellectual Property shall be deemed granted). Notwithstanding any of the preceding provisions of this Section 6.1(a)(ii) to the contrary, Teva shall have and retain all right, title and interest in and Control over all [***] (including all [***]) that is discovered, made, first conceived, reduced to practice or generated during the Agreement Term, (a) solely by OGX’s and its Affiliates’ employees, agents, contractors or other persons acting under or pursuant to its or their authority, (b) solely by Teva’s and its Affiliates’ employees, agents, contractors or other persons acting under or pursuant to its or their authority, or (c) jointly by Teva and OGX or by any combination of (a) or (b). Inventorship shall be determined in accordance with U.S. patent laws; provided, however, that, as provided above, Teva shall be deemed the sole owner and assignee of any and all of the [***].
(b) Employees and Agents. OGX shall require all of its and its Affiliates’ employees to assign to OGX all [***] including [***] (including all [***] arising thereunder) that is discovered, made, first conceived, reduced to practice or generated under this Agreement as a result of Development or otherwise pursuant to and in connection with this Agreement during the Agreement Term, and OGX shall assign to Teva all of such [***] (including all Patent Rights arising thereunder). Each Party shall use commercially reasonable efforts to require any Third Parties engaged in Development or who receive materials relating to [***] from a Party, to assign or grant a sublicenseable exclusive license on a fully paid-up, royalty-free basis to all inventions and corresponding Product Patents that are developed, made or conceived by such Third Parties during the Agreement Term to the Party that is contracting with such Third Party; provided, however, that any such [***] made under this Agreement shall be assigned to [***].

6.2 Maintenance and Prosecution.
(a) OGX Patent Rights. Other than those [***] that [***] or other [***] has the sole right, at its cost and expense and at its sole discretion, to obtain, prosecute and maintain under the applicable [***], Teva shall have the first right, at its sole discretion, to file, prosecute (including responding to correspondence from the relevant patent office, and conducting or defending (as applicable) re-examination, reissue, opposition and other related proceedings) and maintain (collectively, “Prosecute” or “Prosecution”) the [***] in [***] name, using patent counsel selected by Teva and reasonably acceptable to OGX, and shall be responsible for the payment of all patent prosecution and maintenance costs and expenses with respect to such Prosecution; provided, however, that if Products other than Licensed Products or Licensed Compounds are claimed by specific [***] and are being clinically Developed or Commercialized by OGX, its Affiliates, or its other sublicensees (i.e., other than Teva and its Affiliates and sublicensees) in a country where such [***] exist, then the Parties shall share equally the actual Prosecution costs and expenses of such specific [***]. Teva agrees to keep OGX fully informed of the course of such patent Prosecution or other proceedings relating to any [***] for which Teva is responsible, including by providing OGX with copies of all material proposed filings, patent office responses, office actions and other material communications from patent offices relating to such prosecution efforts a reasonable time in advance of any proposed filing or required response. OGX will have the right to comment on any and all such filings or responses, and Teva shall in good faith give reasonable consideration to all timely received requests and suggestions. Teva shall give OGX a reasonable opportunity to provide such comments on any and all such filings or material responses relating to the Prosecution of any [***] for which Teva is responsible. If Teva elects not to file, prosecute or maintain any patent application or patent included in the [***] in the Territory for which Teva has the first right under this Section 6.2(a), Teva shall provide OGX with no less than [***] written advance notice (or such longer time as Teva reasonably deems sufficient to avoid any loss or forfeiture of rights), and OGX shall have the right, but not the obligation, at OGX’s sole expense, to file, prosecute or maintain such [***], provided that OGX shall not knowingly take any action with respect to such Patent Rights that OGX should reasonably expect could have an adverse effect on Teva’s rights under this Agreement. For any such [***] that OGX elects to so file, prosecute and maintain, OGX agrees to keep Teva fully informed of the course of such patent Prosecution or other proceedings relating thereto. OGX shall give Teva a reasonable opportunity to provide comments on any and all filings or material responses relating to the Prosecution of any [***] for which OGX is responsible, and OGX shall, in good faith, give reasonable consideration to all suggestions and recommendations of Teva with respect to such filings or responses.
(b) Teva Patent Rights. Teva shall have the right to make all decisions, in its sole discretion, relating to the filing, prosecution and maintenance of the Teva Patent Rights in Teva’s name, using patent counsel selected by Teva and shall be responsible for the payment of all patent prosecution and maintenance costs. Teva shall keep OGX reasonably informed of the filing and progress in prosecution of Teva Patent Rights that relate directly to Licensed Compounds or Licensed Products.

6.3 Third Party Infringement.
(a) Each Party shall promptly give the other Party notice of any actual or suspected infringement or impending infringement by a Third Party in the Territory of any patent included in the OGX Patent Rights or Teva Patent Rights (collectively, the “Parties’ Patent Rights” or each a “Party’s Patent Right”), which comes to such Party’s attention. The Parties shall thereafter consult and cooperate to seek to determine a course of action, including if appropriate the commencement of legal action.
(b) If a Third Party is infringing (or believed by a Party to be infringing or planning to infringe) an OGX Patent Right by the manufacture, use, import or sale of a Product that contains a Licensed Compound (a “Field Infringement”), then, subject to and in accordance with the applicable Third Party License Agreements, if any, Teva shall have the first right, in its sole discretion, to initiate and/or prosecute a legal action against such Field Infringement at its own expense and in the name of OGX, and OGX shall agree to be named as necessary for Teva to bring and conduct such action, and Teva shall provide OGX with reasonable notice of any such action it commences, consider all OGX’s reasonable comments thereto in good faith, seek to accommodate such comments in initiating, conducting and/or prosecuting such action, and keep OGX reasonably informed of any significant developments in such action. OGX shall render, at Teva’s expense, all reasonable assistance as requested by Teva in connection with any such action initiated, conducted or prosecuted by Teva. In any such action, OGX may participate using counsel of its choosing and at its expense, provided, however, that the control of such action, including whether to initiate any legal proceeding, what strategies to pursue or actions to take in prosecution of any such legal proceeding, and/or the settlement thereof, shall solely be under the control of Teva. Teva shall not settle any such action, claim or proceeding brought by Teva in a manner that Teva should reasonably expect could have an adverse effect on OGX’s rights under this Agreement or any OGX Patent Rights, or could result in more than a de minimis monetary payment by or financial loss to OGX or which would subject OGX to any form of injunctive or equitable relief, without OGX’s prior written consent, which shall not be unreasonably withheld.

(c) If Teva elects not to initiate and/or prosecute any legal action or proceeding against any such Field Infringement in any country in the Territory as provided in Section 6.3(b) within [***] days after having become aware of such infringement or potential infringement (or, in the case of an infringement resulting from the submission of an ANDA under the Hatch-Waxman Act, [***] days from the date Teva receives notice of such submission), then OGX may elect, subject to Teva’s consent, which shall not be unreasonably withheld, to take such action that is reasonably necessary and appropriate to terminate or prevent such infringement, including instituting an infringement proceeding; provided, however, OGX shall not settle any such claim or proceeding in a manner that OGX should reasonably expect could have an adverse effect on Teva’s rights under this Agreement, or could result in more than a de minimis monetary payment by or financial loss to Teva or which would subject Teva to any form of injunctive or equitable relief, without Teva’s prior written consent, which shall not be unreasonably withheld.

(d) With respect to any Third Party infringement (or actions that are believed by a Party to be infringing or planning to infringe) of an OGX Patent Right by the manufacture, use, import or sale of a Product that does not contain any Licensed Compound, OGX (or its other licensee) shall have the sole right and authority, but not the obligation and at its sole discretion (except for the following), to bring a suit or action or take any other steps with respect to such infringement; provided, however, that OGX shall not file any lawsuit against any such Third Party infringement based on an OGX Patent Right that relates primarily to or otherwise materially impacts Licensed Compounds or Licensed Products without Teva’s consent, which shall not be unreasonably withheld. OGX shall provide Teva with reasonable notice of any such action it commences, consider all of Teva’s reasonable comments thereto in good faith, seek to accommodate such comments in initiating, conducting and/or prosecuting such action, and keep Teva reasonably informed of any significant developments in such action. In any such action, Teva may participate using counsel of its choosing and at its expense, provided, however, that the control of such action, including whether to initiate any legal proceeding, what strategies to pursue or actions to take in prosecution of any such legal proceeding, and/or the settlement thereof, shall solely be under the control of OGX. OGX shall not settle any such claim or proceeding in a manner that OGX should reasonably expect could have an adverse effect on Teva’s rights under this Agreement, or could result in more than a de minimis monetary payment by or financial loss to Teva or which would subject Teva to any form of injunctive or equitable relief, without Teva’s prior written consent, which shall not be unreasonably withheld.
(e) For any infringement action that any Party is unable to initiate, prosecute, conduct or defend under Sections 6.3(b), (c) or (g) solely or jointly in its own name, the other Party will join such action voluntarily at the expense of the Party initiating or pursuing the prosecution or defense, and will execute all documents reasonably helpful or necessary for the Party to control to the greatest extent possible the prosecution, defense and maintenance of such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any reasonable information or assistance that either reasonably may request. For purposes of clarification, Teva’s rights to initiate, prosecute, conduct or defend any action under this Section 6.3 shall not apply to any OGX Patent Rights owned by [***], Isis, [***] or another Third Party to the extent Teva is not permitted to enforce such OGX Patent Rights or may be legally unable to participate as a named party due to Teva’s status as a sub-sublicensee or otherwise.

(f) Any recovery or award obtained by either Party as a result of any infringement action, whether by a finding of damages, settlement or otherwise, under Sections 6.3(b) or (c) shall be shared as follows:
(i) the Party that initiated, conducted, prosecuted, defended, maintained and/or controlled the action shall recoup all of its costs and expenses (including reasonable outside attorneys’ fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;
(ii) the other Party then shall, to the extent possible, recover its reasonably documented costs and expenses (including reasonable outside attorneys’ fees) incurred in connection with the action, to the extent not previously reimbursed or paid by the prosecuting Party;
(iii) if OGX initiated, conducted, prosecuted, defended, maintained and/or controlled the action, the amount of any recovery remaining then shall be allocated [***] to OGX and [***] to Teva (which amounts shall not be included in Net Sales); and
(iv) if Teva initiated, conducted, prosecuted, defended, maintained and/or controlled the action, the amount of any recovery remaining then shall be [***] under this Agreement, and on which Teva shall [***] (with such [***] being deemed received during the Calendar Quarter in which the applicable recovery was received by Teva).

(g) If any Third Party brings any declaratory judgment action, or asserts as a matter of a defense or counterclaim in any other action to which a Party is a party, claiming that any OGX Patent Rights are invalid, not infringed and/or unenforceable (an “Invalidity Claim”), then the Party having knowledge of such Invalidity Claim shall give notice thereof to the other Party, and the Parties shall promptly discuss the matter and seek to agree on the course of action to respond to such Invalidity Claim. Unless the Parties otherwise agree, Teva shall have the initial right, in its discretion, to respond to and defend against any such Invalidity Claim, provided that Teva will consult reasonably with OGX as to all such defense against the Invalidity Claim and shall consider in good faith all reasonable comments of OGX with respect thereto. If Teva does not respond to or defend against any such Invalidity Claim, OGX shall have the right, in its discretion and subject to Teva’s prior written consent, which shall not be unreasonably withheld, to respond to and defend against any such Invalidity Claim (and may initiate such response prior to any deadline that would cause a loss of, or would be a risk of loss of, rights in the applicable OGX Patent Right), provided that OGX will consult reasonably with Teva as to all such defense against the Invalidity Claim and shall consider in good faith all reasonable comments of Teva with respect thereto.

6.4 Third Party Intellectual Property.
(a) In the event that a Party becomes aware of any Third Party claim that the manufacture, import, use, sale or other exploitation of Licensed Compounds or Licensed Products under this Agreement infringes the Intellectual Property rights of any Third Party (an “Infringement Claim”), such Party shall promptly (and in any event not later than [***] Business Days after knowledge of the Infringement Claim), notify the other Party (“Infringement Notice”). The Parties shall thereafter discuss the situation, and to the extent reasonably necessary, attempt to agree on a course of action.
(b) If within [***] of receipt by a Party of the Infringement Notice, the Parties fail to agree upon an appropriate course of action under Section 6.4(a), Teva (except as otherwise provided below) shall have the first right, but not the obligation, after notifying OGX, to defend any Infringement Claim, or to otherwise initiate, prosecute, conduct and/or maintain any appropriate legal action related to the Intellectual Property rights of any Third Party in the name of Teva and/or OGX. Teva shall keep OGX reasonably informed as to the progress of any such defense, prosecution or maintenance of any such Infringement Claim or related legal action. OGX shall render, at Teva’s expense, all assistance reasonably requested in connection with any action taken by Teva, at Teva’s expense. If Teva elects (as above) to defend any Infringement Claim against OGX or its Affiliate, Teva shall use good faith best efforts to resolve and defend such action favorably for OGX and to avoid any liability, harm, judgment against or loss by OGX or its Affiliate in the same manner and to the same extent as if such action were against Teva. If Teva does not notify OGX in writing that it assumes such defense, within [***] of an Infringement Notice, then OGX shall have the right at its expense, but not the obligation, to defend against such claims; provided, however, that OGX shall obtain the written consent of Teva prior to ceasing to defend, settling or otherwise compromising such claims in a manner that is adverse to Teva’s interests under this Agreement, such consent not to be unreasonably withheld. Except as to any Infringement Claim against OGX for which OGX assumes the defense as provided above, the control of any such Infringement Claim suit or action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Teva; provided that Teva shall not settle any such claim or proceeding in a manner that likely will materially adversely affect OGX’s rights under this Agreement or the OGX Patent Rights or which results in more than a de minimis monetary payment by or financial loss to OGX or which would subject OGX to any form of injunctive or equitable relief, without OGX’s written consent, which consent shall not be unreasonably withheld. Teva shall be responsible for all costs and expenses incurred by Teva in any such action that Teva controls, including all damages awarded or settlement payments made (including future royalty or similar payments) to such Third Party.
(c) If Teva elects not to defend an Infringement Claim action in any country in the Territory as provided in Section 6.4(b), and OGX elects to do so, which election shall be subject to the prior written consent of Teva not to be unreasonably withheld, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any infringement action defended, shall be borne solely by OGX, provided, however, that OGX shall not enter into any settlement or compromise of any claim that likely will materially adversely affect Teva’s rights under this Agreement, could result in more than a de minimis monetary payment by or financial loss to Teva, or likely will subject Teva to any form of injunctive or equitable relief without the prior written consent of Teva, which consent shall not be unreasonably withheld.
(d) For any Infringement Claim or other legal action or defense under this Section 6.4, in the event that a Party is unable to initiate, prosecute, or defend such action solely in its own name despite being entitled to under this Section 6.4, the other Party will join such action voluntarily and will execute all documents reasonably necessary for the Party to prosecute, defend and maintain such action, at the expense of the Party bringing or defending such action. In connection with any such action, the Parties will reasonably cooperate fully and will provide each other with any information or assistance that either reasonably may request.

(e) The provisions of this Section 6.4 shall not limit any indemnity obligation of a Party, or the rights of a Party to be defended and indemnified by the other Party, that may exist under Article 9 as a result of any such Infringement Claim.
6.5 Patent Term Extensions. The Parties shall cooperate with each other in obtaining patent term extensions or restorations or supplemental protection certificates or their equivalents, for all Product Patents in any country in the Territory where applicable and where desired by Teva or where reasonably beneficial to the commercial success of Licensed Product, at Teva’s expense. Final decisions and elections with respect to obtaining such extension or supplemental protection certificates shall be made in Teva’s reasonable discretion; provided, however, if Teva elects not to pursue a patent term extension or restoration or supplemental protection certificate or its equivalent for any Product Patents owned or Controlled by OGX, it shall provide OGX with advance written notice, and OGX shall have the right, subject to Teva’s prior written consent, not to be unreasonably withheld, but not the obligation, at its sole expense, to pursue such patent term extension or restoration or supplemental protection certificate. Any benefit accruing as a consequence of either Party’s pursuit of patent term extension or restoration or supplemental protection certificate or its equivalent under this Section 6.5 shall accrue to the benefit of both Parties under and pursuant to this Agreement.

ARTICLE 7
CONFIDENTIALITY AND PUBLICITY
7.1 Non-Disclosure and Non-Use Obligations. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party during the Agreement Term and for a period of [***] thereafter. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information of the disclosing Party:
(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by records;
(b) is or becomes properly in the public domain or knowledge without breach of this Agreement by the receiving Party;
(c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or
(d) is developed by the receiving Party independently of Proprietary Information received from the disclosing Party and by persons without use of or reliance on such Proprietary Information, as documented by records.

7.2 Permitted Disclosure of Proprietary Information. Notwithstanding Section 7.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:
(a) to governmental or other regulatory agencies in order to obtain patents pursuant to this Agreement, or to gain approval to conduct Clinical Studies or to Commercialize Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations and in accordance with the terms of this Agreement or as otherwise requested by the Regulatory Authorities;
(b) by either Party to its agents, consultants, sublicensees or Affiliates in connection with the Development or Commercialization, or to otherwise enable the Party to fulfill its obligations and responsibilities under this Agreement, on the condition that such entities agree to be bound by confidentiality obligations consistent with this Agreement; or
(c) if required to be disclosed by Laws or court order, provided, that, notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.
(d) Certain Disclosures. The Parties agree to develop and distribute a joint press release upon execution of this Agreement by the Parties. Except as set forth in this Agreement or as required by applicable Laws, neither Party shall make any press release or other public announcement or other disclosure to a Third Party concerning the existence of or terms of this Agreement, the subject matter of this Agreement or the activities contemplated hereunder, without the prior written consent of the other Party, which consent shall include agreement upon the nature and text of such release, announcement or other disclosure and shall not be unreasonably withheld or delayed. Each Party agrees to provide to the other Party a copy of any such press release or other public announcement or disclosure as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously (but in any event within [***]) review and recommend changes to any such press release or other public announcement or disclosure; provided, however, that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, shall not apply to legally required disclosures (provided that the disclosing Party shall give the other Party reasonable advance notice of same and the other Party shall have the right to provide its comments), and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material developments relating to the Licensed Compounds or the Licensed Product since the date of the previous disclosure; provided, further, that each Party shall provide to the other Party reasonable advance notice of any such subsequent disclosure. Without limiting the generality of any of the foregoing, it is understood that the Parties or their Affiliates may make disclosure of this Agreement and the terms hereof in any filings required by the SEC, other governmental authority, or securities exchange, or as otherwise required by applicable Laws, may file this Agreement as an exhibit to any filing with the SEC, other governmental authority, or securities exchange, and may distribute any such filing in the ordinary course of its business, provided, further, that to the maximum extent allowable by the rules and regulations of the SEC, other governmental authority, or securities exchange, and except as required by applicable Laws, OGX and Teva each shall seek to redact any confidential information set forth in such filings, and each Party shall provide a draft of the redacted version of this Agreement to the other Party no less than [***] prior to filing with the SEC, other governmental authority, or securities exchange, and give reasonable consideration to the other Party’s comments regarding any proposed redaction. Further, a Party may disclose this Agreement and the terms hereof in confidence to its existing directors, investors and service providers and to bona fide prospective investors, merger partners, strategic partners, or acquirors and their respective professional advisors, in connection with the negotiation, entry into and/or performance of a business transaction between such parties, including the conduct of due diligence involved in such transaction, provided such parties agree to be bound by (i) written confidentiality agreements typical for such transactions, or (ii) with respect to attorneys, applicable ethical obligations.

7.3 Publications. Except as set forth on Schedule 7.3, OGX shall not submit for written or oral publication any manuscript, abstract or the like relating to the Licensed Compound or Licensed Product, without the prior written approval or written request of Teva, such approval not to be unreasonably withheld. If OGX desires to submit such publication, it shall first deliver to Teva, for Teva’s prior written consent, the proposed publication or an outline of the oral disclosure at least [***] prior to planned submission or presentation. Teva shall provide OGX with [***] advance written notice (or a shorter period if appropriate under the circumstances) of any written or oral publication relating to the Licensed Compound or Licensed Product, including a copy of the proposed publication or an outline of the oral disclosure. The Parties agree to acknowledge the other Party’s contributions, as scientifically and commercially appropriate, in any publication, presentation (written or oral) or other materials prepared with respect to the Development or Commercialization activities, and the Parties shall ensure that the other Party’s scientists, researchers, and other personnel are accorded similar credit, as scientifically and commercially appropriate, in any such publications, presentations or other materials.

ARTICLE 8
TERM AND TERMINATION
8.1 Term and Expiration.
(a) This Agreement shall be binding on the Parties as of the Effective Date.
(b) Unless terminated earlier pursuant to Section 8.2, this Agreement shall continue in effect until the cessation of all payment obligations of each Party to the other under this Agreement (the “Agreement Term”).
(c) On a country by country and Licensed Product by Licensed Product basis, upon expiration of the Royalty Term for a Licensed Product in a particular country, the license granted to Teva by OGX under Section 2.1(a) shall automatically be deemed fully paid up and non-exclusive with respect to such Licensed Product in such country, and shall perpetually survive the expiration of the royalty obligations with respect thereto (and any subsequent expiration or termination of the Agreement Term); provided, however, that the license under the OGX Intellectual Property covering such Licensed Product in such country shall remain exclusive until the later of (i) expiration or invalidation of the last Valid Claim covering such Licensed Product in such country, or (ii) expiration of all periods of market exclusivity or data exclusivity granted by a Regulatory Authority in such country for such Licensed Product.

8.2 Early Termination of Agreement Term.
(a) Termination by Teva. Commencing after (i) the completion, or early termination under Section 3.5(c)(iii) due to safety issues or “futility” (as provided in Section 3.5(c)(iii)), of all three (3) Phase III Clinical Studies as set forth in the initial Clinical Development Plan, or (ii) a decision by Teva not to [***] any of such three (3) Phase III Clinical Studies pursuant to Section 3.5(c)(iii), Teva may terminate this Agreement in its sole discretion upon not less than three (3) months written notice of termination to OGX if such notice is given prior to Regulatory Approval of a Licensed Product and upon not less than six (6) months written notice if given after Regulatory Approval of a Licensed Product.
(b) Termination by Either Party.
(i) Breach. A Party may, without prejudice to any other rights or remedies available to it under this Agreement or at law or in equity, terminate this Agreement prior to expiration of the Agreement Term in the event that the other Party (as used in this subsection, the “Breaching Party”) shall have materially breached this Agreement, and has not cured such material breach within (i) [***] after notice of such breach is provided to the Breaching Party in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith (which shall be deemed a material breach of a material obligation) and (ii) [***] after notice of such breach is provided to the Breaching Party for other cases of breach (or, if such default cannot be cured within such [***] period, if the Breaching Party does not commence and diligently continue actions to cure such breach during such [***] period and cure the breach as soon as practicable but in no event later than [***]. The termination shall become effective at the end of the (i) [***] period in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith if the Breaching Party has not cured such breach by such date, or (ii) for other cases of breach, [***] period unless (a) the Breaching Party cures such breach during such [***] period, or (b) if such breach is not susceptible to cure within such [***] period, the Breaching

Party has commenced and is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may not be terminated unless the Breaching Party fails to use its best commercially reasonable efforts to prevent a similar subsequent breach) and cures such breach no later than [***] after the notice of breach. The right of either OGX or Teva to terminate this Agreement as provided in this Section 8.2(b)(i) shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous breach or default.
(ii) Bankruptcy. Either Party may, without prejudice to any other rights or remedies available to it under this Agreement or at law or in equity, terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if the Party consents to the involuntary proceeding or such proceeding is not dismissed within [***] days after the filing thereof.
(c) Termination by OGX. OGX shall have the right to terminate this Agreement upon written notice to Teva, effective upon receipt, if Teva or any of its Affiliates directly or indirectly: (i) initiates or requests an interference, opposition proceeding or request for ex parte or inter-parties reexamination with respect to any OGX Patent Rights, (b) makes, files or maintains any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of any OGX Patent Rights, or (c) opposes any patent term extension with respect to any OGX Patent Rights (each, a “Patent Challenge”). Teva will include provisions in all Sublicense Agreements providing that if the sublicensee or any of its Affiliates undertakes a Patent Challenge, Teva may terminate all sublicenses under the OGX Patent Rights granted to such sublicensee. If a sublicensee (or an Affiliate of such sublicensee) undertakes a Patent Challenge, then Teva upon receipt of notice thereof from OGX, will terminate all sublicenses under the OGX Patent Rights granted to such sublicensee in the applicable Sublicense Agreement. If Teva fails to so terminate such sublicenses, then OGX may terminate this Agreement upon written notice to Teva, effective upon receipt.
8.3 Rights Not Affected. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Teva and OGX shall retain and may fully exercise all of their respective rights, remedies and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy or reorganization case by or against a Party under the Bankruptcy Code, the other Party shall be entitled to all applicable rights under Section 365 (including Section 365(n)) of the Bankruptcy Code. Upon rejection of this Agreement by a Party or a trustee in bankruptcy for such Party, pursuant to Section 365(n), the other Party may elect (i) to treat this Agreement as terminated by such rejection or (ii) to retain its rights (including any right to enforce any exclusivity provision of this Agreement) to intellectual property (including any embodiment of such intellectual property) under this Agreement and under any agreement supplementary to this Agreement for the duration of this Agreement and any period for which this Agreement could have been extended by such other Party.

In the event that OGX is the party to a bankruptcy proceeding under which the trustee in bankruptcy rejects this Agreement, and in such situation Teva elects to retain its rights hereunder as provided above, then to the fullest extent permitted by applicable law: (i) if such rejection occurs prior to OGX’s completion of its Development work under the Clinical Development Plan and of its technology transfer to Teva relating to manufacturing Know-How for OGX-011 manufacture, Teva’s royalty payment obligations and milestone payment under this Agreement shall thereafter be reduced by [***]; (ii) if such rejection occurs after OGX completes its Development work under the Clinical Development Plan but before it completes the technology transfer to Teva relating to manufacturing Know-How for OGX-011 manufacture, Teva’s royalty payment obligations and milestone payment under this Agreement shall thereafter be reduced by [***], with all such reduced amounts deemed to be royalties for purposes of Section 365(n) of the Bankruptcy Code; and (iii) if such rejection occurs thereafter, there shall be no change to Teva’s economic obligations to OGX. Upon written request to the trustee in bankruptcy or bankrupt Party, the trustee or Party, as applicable, shall (i) provide to the other Party all OGX Intellectual Property or Teva Intellectual Property, as applicable, (including any embodiment of such intellectual property) held by the trustee or the bankrupt Party and shall provide to the other Party a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and (ii) not interfere with the rights of the other Party to such intellectual property as provided in this Agreement or any agreement supplementary to this Agreement, including any right to obtain such intellectual property (or such embodiment or duplicates thereof) from a Third Party.

8.4 Effect of Expiration or Termination; Survival.
(a) If prior to first Regulatory Approval of a Licensed Product in the United States or a Primary EU Market, this Agreement terminates for any reason other than by OGX pursuant to Section 8.2(b)(i) for uncured material breach by Teva, OGX shall pay Teva an amount equal to [***] of OGX’s Net Sales (calculated according to Section 1.77, substituting OGX for Teva) on all Licensed Products. If following Regulatory Approval of a Licensed Product in the United States or any Primary EU Market, this Agreement terminates for any reason, OGX shall pay Teva an amount equal to [***] of OGX’s Net Sales (calculated according to Section 1.77, substituting OGX for Teva) on all Licensed Products. Such amounts shall be due on a Licensed Product by Licensed Product basis for a period beginning on the First Commercial Sale of each such Licensed Product on a country by country basis, until the earlier of (i) [***] thereafter, or (ii) the expiration of the [***] Substantial Generic Competition [***] following the [***] Substantial Generic Competition Event in the given country, provided that at the time of such expiration Substantial Generic Competition still exists in such country.
(b) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, including all accrued payment obligations arising under Article 4 hereof. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Article 7 and Article 9 shall survive the expiration or termination of this Agreement and shall continue in effect after the date of expiration or termination. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.

(c) Payments of amounts owing to OGX under this Agreement as of its expiration or termination shall be due and payable either (i) to the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, [***] days after the end of the then Calendar Quarter, or (ii) to the extent such amounts cannot be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, [***] days after the end of the Calendar Quarter in which such amounts can be calculated and a fixed sum determined.
(d) Upon termination, but not expiration, of this Agreement, (i) all rights and licenses granted hereunder with respect to the OGX Intellectual Property shall immediately cease and terminate and revert exclusively to OGX, subject only to the provisions of Section 8.3 and this Section 8.4(d), and (ii) Teva shall immediately assign to OGX the entire right, title and interest in and to all OGX Product Specific Intellectual Property that was assigned to Teva pursuant to the terms of Section 6.1, and all such OGX Product Specific Intellectual Property shall be deemed the Proprietary Information of OGX. Within [***] after the effective date of termination of this Agreement, and subject to Section 8.4(g), Teva shall notify OGX of the amount of Licensed Product Teva, its Affiliates and sublicensees then have on hand or in the process of manufacture. Except in the case of termination by OGX under Section 8.2(b) or 8.2(c) (in which case Teva shall have no right to continue to sell Licensed Products, and OGX shall have the right (at its discretion) to buy all such remaining Licensed Product at actual cost), Teva shall have the right to sell in the Territory (except with respect to any country in the Territory in which Licensed Product has been withdrawn or there is no Regulatory Approval), its remaining stock of Licensed Product for a period ending upon the earlier of: (i) Teva’s, its Affiliates’ and sublicensees’ sale of all such remaining Licensed Product, or (ii) [***] after such termination, and terms and conditions of this Agreement shall apply to such Licensed Product so sold, including payment by Teva of all royalties owed on such sales under this Agreement (with the assumption such sales were made during the Agreement Term). OGX hereby grants a non-exclusive license to Teva as necessary to sell such Licensed Product in the Territory, subject to payment of all related royalty amounts due under this Agreement. Any remaining quantities of Licensed Product not sold during this period shall, at OGX’s election, either be destroyed by Teva at Teva’s cost or sold to OGX at Teva’s procurement cost for such Licensed Product.
(e) In the event of termination of this Agreement pursuant to this Article 8, the following shall also be applicable: (i) Teva shall promptly transfer, assign and return to OGX copies of all Data, reports, records and other OGX Know-How and all materials in Teva’s possession or control that relate solely to Licensed Compound or Licensed Product, and shall return to OGX all relevant records and materials in Teva’s possession or control containing Proprietary Information of OGX (provided that Teva may keep one copy of such Proprietary Information of OGX for archival purposes only), at Teva’s expense; (ii) Teva shall assign and transfer to OGX ownership of any and all INDs, Regulatory Approvals, Drug Approval Applications, all other Regulatory Documents and any other regulatory filings or submissions made or filed for Licensed Product by Teva or its designees; (iii) Teva shall reassign to OGX any Third Party Agreements that OGX had previously assigned to Teva; (iv) Teva shall assign to OGX all right, title and interest in and to any copyrights (including content in marketing, sales, advertising and promotional materials) used exclusively with Licensed Products, Trademarks and trade dress used exclusively (to the exclusion of all other Products) in connection with the sale or marketing of Licensed Products; (v) Teva shall, at no cost to OGX (other than travel and out of pocket expenses), provide reasonable consultation and assistance for a period of no more than [***] for the purpose of transferring, at OGX’s request, all then-existing commercial arrangements relating specifically to Licensed Compounds and Licensed Products that Teva is able, using reasonable commercial efforts to, transfer or transition to OGX, in each case, to the extent reasonably necessary or useful for OGX to commence or continue researching, Developing, manufacturing, or Commercializing Licensed Products; (vi) except upon termination of this Agreement by Teva under Sections 8.2(a) or 8.2(b)(i), Teva shall remain responsible for completion (it being understood that Teva shall use its Commercially Reasonable Efforts to complete the Clinical Studies referred to immediately below in accordance with the then-current Clinical Development Plan, that OGX will have the ability to comment on such Clinical Studies, and that Teva shall in good faith give reasonable consideration to all such timely received comments) or at its option payment to OGX of all costs and expenses required to complete the three (3) Clinical Studies outlined on Exhibit A commenced (first dosing of patients) prior to the date of the notice of termination and of any other non-cancellable obligation, provided however OGX shall remain responsible for the completion of all activities assigned to it under the Clinical Development Plan and for payment of all Development Expenses (but not to exceed a total of $30,000,000 in aggregate Development Expenses), except as otherwise provided in Section 3.5(c)(iii); and (vii) OGX shall promptly return to Teva all relevant records and materials in OGX’s possession or control containing Proprietary Information of Teva (provided that OGX shall have the right to keep possession of any such Proprietary Information that is licensed to OGX under this Article 8, and may keep one copy of all other such Proprietary Information of Teva for archival purposes only).

(f) In the event of termination of this Agreement by Teva under Section 8.2(a) or by OGX under Section 8.2(b)(i) or (ii), and subject to any payments due pursuant to Sections 8.2(a), at OGX’s request, Teva hereby grants OGX, effective only upon such termination, a non-exclusive license in the Territory, with the right to grant sublicenses under multiple tiers, under any Teva Patent Rights and Teva Know-How solely for the purpose of, and to the extent necessary or reasonably useful for, Development and/or Commercialization of the Licensed Compounds and Licensed Products.
(g) In the event of the termination of this Agreement after Teva commences manufacture of Licensed Products, Teva shall at OGX’s cost and expense, until the earlier of [***] after notice of such termination and such time as OGX determines in its commercially reasonable discretion that OGX has established sufficient manufacturing resources to meet the requirements for such Licensed Product in the Territory (“Manufacturing Resources”), provide OGX with such assistance as OGX may reasonably request from time to time thereafter in connection with the development of manufacturing capabilities and license of related Intellectual Property to OGX, its Affiliates or its designee. In addition, Teva shall continue to supply, or cause to be supplied, at [***] and in accordance with cGMP, the requirements for the Licensed Product in the Territory as reasonably practical until the earlier of [***] after notice of such termination or such time as OGX has developed and established Manufacturing Resources. OGX shall use commercially reasonable efforts to expedite its development and establishment of Manufacturing Resources.

ARTICLE 9
INDEMNIFICATION AND INSURANCE
9.1 Indemnity. For purposes of this Article 9, “OGX Indemnified Parties” refers to OGX, its Affiliates and the officers, directors, employees, shareholders, agents and successors, heirs and assigns of OGX and its Affiliates, and “Teva Indemnified Parties” refers to Teva, its Affiliates and the officers, directors, employees, shareholders, agents and successors, heirs and assigns of Teva and its Affiliates.
9.2 Teva Indemnification. Teva shall defend the OGX Indemnified Parties from and against all suits, claims, actions, demands, complaints, lawsuits or other proceedings that are brought by a Third Party (collectively, “Third Party Claims”) against any OGX Indemnified Party, and shall indemnify and hold harmless to the fullest extent permitted by law the OGX Indemnified Parties from and against any and all Losses, to the extent resulting from any such Third Party Claims, to the extent such Third Party Claims arise out of or are attributable to (i) a Teva Indemnified Party’s negligence, recklessness or willful misconduct in exercising or performing any of Teva’s rights or obligations under this Agreement; (ii) a material breach by Teva of any of its obligations, representations, warranties or covenants under this Agreement; (iii) any action taken by an OGX Indemnified Party in connection with a Third Party Agreement at Teva’s request under Section 3.3; or (iv) Teva’s or its Affiliates’, sublicensees’ or distributors’ Development, manufacture, storage, handling, use, sale, offer for sale, importation, exportation and/or other Commercialization of Licensed Products; provided, however, that Teva shall not be obligated under this Section 9.2, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Third Party Claim, that the Third Party Claim arose out of the negligence or wrongdoing on the part of an OGX Indemnified Party or material breach by OGX of any of its obligations, representations, warranties or covenants under this Agreement. For clarity, to the extent OGX has any obligation to indemnify, defend or hold harmless a Third Party under a Third Party License Agreement for Third Party Claims or Losses arising or resulting from an act or omission by a Teva Indemnified Party within the scope of clauses (i)-(iv) above, such obligation shall be deemed a Third Party Claim giving rise to an obligation of Teva under this Section 9.2.
9.3 OGX Indemnification. OGX shall defend the Teva Indemnified Parties from and against all Third Party Claims against a Teva Indemnified Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Teva Indemnified Parties from and against any and all Losses that arise out of such Third Party Claims, to the extent such Third Party Claims arise out of or are attributable to: (i) an OGX Indemnified Party’s negligence, recklessness or willful misconduct in exercising or performing any of OGX’s rights or obligations under this Agreement; (ii) a material breach by OGX of any of its obligations, representations, warranties or covenants under this Agreement; or (iii) OGX’s or its Affiliates’ research and Development of Licensed Compounds and Licensed Products before the Effective Date; provided, however, that OGX shall not be obligated under this Section 9.3, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Third Party Claim, that the Third Party Claim arose out of the negligence or wrongdoing on the part of a Teva Indemnified Party or material breach by Teva of any of its obligations, representations, warranties or covenants under this Agreement.

9.4 Indemnification Procedure.
(a) Each Party shall promptly notify the other Party in writing of any Third Party Claim. Concurrent with the provision of notice pursuant to this Section 9.4(a), the Party claiming indemnity under this Article 9 (the “Indemnified Party”) shall provide to the Party from whom indemnity is being sought (the “Indemnifying Party”) copies of any complaint, summons, subpoena or other court filings or correspondence related to such Third Party Claim and will give such other information with respect thereto as the Indemnifying Party shall reasonably request. The Indemnifying Party and Indemnified Party shall meet to discuss how to respond to such Third Party Claim. Failure to provide prompt notice shall not relieve an Indemnifying Party of the duty to defend or indemnify unless such failure materially prejudices the defense of any matter. Each Party agrees that it will take reasonable steps to minimize the burdens of the litigation on witnesses and on the ongoing business of the Teva Indemnified Parties and OGX Indemnified Parties including making reasonable accommodations to witnesses’ schedules when possible and seeking appropriate protective orders limiting the duration and/or location of depositions.
(b) Should either Party dispute that any Third Party Claim or portion of a Third Party Claim (“Disputed Claim”) of which it receives notice pursuant to Section 9.4(a), is an indemnified Third Party Claim, it shall so notify the other Party providing written notice in sufficient time to permit such other Party to retain counsel and timely appear, answer and/or move in any such action. In such event, such other Party shall defend against such Third Party Claim; provided, however, that the Indemnified Party shall not settle any Third Party Claim which it contends is an indemnified Third Party Claim without providing the Indemnifying Party [***] notice prior to any such settlement and an opportunity to assume the defense and indemnification of such Third Party Claim pursuant to this Agreement. If it is determined that a Disputed Claim is subject to indemnification, the Indemnifying Party will reimburse the costs and expenses, including reasonable attorneys’ fees, of the Indemnified Party.

9.5 Settlement of Indemnified Claims. The Indemnifying Party under Section 9.2 or Section 9.3, as applicable, shall have the sole authority to settle any Indemnified Claim without the consent of the other Party, provided, however, that an Indemnifying Party shall not, without the written consent of the other Party, as part of any settlement or compromise (i) admit to liability on the part of the other Party; (ii) agree to an injunction against the other Party; or (iii) settle any matter in a manner that separately apportions fault to the other Party. The Parties further agree that as part of the settlement of any Indemnified Claim, an Indemnifying Party shall obtain a full, complete and unconditional release from the claimant on behalf of the Indemnified Parties.
9.6 Insurance.
(a) Each Party shall maintain, commencing as of the Effective Date, general liability insurance (including coverage for product liability, bodily injury, property damage and personal injury), in form and substance reasonably satisfactory to the other Party, with minimum limits of $[***] or, in case of Clinical Studies as required by the relevant Laws, during the period when such Clinical Studies are being conducted (the “Insurance”). However, if such Insurance is written on a claims-made form, it shall continue for [***] following termination of this Agreement either on a full form or a run-off. The Insurance shall have a retroactive date to or coinciding with the Effective Date. Notwithstanding the foregoing, Teva may satisfy the foregoing obligation with respect to the Insurance through self-insurance, to the extent it self-insures for other liabilities relating to the development and commercialization of other pharmaceutical products.

(b) Such Insurance shall insure against all liability arising out of the manufacture, use, sale, distribution, or marketing of Licensed Product in and for the Territory. During the Agreement Term, each Party shall not permit such Insurance to be reduced, expired, materially amended or canceled during the period of the Insurance and/or the Agreement without reasonable prior written notice that shall be sent as set forth in Section 10.4. Prior to the commencement of this Agreement, each Party shall provide certificates of insurance to the other Party evidencing the coverage specified herein.
(c) Except as expressly stated herein, a Party’s liability to the other is in no way limited to the extent of the Party’s insurance coverage.
(d) The Parties agree that neither Party shall be deemed to be an additional insured under the terms of their respective insurance policies. The Parties further agree that neither Party shall be deemed to be an additional insured vendor under such policies
(e) The Insurance shall contain an explicit clause, stating that each Party and its insurer waive their rights of subrogation against the other Party and its directors, employees and/or any one on its behalf with respect to the Insurance. Such waiver shall not apply in the event of a malicious act.

(f) The Insurance shall be primary, preliminary and non-contributory to any other insurance maintained by each Party and each Party hereby waives any claim or demand as to participation in any such other insurance.
(g) The Insurance shall be valid in any location regarding the activities performed by each Party hereunder (including worldwide jurisdictions) for any destination or lawsuit which will be served against the other Party.
(h) In case of a claim and/or a demand and/or knowledge related to erosion and/or exhaustion of limits of liability of any of party’s insurance required under this Agreement (hereinafter, the “Limits of Liability”) due to and/or a result from any event (whether paid or unpaid) each party undertakes to purchase (promptly after the claim and/or a demand and/or knowledge related to erosion and/or exhaustion as detailed above, the earlier) insurance to reinstate the Limits of Liability as detailed in the Agreement.
(i) Both Parties’ obligations pursuant to this Section 9.6 including all the sub-clauses hereof, constitute a fundamental condition of this Agreement and a breach of any of them shall be deemed a fundamental breach of this Agreement.
9.7 Limitation of Liability. EXCEPT FOR FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY AN INDEMNIFIED PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE 9.

ARTICLE 10
MISCELLANEOUS
10.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than payment obligations) during the period of time when such failure or delay is caused by or results from events beyond the reasonable control of a Party, including fire, flood, earthquake, explosion, storm, blockage, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, failure of public utilities or common carriers, act of God or act, omission or delay in acting by any governmental authority or the other Party, provided that the affected Party takes reasonable efforts to remove the condition causing the failure or delay (which efforts may include delegating obligations under this Agreement to an Affiliate). The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

10.2 Assignment. This Agreement may not be assigned or otherwise transferred without the prior written consent of the other Party, not to be unreasonably withheld; provided, however, that either Party may assign this Agreement to an Affiliate, or to its successor in interest in connection with the transfer or sale of its business or all or substantially all of its assets, or in the event of a merger, consolidation, change in control or similar corporate transaction, without such consent; provided further, however, that such assignment shall not relieve the Party of its responsibilities for performance of its obligations under this Agreement and shall be subject to the provisions of Section 10.8. Furthermore, the foregoing restriction on assignment shall not apply to a divestiture by Teva as may be ordered by a court or administrative agency of competent jurisdiction, or otherwise required by Law. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.
10.3 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. In such event, the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

10.4 Notices.
(a) Correspondence, reports, documentation, and any other communication between the Parties in the course of ordinary implementation of this Agreement (but not including any notice required by this Agreement) shall be in writing and delivered by hand, sent by facsimile, email, or by overnight express mail (e.g., FedEx) to any one (1) representative designated by the Party which is to receive such written communication.
if to OGX to:
ONCOGENEX TECHNOLOGIES, INC.
400-1001 West Broadway
Vancouver, British Columbia,
Canada V6H 4B1
[***]
Fax No.: (604) 736-3687
[***]
With copies to:
ONCOGENEX PHARMACEUTICALS, INC.
1522 217th Place SE, Suite 100
Bothell, WA 98021
[***]
[***]
if to Teva to:
TEVA PHARMACEUTICAL INDUSTRIES LTD.
5 Basel Street
P.O. Box 3190
Petah Tiqva 49131
Israel
[***]

(b) Extraordinary notices and communications (including but not limited to notices of termination, force majeure, material breach, change of address, or any other notices required by this Agreement) shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service (e.g., FedEx), postage prepaid, or by facsimile confirmed by prepaid registered or certified air mail letter or by overnight express mail (e.g., FedEx), or sent by prepaid certified or registered air mail, return receipt requested, to the following addresses of the Parties (or to such other address or addresses as may be specified from time to time in a written notice), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties:
if to OGX to:
ONCOGENEX TECHNOLOGIES, INC.
400-1001 West Broadway
Vancouver, British Columbia, Canada V6H 4B1
[***]
Fax No.: (604) 736-3687
With a copy (which shall not constitute notice) to:
[***]
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104-7043
Fax No.: (206) 903-8820
if to Teva to:
TEVA PHARMACEUTICAL INDUSTRIES LTD.
5 Basel Street
P.O. Box 3190
Petah Tiqva 49131
Israel
[***]

With a copy to:
TEVA NEUROSCIENCE, INC.
901 E. 104th Street
Kansas City, MO 64131
[***]
With a second copy to:
TEVA NEUROSCIENCE, INC.
901 E. 104th Street
Kansas City, MO 64131
[***]
or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered, and on the third Business Day following the date of mailing if sent by registered or certified mail.
10.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in all material respects or otherwise are materially breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agrees that the other Party shall be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement, and/or to seek to enforce specifically this Agreement and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity.

10.6 Further Assurances. Each of the Parties shall use reasonable efforts to take such further reasonable actions as shall be necessary or desirable in order to effectuate the respective rights and obligations hereunder.
10.7 Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control of OGX, (a) Teva will not be obligated to disclose any [***] to the Successor Entity during the remainder of the Agreement Term (but shall continue to provide the royalty reports required under this Agreement and shall provide reasonable summaries of Development and Commercialization status and efforts), and Teva may request the immediate return or destruction of [***] previously disclosed to OGX; and (b) OGX shall use reasonable efforts to [***], in substantially [***] had been providing [***] as of the Effective Date, until at least [***] after the closing of the Change of Control (provided such obligation shall in any event terminate [***] after OGX transfers the existing IND to Teva as contemplated in Section 3.6). Further, notwithstanding anything in this Agreement to the contrary, within ninety (90) days of the date of any Change of Control of OGX, Teva may: (c) terminate the JSC in its sole discretion (d) terminate the Co-Promotion Option if not then exercised by OGX, in Teva’s sole discretion; (e) terminate the Co-Promotion Option, after exercise by OGX but prior to execution of a Co-Promotion Agreement, in Teva’s sole discretion; and/or (f) terminate the Co-Promotion Agreement, if in Teva’s commercially reasonable judgment co-promotion with OGX’s successor-in-interest would be adverse to Teva’s interests.

10.8 Applicable Law, Venue and Dispute Resolution.
(a) This Agreement shall be governed by the laws of the State of New York, U.S. The United Nations Convention on Contracts for the International Sale of Goods shall not apply in any action, suit or proceeding arising out of or relating to this Agreement.
(b) All actions, suits or proceedings arising out of or relating to this Agreement (but not originating from the JSC) shall be heard and determined in any state or federal court having jurisdiction of the Parties and the subject matter of the dispute, sitting in the Southern District of New York, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.
(c) Matters referred pursuant to Section 3.7(e) shall be resolved through binding arbitration in accordance with this Section 10.8(c) and under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, including application of the “Expedited Procedures” (sections E-1, et al) of the Commercial Arbitration Rules of the AAA. The proceedings and decisions of the arbitrator shall be confidential, final and binding on the Parties, and judgment upon the award of such arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place in New York City and will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with AAA rules. If the Parties are unable to select an arbitrator within ten (10) days of the notice that initiated the arbitration, then the arbitrator shall be appointed in accordance with AAA rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute.

10.9 Entire Agreement. This Agreement, including the exhibits and schedules hereto, and the stock purchase agreement and guaranty referred to in the recitals hereof, contains the entire understanding of the Parties with respect to the subject matter. All express or implied agreements and understandings, either oral or written, heretofore made, including any offering letters, letters of intent, or term sheets, are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.
10.10 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.
10.11 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
10.12 Headings; References. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof. Any reference in this Agreement to an Article, Exhibit, Schedule or Section shall, unless otherwise specifically provided, be to an Article, Exhibit, Schedule or Section of this Agreement. The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to.” “Hereunder” and “hereto” means under or pursuant to any provision of this Agreement.

10.13 Interpretation. Both Parties have had the opportunity to have this Agreement reviewed by an attorney; therefore, neither this Agreement nor any provision hereof shall be construed against the drafter of this Agreement.
10.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by fax, by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing an original signature.
10.15 No Third Party Beneficiaries. Except as specifically set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

10.16 Delegation. Each Party may delegate the full or partial discharge of its covenants, agreements, obligations and liabilities under this Agreement including the due and punctual payment of all amounts which are or may become due and payable by such Party hereunder to any Affiliate of such Party at the time of such delegation, if, but only if, such delegation does not result in the imposition of greater tax withholding than would otherwise be imposed under Section 4.6(b) or any payment by deposit of local currency under Section 4.6(c). Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ONCOGENEX TECHNOLOGIES INC.

By:	/s/ Scott Cormack
Name: Scott Cormack
Title: President & CEO

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:	/s/ Moshe Manor Name: Moshe Manor
Title: Group VP — Global Branded Products

By:	/s/ Chen Schor Name: Chen Schor
Title: VP, Business Developmemt Global Branded Products

SCHEDULES AND EXHIBITS
Schedule 1.50 — FTE Rates by Functional Area
Schedule 1.88 — OGX Patent Rights
Schedule 1.90 — OGX Product Specific Intellectual Property
Schedule 1.91 — OGX Trademarks
Schedule 3.2(a) — Information to Be Transferred to Teva
Schedule 3.2(b) — Materials to Be Transferred to Teva
Schedule 3.2(c) — Reports to Be Provided by OGX
Schedule 3.3(a) — Third Party Agreements
Schedule 3.7 — Outline of Terms and Conditions for Co-Promotion Agreement
Schedule 4.1 — Milestone Fees
Schedule 4.2 — Royalties
Schedule 4.3 — Development Expenses Incurred Prior to Effective Date
Schedule 4.5 — Stock Purchase Agreement
Schedule 5.1(e) — Exceptions to 5.1(e)
Schedule 5.1(f)(i) (OGX); Schedule 5.1(f)(ii) (Teva) — Third Party Claims on Rights Under Agreement
Schedule 5.2 — OGX Disclosure Schedule
Schedule 7.3 — OGX Publications
Schedule 10.7 — OGX Employees
Exhibit A: Clinical Development Plan Summary

*	Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

SCHEDULE 1.50
FTE RATES BY FUNCTIONAL AREA

Position	FTE Rate
Level 2 (Director — Clinical Research, Data Management, CMC and IP)	$[***]/ hr
Level 3 (Clinical Research Associate, SAS Programmer and Data Manager)	$[***]/ hr

*
Note: Should other resources than the levels set forth in the above table be required, the JSC shall have the discretion to include such resources at a rate or rates to be mutually agreed by the Parties.

2

SCHEDULE 1.88
OGX PATENT RIGHTS
Pursuant to the License Agreement dated November 15, 2001 (commencing Nov. 1, 2001) between OGX and the University of British Columbia, OGX has an exclusive license to the following patents and patent applications:

			FILE	FILE
DOCKET	TITLE	INVENTORS	TYPE	DATE	PATENT/PUB #	SERIAL #	STATUS	NOTES
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

3

Pursuant to the Amended and Restated License Agreement effective July 2, 2008 between OGX and Isis Pharmaceuticals, Inc., the following [***] have been assigned to OGX:
[***] PATENTS

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	[***] compositions
[***]	[***]	[***]	EP	[***]	[***]	[***]	[***]	[***] compositions
[***]	[***]	[***]	JP	[***]	[***]	[***]	[***]	[***] compositions
[***]	[***]	[***]	JP	[***]		[***]	[***]	[***] compositions
Pursuant to the Amended and Restated License Agreement effective July 2, 2008 between OGX and Isis Pharmaceuticals, Inc., OGX has a non-exclusive license to the following patents and patent applications, provided that such patents and patent applications are required for the Product (as defined in the Amended and Restated License Agreement):
[***] PATENTS

	Docket #	Country/Treaty	Patent / Application#	Title	Issue Date
[***]
	N/A	United States	[***]	[***]	[***]

4

[***] PATENTS

Assignee	Docket #	Country/Treaty	Patent/ Application #	Title	Issue Date

[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	European Patent Convention (FR, GB, DE, IE, NL, CH, SE, BE, DK)	[***]	[***]	[***]
	[***]	European Patent Convention (FR, GB, DE, JP, CH)	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	Patent Cooperation Treaty (AU, CA, EP, JP)	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	Patent Cooperation Treaty	[***]	[***]	[***]
[***]
	[***]	European Patent Convention (AT, BE, DK, FI, FR, GB, DE, IE, IT, NL, CH, ES, SE)	[***]	[***]	[***]
	[***]	Canada	[***]	[***]
	[***]	Japan	[***]	[***]
	[***]	New Zealand	[***]	[***]	[***]
	[***]	Australia	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]

5

Assignee	Docket #	Country/Treaty	Patent/ Application #	Title	Issue Date

[***]
	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	Canada	[***]	[***]	[***]
	[***]	Australia	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
[***] PATENTS

Patent/
Technology	Docket #	Country/Treaty	Application #	Title	Filing Date

[***]	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	Great Britain	[***]	[***]	[***]
	[***]	Germany	[***]	[***]	[***]
	[***]	Switzerland	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
[***]	[***]	United States	[***]	[***]	[***]
	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	Belgium	[***]	[***]	[***]
	[***]	Great Britain	[***]	[***]	[***]
	[***]	Germany	[***]	[***]	[***]
	[***]	Switzerland	[***]	[***]	[***]
	[***]	Sweden	[***]	[***]	[***]

6

Patent/
Technology	Docket #	Country/Treaty	Application #	Title	Filing Date

[***]	[***]	United States	[***]	[***]	[***]
	[***]	Canada	[***]	[***]	[***]
	[***]	Europe	[***]	[***]	[***]
[***]	[***]	United States	[***]	[***]	[***]
	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	Great Britain	[***]	[***]	[***]
	[***]	Ireland	[***]	[***]	[***]
	[***]	France	[***]	[***]	[***]
	[***]	Germany	[***]	[***]	[***]
	[***]	Belgium	[***]	[***]	[***]
	[***]	Switzerland	[***]	[***]	[***]
	[***]	Italy	[***]	[***]	[***]
	[***]	Portugal	[***]	[***]	[***]
	[***]	Spain	[***]	[***}	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
[***]	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
[***]	[***]	United States	[***]	[***]	[***]
	[***]	Canada	[***]	[***]	[***]
	[***]	European Patent Convention	[***]	[***]	[***]
[***]	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	Japan	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]			[***]

7

Patent/
Technology	Docket #	Country/Treaty	Application #	Title	Filing Date

[***]	[***]	United States	[***]	[***]	[***]
	[***]	Canada	[***]	[***]	[***]
	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	Germany	[***]	[***]	[***]
	[***]	Spain	[***]	[***}	[***]
	[***]	France	[***]	[***]	[***]
	[***]	Great Britain	[***]	[***]	[***]
	[***]	Italy	[***]	[***]	[***]
[***]	[***]	European Patent Convention	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
	[***]	United States	[***]	[***]	[***]
[***]	[***]	United States	[***]	[***]	[***]
[***]	[***]	Patent Cooperation Treaty	[***]	[***]	[***]

8

SCHEDULE 1.90
[***]

DOCKET	TITLE	INVENTORS	FILE TYPE	FILE DATE	PATENT/PUB #	SERIAL #	STATUS	NOTES

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	US CIP (1)	[***]	[***]	[***]	[***]	Combination composition

[***]	[***]	[***]	AU	[***]	[***]	[***]	[***]	Composition

[***]	[***]	[***]	CA	[***]	[***]	[***]	[***]	Composition

[***]	[***]	[***]	EP	[***]	[***]	[***]	[***]	Composition

[***]	[***]	[***]	HU	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	IL	[***]	[***]	[***]	[***]	Composition

[***]	[***]	[***]	JP	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	KR	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	KR Divisional	[***]	[***]	[***]	[***]	Composition

9

DOCKET	TITLE	INVENTORS	FILE TYPE	FILE DATE	PATENT/PUB #	SERIAL #	STATUS	NOTES

[***]	[***]	[***]	NO	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	NZ	[***]	[***]	[***]	[***]	Composition

[***]	[***]	[***]	US CIP (2)	[***]	[***]	[***]	[***]	Compound

[***]	[***]	[***]	US CON	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	US CON	[***]	[***]	[***]	[***]	Composition

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	AU	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	CA	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	EP	[***]	[***]	[***]	[***]	Method

10

DOCKET	TITLE	INVENTORS	FILE TYPE	FILE DATE	PATENT/PUB #	SERIAL #	STATUS	NOTES

[***]	[***]	[***]	IL	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	JP	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	KR	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	NO	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	NZ	[***]	[***]	[***]	[***]	Method

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	Method for treating

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	Method for treating

[***]	[***]	[***]	AU	[***]	[***]	[***]	[***]	Method for treating

[***]	[***]	[***]	CA	[***]	[***]	[***]	[***]	Method for treating

[***]	[***]	[***]	EP	[***]	[***]	[***]	[***]	Method for treating

[***]	[***]	[***]	JP	[***]	[***]	[***]	[***]	Method for treating

[***]	[***]	[***]	US	[***]	[***]	[***]	[***]	[***] compositions

[***]	[***]	[***]	EP	[***]	[***]	[***]	[***]	[***] compositions

[***]	[***]	[***]	JP	[***]	[***]	[***]	[***]	[***] compositions

[***]	[***]	[***]	JP	[***]		[***]	[***]	[***] compositions

11

SCHEDULE 1.91
OGX TRADEMARKS
Trademarks or Tradename
None
Registered Domain Names
custirsen.ca
custirsen.com
custirsensodium.ca
custirsensodium.com
USAN Name for OGX-011
Custirsen

12

SCHEDULE 3.2(a)
INFORMATION TO BE TRANSFERRED TO TEVA
Electronic or hard copies of the following will be made available to Teva within the timeframe outlined below:
Within [***] following the Effective Date:
1.
All documents related to Licensed Compounds or Licensed Products (including without limitation all Third Party Agreements) in the electronic data room as of [***], 2009 and any additions up to the Effective Date.

Within [***] following the Effective Date (to the extent not provided in the electronic data room and transferred pursuant to the above):
1.	To the extent not included in the above, all documents provided during the on-site due diligence and listed on the OncoGenex due diligence document index dated [***], 2009
2.	All available clinical trial SAS datasets
3.	CRFs from OncoGenex-sponsored trials
4.	Current SAE narratives for all studies
5.	Current SAS summary tables of safety data for all studies
6.	Current SAS summary tables for all studies
7.	All regulatory documents and correspondence, including:
(i)	All the IND’s in existence and contents ([***]).

(ii)	All [***] contact reports and meeting minutes.

(iii)	A list of all ongoing activities that eventually need to be filed to the IND.

(iv)	All [***] documents and correspondence, including:
[***]
8.	All IP related materials, including agreements with any other company or university from which any IP was licensed
9.	All preclinical reports in OncoGenex’ possession
10.	All preclinical published material on OGX-011 or its precursors.
11.	Drug Substance (DS):
(i)	[***] executed batch records for batch [***]

(ii)	Analytical raw data for batch [***] release

13

(iii)	COA for [***] batch

(iv)	Raw materials COAs for [***] batch ([***] and [***])

(v)	Raw materials analyses — release raw data

(vi)	Analytical methods, all available development reports etc

(vii)	Comparability report and raw data performed between [***] and [***]

(viii)	Stability data — tables and raw data for all DS batches

(ix)	Any available chemical development reports

(x)	Reference standard qualification report
12.	Drug Product (DP):
(i)	Documentation from [***] and previous vendors: executed formula records of all DP batches

(ii)	COAs of all DP batches ([***])

(iii)	Stability data of all DP batches
13.	Nonclinical studies and related documents:
(i)	[***] repeated administration in [***] (study report [***])

(ii)	[***] repeated administration in [***] (study report [***])

(iii)	[***] assay (study report [***])

(iv)	[***] ([***])

(v)	[***] assay ([***])

(vi)	Updated toxicology plan for the development of OGX-011 (2009)
14.	PK/ADME documents:
(i)	The toxicokinetic report of [***] study report: A [***] of [***] in the [***] with a [***] Recovery Period. [***].

(ii)	The toxicokinetic report of [***] study report: A [***] in the [***] with a [***] Recovery Period. [***].
15.	OGX-011-07 and OGX-011-05 Studies: Current patient profiles
16.	Phase II study OGX-011-06 in combination with Docetaxel in advanced Breast Cancer- Final [***] report

14

Note: All documents in OncoGenex’ possession that have original signatures (such as clinical studies approvals, investigator’s sign off, regulatory CMC, etc.) should be transferred to Teva.
As soon as reasonably practicable (to the extent not provided in the electronic data room and transferred pursuant to the above):
1.	CRFs from the [***] Sponsored Study OGX-011-03 when available from [***] (if CRFs are required from other [***] studies, copies must [***] with [***]).
2.	CRFs from the OncoGenex Sponsored Studies that are collected from the clinical sites more than 60 days after the Effective date
3.	For DS later stage:
(i)	BRs of DS batches :[***]

(ii)	COA and release analyses raw data for DS batches :[***]
4.	Phase 1 Study with PK components OGX-011-02 ([***]) — Final Signed off
5.	Pharmacokinetic data for investigator sponsored study OGX-011-04

15

SCHEDULE 3.2(b)
MATERIALS TO BE TRANSFERRED TO TEVA
1.	[***] of OGX-011 API manufactured by [***] for toxicology studies, OncoGenex Lot [***].

2.	[***]of OGX-011 API manufactured by [***], batch [***].

3.	[***] vials of liquid reference standard (0.1 mg/mL, 1 mL fill in single use vials) to be provided to Teva after qualification and receipt by OGX of materials on order.

4.	[***] of OGX-011[***] used for the [***] of [***] and such other [***], including [***] of OGX-011, as approved to be ordered by the JSC.

5.	Such quantities and number of raw material [***] (not exclusive to OncoGenex) as approved to be ordered by the JSC and as available from [***].

16

SCHEDULE 3.2(c)
REPORTS TO BE PROVIDED BY OGX
OncoGenex will provide, as soon as reasonably practicable, final and complete clinical study reports (suitable for regulatory submission) for the following studies:

Phase 1 Study OGX-011-01 NCIC Sponsored	Open-label, Phase 1, dose-escalation, safety, pharmacokinetic and pharmacodynamic study of weekly doses of custirsen in combination with neoadjuvant hormone therapy (NHT) in patients with localized prostate carcinoma prior to radical prostatectomy.

Phase 1 Study OGX-011-02 NCIC Sponsored	Open-label, non-blinded, Phase 1 dose escalation, safety and pharmacokinetic study of custirsen in combination with docetaxel in patients with solid tumors that were known to over express clusterin.

Phase 2 Study OGX-011-03 NCIC Sponsored	Randomized, non-blinded study evaluating weekly custirsen in combination with docetaxel and prednisone compared to docetaxel and prednisone alone for first-line chemotherapy treatment in patients with metastatic hormone refractory prostate cancer (HRPC).

Phase 2 Study OGX-011-04 Investigator Sponsored	Open-label, non-blinded study evaluating the combination of NHT and custirsen prior to radical prostatectomy in patients with localized prostate carcinoma. The study was a two-stage design; only stage 1 was conducted.

Phase 1/2 Study OGX-011-05 OncoGenex Sponsored	Open-label, non-blinded, Phase 1/2 study of custirsen in combination with a gemcitabine/platinum-based regimen (gemcitabine/cisplatin or gemcitabine/carboplatin) in chemotherapy-naïve patients with advanced non-small cell lung cancer (NSCLC). The Phase 2 dose of custirsen in combination with gemcitabine/cisplatin.

Phase 2 Study OGX-011-07 OncoGenex Sponsored	This study is evaluating custirsen in combination with second-line chemotherapy (either mitoxantrone or docetaxel) in patients with HRPC who were previously treated with docetaxel and progressed on or within 6 months of treatment. The protocol was amended and additional patients were added in the docetaxel plus custirsen arm.
OncoGenex will also provide the final clinical study report as prepared by the NCIC:

Phase 2 Study OGX-011-06 NCIC Sponsored	Phase 2 study of custirsen in combination with docetaxel in advanced breast cancer. The study was a two stage design. 14 patients were to be entered into Stage 1, Stage 2 was not conducted.

17

SCHEDULE 3.3(a)
THIRD PARTY AGREEMENTS
1. Section 85 Transfer Agreement made [***] between [***] and OGX.
2. Letter of understanding dated [***] addressed to [***] of the [***] at [***] and [***] pursuant to which, under certain circumstances, OGX would arrange to provide [***] on a cost recovery basis in support of the [***]. The subject matter of this letter of understanding relate to [***] for which OGX has provided [***] and the [***] have been publicly presented and provided to Teva.
3. License Agreements
(a)
UBC — License Agreement dated November 15, 2001 (commencing Nov. 1, 2001) between OGX and the University of British Columbia pursuant to which OGX is granted an exclusive, world-wide, royalty-bearing license to certain intellectual property related to antisense inhibitors of Clusterin together with Amending Agreement dated August 30, 2006, August 7, 2008 and December 20, 2009.

(b)
Isis — Amended and Restated License Agreement effective July 2, 2008 between OGX and Isis Pharmaceuticals, Inc. regarding the unilateral development of OGX-011 together with Amendment No. 1 to Amended and Restated License Agreement dated December 19, 2009. This agreement and amendment supercedes the License and Co-development Agreement effective November 16, 2001.

4. Pre-Clinical
Work performed under Pre-Clinical has been completed and is listed below under “Expired Contracts”
5. Drug Formulation
Contract relating to Drug Formulation has been terminated and is listed below under “Expired Contracts”.
6. Pharmacokinetics & Toxicology
[***] dated [***] between [***] and OGX, now known as [***]
(b)	[***] effective [***] which expires [***] with [***] together with Quotation dated [***] regarding [***] in [***].
7. Manufacturing
(a)	[***] between [***] and OGX commencing on the date of execution being [***] with respect to the [***] for [***].
(b)	[***] signed as of [***] between OGX and [***] together with Change Orders dated [***], [***] and [***]; and [***] dated [***], [***] and [***].

18

(c)	[***] with [***] effective [***] together with Quotation dated [***] regarding [***] of [***] used in [***] manufacture.
(d)
[***] effective [***] between Laureate Pharma, Inc. and OGX to which is attached as [***] the [***]; together with [***] dated [***]. [***] dated [***] regarding [***] of OGX-011 [***]. [***] dated [***] which adds [***] as product to the [***] agreement.

(e)	[***] and [***] dated [***] with Avecia Biotechnology Inc. regarding OGX-011 together with [***] entered into [***] and [***] dated [***], [***] and [***].
(f)	[***] and [***] effective [***] with [***].
8. Clinical Trial Agreements
(a)	[***] effective [***] between OGX, [***] and [***] with respect to [***].
(b)	[***] dated [***] between OGX, [***], owner and operator of [***] and [***] with respect to [***], together with [***] dated [***].
(c)	[***] effective [***] between OGX, [***] and [***] with respect to [***].
(d)	[***] effective [***] between [***], the [***], [***] and OGX regarding for the [***] entitled [***].
(e)	[***] effective [***] between OGX and [***] and [***] with respect to [***].

(f)	[***] effective [***] between OGX, BC [***] and [***] with respect to [***].
(g)	[***] dated [***] between [***] at [***] in the style and cause of the [***] and OGX with respect to [***]. [***] study.
(h)	[***] effective [***] between OGX, [***] and [***] with respect to [***].
(i)	[***] effective [***] between OGX and [***] and [***] with respect to [***] and Amendment thereto effective [***].
(j)	[***] effective [***] between OGX and [***] at [***] and [***] with respect to [***].
(k)	[***] dated [***] between [***] at [***] in the style and cause of the [***] and OGX with respect to [***] study.
(l)	[***] effective [***] between OGX and [***] of [***] and [***] with respect to [***].

19

(m)	[***] effective [***] between OGX, [***] with respect to [***] together with [***] effective [***].
(n)	[***] effective [***] between OGX and [***] and [***] with respect to [***].
(o)	[***] dated [***] between OGX and [***] and [***] with respect to protocol [***].
(p)	[***] dated [***] between OGX and [***] and [***] with respect to protocol [***].
(q)
[***] dated [***] between OGX and [***] regarding grant for OGX-011 together with the [***] dated [***] which amends the schedule of payment together with the [***] dated [***] which amends the terms set out in the [***] and [***]. The subject matter of this [***] relate to [***], a [***] the [***] and [***] of OGX-011 in combination with [***] in patients with [***], for which OGX has provided OGX-011 and the study results have been publicly presented and provided to Teva.

9. Contract Research Agreement
(a)	[***] dated [***] between [***] at [***] and OGX.
(b)	[***] dated [***] between [***] at [***] and OGX.
(c)	[***] effective [***] between [***], [***] and OGX regarding [***] an [***] to evaluate [***] using [***] of OGX-011 in [***] and [***].
(d)	[***] with [***] dated [***] regarding the development of a [***] to support a [***] of an [***] product.
10. Clinical Agreements
(a)	[***] with [***] and [***] for [***] effective [***] regarding [***].
(b)	[***] with [***] and [***] for [***] effective [***] regarding [***].
11. CRO
(a)	[***] for [***] and [***] effectively dated [***] between [***] and OGX together with Amendment #1 dated [***].
(b)	[***] effective [***] between [***] and OGX together with Statement of Work #1 regarding [***] and Statement of Work #2 for [***] dated [***].

20

(c)	[***] with [***] Effective [***] regarding the application for [***] to [***] terminating [***] together with [***] dated [***] for work to be completed by approximately [***].
(d)	[***] with [***] dated [***] regarding [***] together with Statement of Work for [***] dated [***] and Statement of Work for [***].
(e)	[***] with [***], together with non-binding Agreement in Principle dated [***].
(f)	[***] dated [***] and [***] with [***], a division of [***] together with Scope of Work No. 1 regarding [***] submission and Scope of Work No. 3 for [***] regarding [***] operations.
(g)	[***] with [***] regarding [***] and/or [***] services effective [***] together with Work Order number [***].
12. Material Transfer Agreements

Date of
Name of Party	Agreement	Research Project
[***]	[***]	Analysis of [***] in [***] and [***] and its involvement in the [***] of the [***]

[***]	[***]	[***] evaluating the therapeutic potential of [***] for [***] cancer [***] and similar mode systems).

[***]	[***]	To evaluate in detail the potential of [***] in the modulation of [***] of human [***] and [***] (revised [***])

[***]	[***]	[***] study of the effects of [***] in [***]

[***]	[***]	[***] and [***] of [***] in [***] with & w/o [***]

[***]	[***]	Characterisation of [***] in [***]; Toxicity of [***] in [***]; Down-regulation of [***] expression by [***]; Uptake of [***] in the [***]; [***] characterization of [***] expression.

[***]	[***]	Determine whether [***] is able to [***] various [***] or [***], using [***] and [***]. Determine biological significance of combining [***] with [***] in [***] of [***].

21

Date of
Name of Party	Agreement	Research Project
[***]	[***]	[***] and control [***] into [***] to: (i) further confirm the [***] and [***] of [***]; and (ii) test the molecular mechanisms of [***] in [***].

[***]	[***]	Evaluate if [***] of [***] obtained by treatment with [***] may modify the response to [***] in [***].

[***]	[***]	Assess influence of [***] in [***] & [***] by which [***] develops against [***]

[***]	[***]	Determine whether [***] can sensitize [***] to [***] and [***] in [***] and [***]

[***]	[***]	Investigating [***] and [***]in relation to [***] in [***] and [***]

[***]	[***]	Experiment part of larger project involving [***] underlying [***]. As part of this, [***] of [***] is being explored

[***]	[***]	Determine the effects of [***] on [***] in [***] after [***] administration.

[***]	[***]	The study will focus on the role of [***] during the [***] of a [***]. [***] was [***] in [***] and may play a [***] during [***]

[***]	[***]	Investigating role of [***] and [***] in the [***] of [***].

[***]	[***]	Find out whether [***] will be [***] by [***].

[***]	[***]	Study the [***] activity of [***] in combination with [***] such as [***] and [***] such as [***] and whether [***] enhances the [***] of [***].

22

10. Consulting Agreements
(a)	Consulting Agreement with [***] dated [***] together with amendments dated [***] and [***] regarding [***], [***] and [***].
(b)
Consulting Agreement between [***] and OGX dated [***] regarding [***] and [***], together with Consulting Amending Agreement dated [***] which extends term of agreement for [***] and then renews on [***] basis.

(c)
Consulting Agreement between [***] and OGX dated [***] which sets out the terms for providing [***] and [***] services together with Consulting Amending Agreement dated [***] which extends term of agreement for [***] and then renews on [***].

(d)
Consulting Agreement as of [***] between [***] and OGX together with Consulting Amending Agreement dated [***] and Second Consulting Amending Agreement dated [***] which extends term of agreement for [***] and then renews on [***].

(e)
Consulting Agreement dated [***] between [***] and OGX with respect to [***] together with Consulting Amending Agreement dated [***]; Second Consulting Amending Agreement; and Third Consulting Amending Agreement (terms expires [***]).

(f)	Consulting Agreement with [***] for [***] effective [***] together with Consulting Amending Agreement extending term until [***].
(g)	Consulting Agreement with [***] for [***] effective [***] together with Consulting Amending Agreement renewing until [***] and then automatically renews until [***].
(h)
Consulting Agreement with [***] effective [***] with respect to [***] together with Consulting Amending Agreement dated [***]; and Second Consulting Amending Agreement dated [***] extending term to [***].

(i)	Consulting Agreement with [***] for [***] effective [***] together with Consulting Amending Agreement dated [***] and Second Consulting Amending Agreement dated [***] extending term until [***].
(j)	Consulting Agreement with [***] dated [***] as [***] for [***]. Agreement renews [***].

23

(k)	Consulting Agreement with [***] dated [***] as [***] for [***]. Agreement renews [***].
(l)	Consulting Agreement with [***] as [***]. Agreement renews [***].
(m)	Consulting Agreement with [***] dated [***] as [***]. Agreement renews [***].
(n)	Consulting Agreement with [***] dated [***] as [***]. Agreement renews [***].
(o)	Consulting Agreement effective [***] with [***] regarding [***] related to [***]. ([***] term)
(p)	Consulting Agreement effective [***] with [***] regarding [***] for [***] for [***] together with Consulting Amending Agreement dated [***] terminating on [***].
(q)	Consulting Agreement effective [***] with [***] together with First Amendment to Consulting Agreement dated [***].
(r)	Consulting Agreement with [***] effective [***] for a [***] term regarding [***].
(s)	Consulting Agreement with [***] effective [***] for [***] term.
(t)	Consulting Agreement with [***] dated [***] for [***] term.
(u)	Consulting Agreement with [***] dated [***] regarding [***] of [***] expires [***].
11. [***] dated [***] regarding performing functions associated with [***] for a term of [***].
12. [***] dated [***] between OGX and [***]
[***]
Pre-Clinical
(a)	[***] dated [***] between [***] and OGX. The Study(s) performed under this [***] has been [***].
(b)	[***] between [***] and OGX dated [***] which provides general terms related to the provision of services for [***]. This agreement has [***] and is [***] due to [***] in [***].
Drug Formulation
(c)	[***] entered into as of [***] with [***] together with [***] letter dated [***]. This agreement has [***] and is [***] due to [***] in [***].

24

Manufacturing
(d)
Agreement dated [***] between [***] and [***] pursuant to which [***] of OGX’s product, [***] will be conducted and to which OGX is responsible for [***] of [***] associated thereto to [***]. This agreement has [***] and is [***] due to [***] in [***].

(e)	[***] between [***] and OGX commencing on the date of execution being [***] with respect to the [***] for [***]. This agreement has [***] and is [***] due to [***] in [***].
(f)	[***] with [***] dated [***] now known as [***] (see [***]
Contract Research Agreement
(g)
Collaborative Research Agreement dated [***] between OGX, [***] and [***] and [***] pursuant to which the projects for [***] and [***]; [***] and [***]; [***] and [***] are outlined AND Amendment #1 to the agreement dated [***]; Amendment #2 dated [***]; Amendment #3 dated [***], Amendment #4 dated [***] and Amendment #5 dated [***]. This agreement has [***] and is [***] due to [***] in [***].

25

SCHEDULE 3.7
OUTLINE OF KEY PROVISIONS FOR
CO-PROMOTION AGREEMENT
1)
Definitions. Capitalized terms used in this Schedule 3.7 and not otherwise defined here, shall have the respective meanings set forth in the Agreement to which this Schedule is attached. The following definitions are intended to be instructive only for purposes of this outline, and the actual detailed definitions may be modified in the definitive Co-Promotion Agreement as such agreement is negotiated by the Parties, provided that such actual definitions shall be substantively equivalent to the definitions set forth below.

a)
“Brand Management Team” means a team of individuals created, organized and directed by Teva that manages, directs and leads activities relating to and supporting branding for the Licensed Products in the U.S. and Canada (or such other functional group as designated by Teva that manages substantially the same activities).

b)
“Canadian Brand Management Team” means a team of individuals created, organized and directed by Teva, that manages, directs and leads the sales representatives and associated sales management teams for the promotion and sale of Licensed Products in Canada, as well as the Medical Director and Medical Liaisons (or such other functional group as designated by Teva that manages substantially the same activities).

c)
“Medical Director” means an individual hired and employed by OGX to support activities under the Co-Promotion Agreement, whose primary function is to provide a rigorous scientific and medical foundation for widespread usage and acceptance of Licensed Products in the U.S. and/or Canada; to foster relationships and partnerships with scientific experts, professional organizations, and academic and clinical centers in the U.S. and/or Canada; and to serve as an internal resource for Teva relating to the professional education, and regulatory, training and commercial functions for Licensed Products in the U.S. and/or Canada.

d)	“Medical Liaison” is the Canadian equivalent of a PESM or such other medical/education field-focused person as mutually agreed by the Parties.
e)
“Professional Education Science Manager” or “PESM” means an individual, hired and employed by OGX to support activities under the Co-Promotion Agreement, whose primary function is to provide a scientific resource to the Parties, and to develop and implement relevant scientific and clinical education programs, and foster successful relationships with healthcare providers and managed care organizations, in support of the Commercialization of Licensed Products in the U.S.

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2)
OGX Obligations. Pursuant to the Co-Promotion Agreement, OGX will, under the direction of the Brand Management Team, conduct and/or be responsible for the following Co-Promotion Activities (along with such marketing, advertising, detailing and operational aspects as provided for in the US/Canadian Commercialization Plan):

a)
OGX will provide [***] for the U.S. and Canadian markets ([***]) who will use commercially reasonable efforts to carry out the functions, duties and responsibilities contemplated by the Parties, as well as participating in all official meetings of the Brand Management Team in which the Licensed Products will be discussed (or the part of such meeting dedicated to Licensed Products).

b)
OGX will provide a sufficient number of PESMs throughout the U.S. as set forth in the US/Canadian Commercialization Plan and as reasonably necessary in order to carry out the functions, duties and responsibilities contemplated by the Parties. The Parties contemplate that initially there will be [***] PESMs.

c)
OGX will use commercially reasonable efforts to provide a sufficient number of sales representatives and associated sales managers in Canada to successfully Commercialize Licensed Products in Canada (collectively, the “Canadian Sales Force”) in a manner and at a level consistent with the relevant portion of the US/Canadian Commercialization Plan. All such sales representatives and associated sales managers in Canada will be OGX employees working under the guidance of Teva’s Canadian Brand Management Team.

d)
OGX will provide a sufficient number of Medical Liaisons throughout Canada as set forth in the US/Canadian Commercialization Plan and as reasonably necessary in order to carry out the functions, duties and responsibilities contemplated by the Parties. The Parties contemplate that initially there will be [***] Medical Liaisons.

e)
OGX shall have the right to appoint one individual to act as an OGX representative member of the Brand Management Team and one individual to act as an OGX representative member of the Canadian Brand Management Team (or such other entities as determined by Teva that perform substantially the same function), each of whom may be from the [***] or [***] functions. Such OGX representative members may be appointed by OGX within [***] of the Effective Date, and OGX may replace such members upon written notice to Teva; provided, however, that if OGX does not timely exercise the Co-Promotion Option, the OGX representative member may be removed from the Brand Management Team and Canadian Brand Management Team by Teva, and OGX shall no longer have the right to appoint or retain an OGX representative member on the Brand Management Team or Canadian Brand Management Team.

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3)	Teva Obligations. Pursuant to the Co-Promotion Agreement, Teva will provide and otherwise be responsible for the following:
a)
Teva shall provide regulatory support, copy approval, sales and promotional materials, field based sales training, distribution management support, and other similar managerial and administrative support for the promotion and Commercialization of Licensed Products in the U.S. and Canada as Teva considers reasonably necessary.

b)	Teva shall provide OGX, in accordance with Teva’s normal annual workplan development timeline, updates of the US/Canadian Commercialization Plan.
c)
Teva shall compensate OGX for the Medical Directors, PESMs, Medical Liaisons and all members of the Canadian Sales Force, on an FTE basis at [***] not to exceed [***], such rate to be adjusted based on [***] of such employees’ efforts being allocated to promotion of the Licensed Products.

d)
Teva shall compensate OGX for reasonable travel expenses to attend sales training meetings and sales meetings called by or at the direction of Teva, in accordance with Teva’s travel policies then in place.

4)
Activities Under Teva’s Direction and Control. All functions and activities carried out under the Co-Promotion Agreement shall be under the direction and control of Teva, and shall be governed or guided in accordance with all commercial plans, strategies, guidelines and other policies established or adopted by Teva, from time to time, in Teva’s commercially reasonable discretion.

5)
Costs and Expenses. Except as expressly provided in Section 3 above, any costs and expenses incurred by OGX under the Co-Promotion Agreement shall be its responsibility. Notwithstanding anything to the contrary, under no circumstances shall Teva be responsible for any start-up costs or expenses incurred by OGX in support of recruiting and hiring personnel necessary for OGX to carry out its Co-Promotion Activities; all such costs and expenses shall be borne by OGX.

6)
Other Provisions. Detailed definitions, termination provisions, representations, warranties and other covenants and provisions typical for similar co-promotion agreements, all to be commercially reasonable, will be negotiated in good faith by the Parties and incorporated in the definitive Co-Promotion Agreement.

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SCHEDULE 4.1
MILESTONE FEES

Upfront Fees

(a)	Upfront Payment by December 24, 2009 (close of business Israel time):	$20 million

(b)	Advanced Reimbursement by December 24, 2009 (close of business Israel time):	$30 million

Development Milestones

For first-line CRPC:

(c)	[***]	$[***]

(d)	[***]	$[***]

(e)	[***]	$[***]

(f)	[***]	$[***]

For second-line CRPC:

(g)	[***]	$[***]

(h)	[***]	$[***]

(i)	[***]	$[***]

(j)	[***]	$[***]

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For non-small cell lung cancer:

(k)	[***]	$[***]

(l)	[***]	$[***]

(m)	[***]	$[***]

(n)	[***]	$[***]

For [***] additional indications (other than CRPC and non-small cell lung cancer) approved for investigation by the JSC:

(o)	[***]	$[***]

(p)	[***]	$[***]

(q)	[***]	$[***]

(r)	[***]	$[***]

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SCHEDULE 4.2
ROYALTIES

Ongoing Royalties	Aggregated for all Licensed Products throughout Territory

(i)	On the portion of aggregate annual Net Sales ≤$[***]:	[***]%

(ii)	On the portion of aggregate annual Net Sales >$[***] but ≤[***]:	[***]%

(iii)	On the portion of aggregate annual Net Sales >$[***] but ≤$[***]:	[***]%

(iv)	On the portion of aggregate annual Net Sales >$[***]but ≤$[***]:	[***]%

(v)	On the portion of aggregate annual Net Sales >$[***]:	[***]%

One Time Sales Threshold Royalties

(vi)	Upon the first occurrence of aggregate annual Net Sales of $[***] in a Calendar Year:	One-time royalty of [***]% of Net Sales of $[***]

(vii)	Upon the first occurrence of aggregate annual Net Sales of $[***] in a Calendar Year:	One-time royalty of [***]% of Net Sales of $[***]

(viii)	Upon the first occurrence of aggregate annual Net Sales of $[***] in a Calendar Year:	One-time royalty of [***]% of Net Sales of $[***]

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Each of the royalty rates set forth in subclauses (i) through (v) above in this Schedule 4.2, but solely for the applicable country or region (as provided below) shall be lowered by [***] percentage points (e.g., if a particular affected royalty rate is [***]%, it would be lowered to [***]%) for all Net Sales of any Licensed Product sold in the applicable country or region, in the following circumstances: (i) for Net Sales of Licensed Products sold in [***] prior to Regulatory Approval of such Licensed Product by the [***] for any [***] in [***] patient populations (e.g., [***] and [***]); (ii) for Net Sales of Licensed Products sold in [***] prior to Regulatory Approval of such Licensed Product by the [***] for any [***] in [***] patient populations; or (iii) for Net Sales of Licensed Products sold in [***] prior to Regulatory Approval of such Licensed Product by the [***] for any [***] in [***] patient populations. Notwithstanding the number of [***] approved by the [***], [***] or the [***], no reduction in royalties will be applied after the first Calendar Year that aggregate annual Net Sales of Licensed Products exceed $[***]. In addition, no such reduction shall be applied at any time in any country outside the [***], [***] or [***].

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SCHEDULE 4.3
DEVELOPMENT EXPENSES INCURRED
PRIOR TO EFFECTIVE DATE

Amount Paid
Activity	Vendor	to [***]

[***]
[***]
Manufacture of ~ [***] of API	[***]	[***]
Drug Product fill /finish of [***] API	[***]	[***]
Release testing for DP and placebo	[***]	[***]
Stability studies DP and Placebo — [***]	[***]	[***]
Placebo Manufacture	[***]	[***]

Vials — min [***]	[***]	[***]
Media Fill	[***]	[***]
[***] method transfer/Qualification (DP and API)	[***]	[***]
[***]	[***]	[***]

[***]
Development [***] batch [***]	[***]	[***]
Development [***] batch [***]	[***]	[***]
Raw materials for [***]	[***]	[***]
Raw materials for [***]	[***]	[***]
Manufacture ~[***]	[***]	[***]
Procurement and qualification of [***]	[***]	[***]
Stability Studies API	[***]	[***]
[***] study API first manufacture [***]	[***]	[***]
Drug Product fill /finish of [***]	[***]	[***]
Release testing for DP and placebo	[***]	[***]
Stability studies DP and Placebo — [***]	[***]	[***]

[***] Studies

Develop an [***]	[***]	[***]
Validation of [***]	[***]	[***]
[***] Study	[***]	[***]
[***] Study	[***]	[***]

[***]

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***] System Setup	[***]	[***]
[***] system setup	[***]	[***]
[***],[***]and [***]	[***]	[***]
[***]	[***]	[***]
[***] Submission Consulting	[***]	[***]
[***] Registration	[***]	[***]

[***]		[***]

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SCHEDULE 4.5
STOCK PURCHASE AGREEMENT

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STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2009 (the “Effective Date”), by and between OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Teva Pharmaceutical Industries Limited, a limited liability company incorporated under the laws of Israel (the “Purchaser”).
Recitals
The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), and the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.
The Purchaser wishes to purchase, and the Company wishes to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, 267,531 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), for cash consideration of Ten Million United States Dollars (the “Purchase Price”).
Contemporaneous with the execution and delivery of this Agreement, the Purchaser and OncoGenex Technologies Inc., a wholly-owned subsidiary of the Company (“OTI”), are executing a License and Co-Development Agreement (the “License and Co-Development Agreement”).
Agreement
NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:
1. DEFINITIONS. IN ADDITION TO THOSE TERMS DEFINED ABOVE AND ELSEWHERE IN THIS AGREEMENT, FOR THE PURPOSES OF THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS HEREIN SET FORTH:
1.1 “1934 Act” means the Securities Exchange Act of 1934, as amended.
1.2 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person, as such terms are used in and construed under Rule 144 under the 1933 Act.
1.3 “Beneficially Own” has the meaning set forth in the Company’s Amended and Restated Rights Agreement dated July 24, 2002, as amended.
1.4 “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

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1.5 “Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.
1.6 “IP Rights” means all vested, contingent and future intellectual property rights including, but not limited to: (a) all inventions, compounds, compositions, substances, methods, processes, techniques, know-how, technology, data, information, discoveries and other results of whatsoever nature, and any patents, copyrights, proprietary intellectual or industrial rights directly or indirectly deriving therefrom, as well as provisionals, patent applications (whether pending or not), and patent disclosures together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, copyrights, designs, trade styles, logos, trade dress and corporate names, including all goodwill associated therewith; (c) any work of authorship, regardless of copyrightability, all compilations, all copyrights and (d) all trade secrets, confidential information and proprietary processes.
1.7 “knowledge of the Company” means the actual knowledge of Scott Cormack and Stephen Anderson.
1.8 “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.
1.9 “Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, assets or results of operations of the Company, taken as a whole, (b) the Company’s ability to perform any of its obligations under the terms of the Transaction Documents in any material respect, or (c) the rights and remedies of the Purchaser under the Transaction Documents; provided, however, that in determining whether a Material Adverse Effect has occurred, any effect to the extent attributable to the following will not be considered: (i) a change in the Company’s stock price; (ii) a material adverse effect resulting from an event, occurrence or condition disclosed to the Purchaser in the Transaction Documents; (iii) the announcement of the Transaction Documents; and (iv) any changes resulting from general economic or market conditions or conditions affecting the biotechnology or biopharmaceutical industry in general.
1.10 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
1.11 “Subsidiaries” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.
1.12 “Trading Market” means any of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the Over-the-Counter Bulletin Board, or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
1.13 “Transaction Documents” means this Agreement, the License and Co-Development Agreement and any other agreement entered into, now or in the future, by the Company in connection with this Agreement or any of the other Transaction Documents.

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1.14 List of Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section
Agreement	Preamble
Closing Date	2.2
Common Stock	Recitals
Company	Preamble
Effective Date	Preamble
License and Co-Development Agreement	Recitals
OTI	Recitals
Purchaser	Preamble
Purchase Price	Recitals
Reports	3.9
SEC	Recitals
Shares	Recitals
1933 Act	Recitals
2. PURCHASE AND SALE OF SHARES.
2.1 Purchase of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, at the Closing the Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares for Purchase Price.
2.2 Time and Place of Closing. The Closing and delivery of all items to be delivered hereunder shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or by electronic means, on (i) Thursday, December 24, 2009, provided that each of the conditions to the obligations of the parties to consummate the transaction contemplated hereby have been satisfied, or (ii) if such conditions have not been satisfied as of Thursday, December 24, 2009, the second Business Day after the date on which each of the conditions to the obligations of the parties to consummate the transaction contemplated hereby have been satisfied (such date, the “Closing Date”).
2.3 Closing Deliveries.
(a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i) a true and correct copy of the irrevocable instructions delivered by the Company as of the Closing Date to its transfer agent, directing the transfer agent to deliver to Purchaser a stock certificate, free and clear of all restrictive legends (except as expressly provided in Sections 5.1(a) and (b)), evidencing the Shares, registered in the name of the Purchaser;

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(ii) the executed License and Co-Development Agreement; and
(iii) any other documents reasonably requested by the Purchaser or its counsel in connection with the Closing, including, without limitation, certified copies of the Company’s certificate of incorporation, certificates of good standing and customary officers’ and secretary’s certificates.
(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i) the Purchase Price, by wire transfer of immediately available funds to the account of the Company; and
(ii) the executed License and Co-Development Agreement.
2.4 Conditions to Closing.
(a) Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:
(i) Representations and Warranties. The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;
(ii) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and
(iv) No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that would reasonably be expected to have or result in a Material Adverse Effect.
(b) Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
(i) Representations and Warranties. The representations and warranties of the Purchaser contained in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

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(ii) Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and
(iv) the Closing shall not violate the 1933 Act or any other applicable securities laws, or the rules or regulations of the applicable Trading Market.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. THE COMPANY HEREBY MAKES THE FOLLOWING REPRESENTATIONS AND WARRANTIES TO THE PURCHASER. IN ADDITION, THE PARTIES ACKNOWLEDGE AND AGREE THAT AS A FURTHER INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT AND TO PURCHASE THE SHARES HEREUNDER, THE COMPANY’S REPRESENTATIONS AND WARRANTIES UNDER THE LICENSE AND CO-DEVELOPMENT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.
3.1 Subsidiaries. The Company’s only Subsidiary is OTI. The Company owns (either directly or indirectly) beneficially and of record all of the issued and outstanding capital stock of its Subsidiary, free and clear of all Liens (other than transfer restrictions under applicable securities laws), pledges, options, agreements or limitations on the Company’s or such other Subsidiary’s voting rights, and does not own an equity interest in any other corporation, partnership or entity other than OTI. The Company’s former Subsidiary, OncoGenex, Inc., a Washington corporation, has been dissolved.
3.2 Organization and Good Standing. The Company and its Subsidiary are validly existing and in good standing under the laws of the State of Delaware and under the federal laws of Canada, respectively, and have all requisite power and authority to carry on their businesses as presently conducted and to own and use their properties and assets. The Company and its Subsidiary are authorized to conduct business as foreign corporations and are in good standing in each jurisdiction where the conduct of their businesses or their ownership of property requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.
3.3 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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3.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (assuming the accuracy of the Purchaser’s representations and warranties and compliance by the Purchaser with its respective covenants as set forth in this Agreement), including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected.
3.5 Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and, provided that the Purchaser at all times will Beneficially Own less than 15% of the outstanding shares of common stock of the Company, shall not be subject to preemptive or similar rights. Assuming the validity of the Purchaser’s representations and warranties contained in Section 4, the offer, issuance and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration requirements of the 1933 Act.
3.6 Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company and its Subsidiary (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.6. All of the outstanding shares of capital stock of the Company and its Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in Schedule 3.6, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or its Subsidiary relating to the issued or unissued capital stock of the Company or its Subsidiary or obligating the Company or its Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or its Subsidiary.
3.7 Absence of Litigation. Except as set forth in Schedule 3.7, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of the Company’s officers or directors in their capacities as such and any of the Company’s properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. No judgment, injunction, writ, award, decree or order has been issued by any court or other governmental authority against the Company.

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3.8 Reporting Company. The Company is a publicly held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common equity registered pursuant to Section 12(b) of the 1934 Act.
3.9 Information Concerning Company. The Company’s Form 10-K for the year ended December 31, 2008 as filed with the SEC, together with all subsequently filed Forms 10-Q and 8-K, and all other filings made with the SEC since August 21, 2008 (collectively, the “Reports”) contain all material information relating to the Company and its operations and financial condition as of their respective dates that is required to be disclosed therein. Since December 31, 2008, there has not been a Material Adverse Effect. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.
3.10 Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not, nor has it been in the past in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to have a Material Adverse Effect.
3.11 Transactions with Affiliates and Employees. None of the officers or directors of the Company, nor any of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
3.12 Title to Assets. The Company has valid title to or leasehold rights for all real property that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens disclosed in Schedule 3.12. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases of which the Company is in compliance.

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3.13 Company Employees. To the best knowledge of the Company, none of its respective employees, officers, directors, agents or consultants is (i) subject to confidentiality restrictions in favor of any third Person the breach of which could subject the Company to any liability, or (ii) obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently proposed to be conducted. Each employee and officer of and consultant to the Company has executed a proprietary information and inventions agreement (a standard form of which has been provided to Purchaser). The Company does not use or rely on any IP Rights made or developed by any current or former employee or officer of or consultant to the Company prior to his or her employment or relationship with the Company that have not been assigned or licensed to the Company.
3.14 Registration Rights. Except as described in Schedule 3.14, the Company has not granted or agreed to grant to any Person any rights to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.
3.15 Disclosure. All disclosures provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby (including the Schedules to this Agreement) furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except for the transactions contemplated by the Transaction Documents, no material event or circumstance has occurred, and no information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or prior to the date hereof but which has not been so publicly announced or disclosed.
4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. THE PURCHASER HEREBY MAKES THE FOLLOWING REPRESENTATIONS AND WARRANTIES TO THE COMPANY.
4.1 Organization: Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the State of Israel. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Purchaser. Each Transaction Document to which the Purchaser is a party has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with its terms.

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4.2 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of the Purchaser’s certificate of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Purchaser debt or otherwise) or other understanding to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (assuming the accuracy of the Company’s representations and warranties and compliance by the Company with its respective covenants as set forth in this Agreement), including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Purchaser or its securities are subject, or by which any property or asset of the Purchaser is bound or affected.
4.3 The Purchaser’s Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is: an “accredited investor” as defined in Rule 501(a) under the 1933 Act. The Purchaser is not a broker-dealer, or required to be registered as a broker-dealer, under Section 15 of the 1934 Act.
4.4 Investor as Principal. The Purchaser is purchasing the Shares as principal, the acquisition cost of the Shares to the Purchaser is not less than CDN$150,000 paid in cash at Closing and the Purchaser was not created or used solely to purchase or hold the Shares in reliance on the exemptions from the prospectus and dealer registration requirements in Sections 2.10(1) and 3.10(1) of National Instrument 45-106 of the Canadian Securities Administrators.
4.5 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment, and the Purchaser has had available such information with respect to the Company as the Purchaser deems necessary or appropriate to make such evaluation and an informed investment decision with respect thereto. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
4.6 Investment Decision. Purchaser’s decision to purchase the Shares was based solely upon the representations and warranties set forth herein, and the Purchaser has not relied upon any other information or representations made by or on behalf of the Company.
4.7 General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
4.8 No Public Sale or Distribution; Investment Intent. The Purchaser is acquiring the Shares in the ordinary course of business for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and the Purchaser does not have a present intention nor a present arrangement to effect any distribution of the Shares to or through any Person or entity; provided, however, that by making the representations herein, the Purchaser is not agreeing to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act and other applicable securities laws.

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4.9 Other Applicable Securities Laws. The acquisition of the Shares by, and the issuance and delivery of the Shares to, the Purchaser does not and will not contravene any of the applicable laws in the jurisdiction in which the Purchaser resides and does not give rise to any obligation of the Company to prepare and file a registration statement, prospectus or similar document or to register any of the Shares, or to be registered with or to file any report or notice with or obtain any approval from any governmental or regulatory authority in such jurisdiction.
4.10 Beneficial Ownership of Company Securities. Taking into effect the transactions contemplated hereby, the Purchaser will, upon Closing, Beneficially Own less than 15% of the outstanding shares of common stock of the Company.
5. COVENANTS AND AGREEMENTS.
5.1 Transfer Restrictions.
(a) Until such time as the resale of the Shares may be registered under the 1933 Act or such time as the Shares may be transferred pursuant to the provisions of Rule 144 under the 1933 Act, to the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the Shares represented by any such certificate, other than to its Affiliates in compliance with applicable securities laws to the satisfaction of the Company, acting reasonably, without complying with the restrictions on transfer described in the following legend endorsed on such certificate:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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Any such legend may be removed if the Purchaser delivers to the Company or its transfer agent the certificate(s) evidencing the Shares together with an opinion of counsel reasonably satisfactory to the Company and its transfer agent to the effect that such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC) and state securities laws. Following such time, the Company will use commercially reasonable efforts to deliver or cause to be delivered to the Purchaser a certificate representing the Shares that is free from all restrictive and other legends.
(b) The certificates representing the Shares will bear, as of the Closing Date, a legend substantially in the following form and with the necessary information inserted:
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE                     , 2010. <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE>
5.2 Listing or Quotation of Shares. At such time as the Shares are eligible to be traded on the Trading Market, the Company shall, to the extent required under the rules and regulations of the applicable Trading Market, (i) in the time and manner required by the Trading Market, prepare and file with the Trading Market an additional shares listing application or other required notification covering all of the Shares issued or issuable under the Transaction Documents, (ii) take all steps necessary to cause such Shares to be approved or designated for listing or quotation on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation, and (iv) as long as the Company’s Common Stock is listed or quoted on the Trading Market, maintain the listing or quotation of such Shares on the Trading Market.
5.3 Reports and Filing. Upon execution of this Agreement, the Company shall fully cooperate with the Purchaser in preparing, drafting and filing the reports the Purchaser must file with the relevant government authorities, agencies, offices and other institutions in connection with the acquisition of foreign securities by the Purchaser. The Purchaser shall fully cooperate with the Company in preparing, drafting and filing any reports and documents pursuant to the relevant securities laws and regulations.
5.4 General Indemnity. The Company shall indemnify and hold harmless the Purchaser and its directors, officers, Affiliates, agents, successors and permitted assigns from an against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser shall indemnify and hold harmless the Company and its directors, officers, Affiliates, agents, successors and permitted assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

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5.5 Compliance with Laws. So long as the Purchaser Beneficially Owns any of the Shares, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent noncompliance (in one instance or in the aggregate) would not have a Material Adverse Effect.
6. MISCELLANEOUS.
6.1 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.2 prior to 5:30 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Oncogenex Pharmaceuticals, Inc.
1522 217th Place S.E.
Bothell, Washington
Attn: Chief Executive Officer
Fax No.: 604-736-3687

With a copy to:	Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104-7043
Attn: Christopher Doerksen
Fax No.: 206.260.9072

If to the Purchaser:	Teva Pharmaceutical Industries Limited
5 Basel Street
Petah Tiqva 49131, Israel
Attn: Chief Executive Officer
Fax No.: 972-3-926-7472

With a copy to:	Teva Pharmaceutical Industries Ltd.
5 Basel Street
Petah Tiqva 49131, Israel
Attention: General Counsel, Legal Department
Fax No.: 972-3-926-7429
; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

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6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
6.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
6.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each party able to be indemnified pursuant to Section 5.4 is an intended third party beneficiary.
6.7 Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located in the City of New York, County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. the company and the purchaser hereby waive all rights to a trial by jury.
6.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or e-mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original.

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6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
6.10 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.
6.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
6.12 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.
[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ONCOGENEX PHARMACEUTICALS, INC.
By:	/s/ Scott Cormack
	Name:	Scott Cormack
	Title:	President & CEO

By:	/s/ Stephen Anderson
	Name:	Stephen Anderson
	Title:	CFO

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
By:	/s/ Moshe Manor
	Name:	Moshe Manor
	Title:	Group VP — Global Branded Products

By:	/s/ Chen Schor
	Name:	Chen Schor
	Title:	VP, Business Development, Global Branded Products
[Signature page to Stock Purchase Agreement]

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SCHEDULE 5.1(e)
EXCEPTIONS TO 5.1(e)
5.1(e) — [***]

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SCHEDULE 5.1(f)(i)
THIRD PARTY CLAIMS — OGX
OGX is a party to the License Agreement dated November 15, 2001 (commencing Nov. 1, 2001) with the University of British Columbia pursuant to which OGX is granted an exclusive, world-wide, royalty-bearing license to certain intellectual property related to antisense inhibitors of Clusterin together with Amending Agreement dated August 30, 2006, August 7, 2008 and December 20, 2009.
OGX is a party to the Amended and Restated License Agreement effective July 2, 2008 with Isis Pharmaceuticals, Inc. regarding the unilateral development of OGX-011 pursuant to which OGX is granted a world-wide, royalty-bearing license to certain intellectual property related to antisense inhibitors of Clusterin together with Amendment No. 1 to Amended and Restated License Agreement dated December 19, 2009.

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SCHEDULE 5.1(f)(ii)
THIRD PARTY CLAIMS — TEVA
None

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SCHEDULE 5.2
OGX DISCLOSURE SCHEDULE
In connection with that certain Collaboration and License Agreement, dated as of December 20, 2009, by and between OncoGenex Technologies Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), and Teva Pharmaceutical Industries Ltd., a corporation organized under the laws of Israel (the “Agreement”), the Company hereby delivers this Disclosure Schedule relating to the Company’s representations and warranties given in the Agreement. This Disclosure Schedule and the information and disclosures contained herein are intended only to (i) provide certain information specified in the Agreement, or (ii) qualify and limit the representations, warranties and covenants of the Company contained in the Agreement, and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate and reasonably apparent on its face. Disclosure of any information or document herein is not a statement or admission that it is material or required to be disclosed herein. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement.
5.2(a)(ii) — Certain [***] have been [***] in [***].
5.2(b); 5.2(c)(ii); and 5.2(h)
[***] patent [***]. The patent [***].
5.2(k)
Capitalized terms used in this Schedule have the meanings ascribed to them in the agreements to which they relate.
Pursuant to the [***] and [***] dated [***] with [***] regarding [***] shall provide OGX an [***] with [***] to [***] interest in any Intellectual Property specific to [***] and use of Product.
Pursuant to the [***] effective [***] between OGX and [***] and [***] with respect to clinical study [***], any [***] that are [***] to, [***], or (where applicable) [***] or [***] of the [***] or [***] that arise from performance of [***]; or occur [***] and based or subject to claims of [***] are the sole property of [***]. Any [***] arising out of [***] solely by the [***] that are not covered by provisions above are the sole property of the [***]. OGX has the [***] to [***] an [***] to such [***] arising out of [***].

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Pursuant to the [***] and [***] effective [***] with [***], [***] that [***] and [***] to [***] or [***] shall be [***] to [***] an [***] accompanied by [***] of such [***] at [***].
5.2(m)
Capitalized terms used in this Schedule have the meanings ascribed to them in the agreements to which they relate.
Pursuant to the [***] effective [***] between [***], the [***], [***] and OGX, the [***] is the [***] for the [***] referenced in the agreement and all [***] in and to any [***] is the exclusive property of [***]. Under the License Agreement dated November 15, 2001 with UBC, OGX has an exclusive license to the technology pertaining to the Study Drug.
Pursuant to the [***] effective [***] between [***] at [***] in the style and cause of the [***] with respect to [***] study. OGX and its Affiliates have the [***]. [***] or [***] made by [***] which [***] to [***] are the property of [***] and [***] shall [***] the [***] for [***] and [***].
Pursuant to the [***] dated [***] between [***] at [***] in the style and cause of the [***] with respect to [***] study, OGX and its Affiliates have the [***]. [***] or [***] made by [***] which [***] to [***] are the property of [***] and [***] shall [***] the [***] for [***] and [***].

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SCHEDULE 7.3
OGX PUBLICATIONS
Planned Publications for [***] based on [***].
[***]

55

SCHEDULE 10.7
OGX EMPLOYEES
A senior employee with sufficient knowledge and experience to perform the [***] designated by the [***] for [***].
A senior employee with sufficient knowledge and experience to perform the [***] designated by the [***] for [***].

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EXHIBIT A: Summary of Clinical Development Plan
This Exhibit is aimed to present a summary of the near term Clinical Development Plan as agreed upon by the Parties. It is agreed by the Parties that following the Effective Date, pursuant to the terms of the Agreement, the Parties will initiate three Phase III Clinical Studies to be run in parallel:
1.
A Randomized, Placebo-Controlled, Double-Blind, Phase 3 Study Evaluating the Clinical Benefit of Adding Custirsen to Docetaxel Retreatment/Prednisone as an Option for Second-line Therapy in Men with Castrate Resistant Prostate Cancer. This study is expected to be initiated in [***]2010, initiated by OncoGenex. The study referenced above is Study OGX-011-10 dated [***] and approved by FDA under the Special Protocol Assessment process on April 21, 2009. The primary endpoint is based on durable pain palliation as compared to the control arm. The secondary endpoint is based on a longer time to pain progression as compared to the control arm. The study sample size is approximately 292 patients.

2.
A Randomized Phase 3 Study Comparing Standard First-Line Docetaxel/Prednisone to Docetaxel/Prednisone in Combination with Custirsen (OGX-011) in Men with Metastatic Castrate Resistant Prostate Cancer. This study is expected to be initiated in [***]2010, initiated by Teva. The study referenced above is Study OGX-011-11 dated [***] approved by FDA under the Special Protocol Assessment process on June 12, 2009. The primary endpoint is based on longer survival time distribution compared to the control arm. The secondary endpoint is based on higher proportion of patients having a milestone Day 140 status of alive without event compared to the control arm. The study sample size is approximately 800 patients.

3.
Proposed NSCLC Protocol: A Randomized Phase 3 Study Comparing Standard First-Line [***] to [***] in Combination with Custirsen (OGX-011) in Subjects with Advanced, Unresectable NSCLC. This study is expected to be initiated in [***]2011, initiated by Teva. The protocol for the study referenced above will be [***]. The primary endpoint will be based on longer survival time distribution compared to the control arm. The secondary endpoint is to be [***]. The study sample size will be at least approximately 700 patients.

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